Business Valuations
Fairness Opinions
Solvency Opinions
Expert Testimony

Fiduciary Advisory Services

Los Angeles Sacramento

June 12, 2008

File No: 18470

Mr. Brian Altounian
President and Chief Operating Officer
Platinum Studios, Inc.
11400 W. Olympic Blvd, 14th Floor
Los Angeles, CA 90064

RE:	Valuation of Intellectual Property Held and Controlled by Platinum Studios, Inc. (Ticker Symbol: PDOS.OB)

Dear Mr. Altounian:

As requested, SANLI PASTORE & HILL, INC. (“SP&H”) has determined the fair market value and fair value of a 100% equity interest in intellectual property consisting primarily of a library of comic book characters (the “Intellectual Property” or the “IP”) held and controlled by Platinum Studios, Inc. (“Platinum” or the “Company”). The Intellectual Property is being commercialized in six primary areas: 1) theatrical films and DVDs, 2) online content, 3) comic books, 4) video games, 5) licensing and merchandising, and 6) an online comic book challenge contest. The Company’s corporate headquarters are located at 11400 W. Olympic Boulevard, 14th Floor, Los Angeles, California.

PURPOSE OF ASSIGNMENT

The purpose of SP&H’s assignment is to determine the fair market value and fair value, as further described in the Standard of Value section of this cover letter, of a 100% equity interest in the Intellectual Property held and controlled by Platinum Studios, Inc.

Sanli Pastore & Hill, Inc.
1990 South Bundy Drive, Suite 800
Los Angeles, California 90025
Telephone: 310/571-3400
Fax: 310/571-3420
www.sphvalue.com

Mr. Brian Altounian
Valuation of IP for Platinum Studios, Inc.
June 12, 2008	Los Angeles Sacramento
Page 2 of 6

FUNCTION OF ASSIGNMENT

The function of this valuation is to provide information that may be used by management to raise additional capital for the Company.

DATE OF VALUE

The date of value utilized herein is March 31, 2008. Unless otherwise indicated, our discussion is as of the date of value.

SCOPE OF WORK

SP&H’s valuation is referred to by the American Society of Appraisers (“ASA”) as an Appraisal. The definition of Appraisal is provided by ASA Business Valuation Standard I. This standard defines the objectives and qualities of an Appraisal as follows:

a.
The objective of an appraisal is to express an unambiguous opinion as to the value of the business, business ownership interest, or security, which is supported by all procedures that the appraiser deems to be relevant to the valuation.

b.	An appraisal has the following qualities:

(1)	It is expressed as a single dollar amount or a range.
(2)	It considers all relevant information as of the appraisal date available to the appraiser at the time of performance of the valuation.
(3)	The appraiser conducts appropriate procedures to collect and analyze all information expected to be relevant to the valuation.
(4)	The valuation is based upon consideration of all conceptual approaches deemed to be relevant by the appraiser.

STANDARD OF VALUE

In performing our valuation, we will use the ASA definition of fair market value:1

1“ASA Business Valuation Standards© and Portions of Uniform Standards of Professional Appraisal Practice (USPAP)” Copyright, 2002, American Society of Appraisers. p. 23.

Mr. Brian Altounian
Valuation of IP for Platinum Studios, Inc.
June 12, 2008	Los Angeles Sacramento
Page 3 of 6

Fair Market Value: The price, expressed in terms of cash equivalents, at which property would change hands between a hypothetical willing and able buyer and a hypothetical willing and able seller, acting at arm’s length in an open and unrestricted market, when neither is under compulsion to buy or sell and when both have reasonable knowledge of the relevant facts.

We also considered Statement of Financial Accounting Standards (“SFAS”) No. 157, in which fair value is defined as follows:

Fair Value: The exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. The transaction to sell the asset or transfer the liability is a hypothetical transaction at the measurement date, considered from the perspective of a market participant that holds the asset or owes the liability. Therefore, the definition focuses on the price that would be received to sell the asset or paid to transfer the liability (an exit price), not the price that would be paid to acquire the asset or received to assume the liability (an entry price).

In addition, SFAS 157 identifies a fair value hierarchy to rank the reliability of inputs used in a valuation approach, which is as follows:

Level 1: Use quoted prices for identical securities in an active market;

When those prices are not available,
Level 2: Use observable inputs that a market participant would use;

When those observations are not available,
Level 3: Use unobservable inputs.

SP&H considered the fair value hierarchy, and our conclusion is fair market value, as well as fair value.

PREMISE OF VALUE

It is essential to determine under which premise of value a business enterprise’s valuation will be determined. The premises of value to be considered are:

Mr. Brian Altounian
Valuation of IP for Platinum Studios, Inc.
June 12, 2008	Los Angeles Sacramento
Page 4 of 6

1.
Valuation under going-concern conditions: the business enterprise is valued in continued use, as a mass assemblage of income producing assets and well-managed, efficient employees, as a going-concern business enterprise.

In addition, the ASA defines Going-Concern Value as:

1. The value of an enterprise, or an interest therein, as a going concern. 2. Intangible elements of value in a business enterprise resulting from factors such as: having a trained work force; an operational plant; and the necessary licenses, systems and procedures in place.

2.	Valuation as an assemblage of assets: the value in place as a mass assemblage of assets, but not in current use in the production of income, and not as a going-concern business enterprise.

3.	Valuation as an orderly disposition: the value in exchange, on a piecemeal basis (not part of a mass assemblage of assets), as part of an orderly liquidation.

4.
Valuation as a forced liquidation: the value in exchange, on a piecemeal basis (not part of a mass assemblage of assets), as part of a forced liquidation; this premise contemplates that the assets of the business enterprise will be sold individually and that they will experience less than normal exposure to the market. A Chapter 7, Bankruptcy Act liquidation is one example.

Based upon our research and analysis, the Intellectual Property was valued under the going concern premise number 1 above, subject to the Limited Conditions on page 5 of this letter.

CONCLUSION OF VALUES

Based upon the results of our analysis and procedures, the fair market value and fair value of the Intellectual Property under a going-concern premise is as follows (see Schedule 31, page 92):

Mr. Brian Altounian
Valuation of IP for Platinum Studios, Inc.
June 12, 2008	Los Angeles Sacramento
Page 5 of 6

Fair Market Value and Fair Value of Intellectual Property

Film Entertainment

Licensed Films	$8,750,000

Joint Venture Films	18,457,000

Film Fund Films	23,565,000

Direct to DVD Films	9,314,000

Film Entertainment Total	$60,041,000

Digital Publishing	$28,816,000

Video Network	$42,391,000

Print Publishing	$812,000

Licensed Video Games	$29,852,000

Licensing and Merchandising	$7,991,000

Comic Book Challenge	$500,000

Total Market Value of Invested Capital	$170,403,000

Less:
Net Working Capital	$(1,598,000)
Property and Equipment	$(257,000)
Existing Debt	$(4,662,000)
Projected Debt Funding	$(13,848,000)

Total Fair Market Value and Fair Value of 100% Equity Interest in Intellectual Property	$150,038,000

LIMITING CONDITIONS

In rendering our opinion, SP&H has relied upon and assumed the accuracy and completeness of all financial and other information that was available to us from both public and private sources, including all the financial information and other information provided to us by Platinum. We have further relied upon assurances from management of Platinum that they are unaware of any facts that would make the information provided to SP&H incomplete or misleading. SP&H conducted interviews with the management regarding assumptions contained in our projections and the factors that may affect the accuracy of these projections, and also conducted thorough independent industry, economic and competitive research and analysis. It should be noted, however, that there exists the possibility that Platinum’s performance will differ from what is projected in the report. We make no representations about the ability of Platinum to achieve these projections. Actual results may differ, and these differences could be material. We disclaim any liability resulting from information provided by management.

Mr. Brian Altounian
Valuation of IP for Platinum Studios, Inc.
June 12, 2008	Los Angeles Sacramento
Page 6 of 6

Among several risk factors identified in the Company’s 10-K as of December 31, 2007, are the Company’s ability to obtain additional financing to execute its business plan as well as the Company’s ability to continue as a going concern. Our valuation takes into account these risks.

Our valuation opinions are necessarily based on economic, market, financial, and other conditions, as they exist, and the information made available to us. We reserve the right to amend our opinions if additional information is made available. Please note that we have not been engaged to nor are we rendering any fairness or solvency opinions in connection with this engagement.

Our compensation for this appraisal is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or use of, this report.

The report that follows sets forth the information used in arriving at our conclusion.

The valuation analyses performed herein were done in conformity with the Appraisal Foundation’s Uniform Standards of Professional Appraisal Practice. This appraisal is subject to the enclosed “Appraisers’ Certification and Contingent and Limiting Conditions.” Also enclosed is information about SP&H, including the professional qualifications of the firm’s management and SP&H's products and services.

Respectfully submitted,

SANLI PASTORE & HILL, INC.
a California Corporation
NS/TP/mi/nl
Enclosures

EXECUTIVE SUMMARY

Platinum owns 5,622 comic book characters in various genres. The Company’s focus is adapting its library to all media platforms. Some of Platinum’s titles include: Cowboys & Aliens, Unique, Atlantis Rising, Dead of Night, Blood Nation, Ghosting, and Kiss 4 K. With characters that have appeared in comics in 25 languages and in more than 50 countries, the Company’s library is continually expanding.

In 2007 and through the first quarter of 2008, Platinum:
•	Sold Unique to Disney Studios, with the anticipation that it will go into production in 2009;
•
Entered into a 2-year option agreement with DreamWorks, Universal Studios, Paramount Pictures, and Imagine Entertainment to acquire the film production rights to Cowboys & Aliens, with the goal to produce a feature film;

•	Completed a co-production deal for Dead of Night with Hyde Park Entertainment; and
•	Completed a co-production deal for Witchblade with Arclight Films and Top Cow Entertainment.

Currently Platinum is in negotiation with several film studios to co-produce the following titles:
•	Atlantis Rising
•	Hunter
•	Mal Chance

The depth, breadth, and versatility of Platinum’s library provide a rich field for the growth of lucrative entertainment franchises. Among the 84 comic book adaptation movies since 1978 to present, 22.8% of the movies produced at least 1 sequel. With the potential to create film franchises and spin-offs, this enables the Company to produce more film projects derived from the same characters.

On February 1, 2008, Platinum became a publicly traded company (ticker symbol: PDOS.OB) on the OTCBB. For the quarter ended March 31, 2008, the stock prices per common share reached a high of $0.23 and a low of $0.09. The number of outstanding shares, as of March 31, 2008, was 216,921,227, which indicated a market capitalization of $34.7 million. Platinum successfully raised approximately $5.0 million from its initial round of private financing (“PPM”) and plans to raise additional $2.2 million in the second round. The proceeds of the offering are expected to be used for working capital.

Platinum’s principals have spent approximately $10 million building the 5,622 character library. Platinum is actively recruiting executives, artists, and other talent.

Based upon the results of our analysis and procedures, the fair market value and fair value of equity interest in Platinum’s Intellectual Property is $150,038,000.

TABLE OF CONTENTS

TABLE OF CONTENTS	I

COMPANY PROFILE	1

DATE OF VALUE	1
BUSINESS OVERVIEW	1
PRODUCTS AND SERVICES	2
Definition of Industry	2
Products	2
LOCATIONS AND FACILITIES	3
BUSINESS STRATEGY	3
Character Development	3
Sales and Distribution	4
CUSTOMERS AND CONSUMERS	6
PROPERTY AND EQUIPMENT	6
Fixture and Equipment	6
Licensing Rights	6
COMPANY ORGANIZATION AND STRUCTURE	8
Ownership	8
Executive Management	9
Management	10
Employees	10

FINANCIAL ANALYSIS	11

Income Statements (Schedule 1)	11
Balance Sheets (Schedule 2)	12
SUMMARY	14
Schedule 1: Income Statements	15
Schedule 2: Balance Sheets	16

INDUSTRY ANALYSIS	17

INTRODUCTION	17
U.S. FILM ENTERTAINMENT MARKET	17
Industry Growth	17
Number of Films Released	18
Comic Book Adaptation Movies	18
Industry Concentration	19
U.S. AND INTERNATIONAL LICENSING MARKET	20
Industry Growth	20
Character Licensing Growth	21
U.S. DIGITAL PUBLISHING INDUSTRY	21
U.S. COMIC BOOK PUBLISHING INDUSTRY	23
Industry Growth	23
Comic Book Market Shares	23
U.S. VIDEO GAME INDUSTRY	24
Industry Growth	24
SUMMARY	24

COMPETITION ANALYSIS	26

ECONOMIC ANALYSIS	28

INTRODUCTION	28
THE U.S. ECONOMY	28

Growth	28
Unemployment	29
Consumer Confidence	29
Personal Income	30
Disposable Income	31
FORECASTS FOR THE U.S. ECONOMY	32
The Anderson Forecast	32
The Livingston Survey	32
The Congressional Budget Office Survey	32
THE EUROPEAN ECONOMY	33
European Growth	33
European Unemployment	33
FORECASTS FOR THE EUROPEAN ECONOMY	34
The Euro-area GDP Growth Projection	34
European Economic Forecasts	34
SUMMARY	35

VALUATION ANALYSIS	36

INTRODUCTION	36
DEFINITION OF FAIR MARKET VALUE	36
DATE OF VALUE	37
RISK/REWARD PROFILE	37
METHODOLOGICAL APPROACHES	40
Schedule 3: Projected Cash Flows for Licensed Film Division	43
Schedule 4: Method 1: Discount Cash Flow for Licensed Film Division	45
Schedule 5: Method 2: Market Multiplier Method for Licensed Film Division	51
Schedule 6: Fair Market Value of Intellectual Property in the Licensed Film Division	53
Schedule 7: Projected Cash Flows for Joint Venture Film Division	54
Schedule 8: Method 1: Discount Cash Flow for Joint Venture Film Division	56
Schedule 9: Method 2: Market Multiplier Method for Joint Venture Film Division	57
Schedule 10: Fair Market Value of Intellectual Property in the Joint Venture Film Division	59
Schedule 11: Projected Cash Flows for Film Fund Division	60
Schedule 12: Method 1: Discount Cash Flow for Film Fund Division	62
Schedule 13: Method 2: Market Multiplier Method for Film Fund Division	63
Schedule 14: Fair Market Value of Intellectual Property in the Joint Venture Film Division	65
Schedule 15: Projected Cash Flows for Direct to DVD Division	66
Schedule 16: Method 1: Discount Cash Flow for Direct to DVD Division	68
Schedule 17: Method 2: Market Multiplier Method for Direct to DVD Division	69
Schedule 18: Fair Market Value of Intellectual Property in the Direct to DVD Division	71
Schedule 19: Projected Cash Flow for Digital Publishing Division	72
Schedule 20: Method 1: Discount Cash Flow for Digital Publishing Division	74
Schedule 21: Method 2: Market Multiplier Method for Digital Publishing Division	76
Schedule 22: Fair Market Value of Intellectual Property in the Digital Publishing Division	78
Schedule 23: Projected Cash Flow for Video Network Division	79
Schedule 24: Method 1: Discount Cash Flow for Video Network Division	81
Schedule 25: Method 2: Market Multiplier Method for Video Network Division	82
Schedule 26: Fair Market Value of Intellectual Property in the Video Network Division	84
Schedule 27: Revenue Multiplier Method for Print Publishing Division	85
Schedule 28: Projected Cash Flow for Licensed Video Games Division	87
Schedule 29: Discounted Cash Flow Method for Licensed Video Games Division	89
Schedule 30: Discounted Cash Flow Method for Licensing and Merchandising Division	91
Schedule 31: Conclusion of Fair Market Value of the Intellectual Property	92
Exhibit 1: Licensed Film Division Assumptions	97
Exhibit 2: Time of Cash Flows from Ultimates – Licensed Film, Film Fund, Joint Venture	98
Exhibit 3: Time of Cash Flows from High Budget Action Film	99
Exhibit 4: Time of Cash Flows from High Budget Comedy Film	100

ii

iii

COMPANY PROFILE

DATE OF VALUE

Many events both within and outside a business’ control can cause significant changes in its value. These changes may occur in, but are not limited to, company management and financial performance, competitive pressures, industry and economic conditions, and investor perceptions. Therefore, the first step in a business appraisal is to determine the precise date of value. The date of value utilized herein is March 31, 2008.

BUSINESS OVERVIEW 1

Platinum Studios, LLC was founded and operated as a California limited liability company on November 20, 1996. On September 15, 2006, Platinum Studios, LLC filed with the State of California to convert Platinum Studios, LLC into Platinum Studios, Inc., (“Platinum” or the “Company”) a California C corporation. As of February 1, 2008, Platinum became a publicly traded company (ticker symbol: PDOS.OB) on the Over The Counter Bulletin Board (“OTCBB”).

Platinum controls a library consisting of 5,622 characters and is engaged principally as a comics-based entertainment company adapting characters and storylines for production in film, television, publishing and all other media. With characters that have appeared in comics in 25 languages and in more than 50 countries, the Company’s library is continually expanding.

Platinum is working to become the leading independent comic book commercialization producer for the entertainment industry across all media platforms including film, television, direct-to-DVD, digital media, publishing, and video games, creating merchandising vehicles though all retail product lines. This would allow the Company to maximize the potential and value of its content creator relationships and acquisitions, story development and character/franchise brand-building capabilities without investing significant capital.

The depth, breadth, and versatility of Platinum’s library provide a rich field for the growth of lucrative entertainment franchises. Among the 84 comic book adaptation movies since 1978 to present, 22.8% of the movies produced at least 1 sequel. With the potential to create film franchises and spin-offs, this enables the Company to produce more film projects derived from the same characters.

1 Obtained from Platinum’s Form 10-K filed on March 31, 2008, and the Company’s website.

PRODUCTS AND SERVICES

Definition of Industry

Platinum is engaged principally as a comics-based entertainment company adapting characters and storylines for production in film, television, publishing and all other media. The Company derives revenues from a number of sources in each of the following areas: Print Publishing, Digital Publishing, Film entertainment, and Merchandise/Licensing. After researching the Company’s products, SP&H determined that there are three Standard Industrial Classification (“SIC”) Codes which the Company could be classified under. These SIC Codes include the following2:

1.	SIC Code 2721 – Periodicals, which primarily engages in publishing periodicals, or in publishing and printing periodicals;

2.
SIC Code 7812 – Motion Picture and Video Tape Production, which primarily engages in the production of theatrical and nontheatrical motion pictures and video tapes for exhibition or sale, including educational, industrial, and religious films; and

3.	SIC Code 7379 – Computer Related Services, Not elsewhere classified, which primarily engages in supplying computer related services, not elsewhere classified.

Platinum’s current and future prospects are largely dependent on the conditions of the industries listed above. These industries are impacted by macroeconomic conditions such as GDP growth, personal and disposable income, unemployment and consumer confidence. As such, SP&H has performed an analysis of the economies in which Platinum markets and intends to market its products (see Economic Analysis section on page 28). Furthermore, we have performed an analysis of the industries listed above (see Industry Analysis section on page 17).

Products3

Platinum is a comic-based entertainment company, focused on adapting it character library to film, television, publishing (both print and digital), video games, merchandising, licensing and other media. Its library consists of 5,622 characters in various genres, including science fiction, fantasy, horror, mystery, romance, comedy, crime, action, and family.

After launching its first graphic novel in December 2006, Platinum has published over 40 comic books and graphic novels for distribution throughout the U.S.4

Platinum also owns and operates www.DrunkDuck.com, a user-generated website and one of the industry’s leading web-comic communities.5

2 U.S. Department of Labor, Standard Industrial Classification (SIC) System Search.
3 See Business Strategy section, page 3, for a detailed description for the Company’s plan to commercialize its products. In addition, please refer to the License Rights section, page 6, for a more detailed description of the genres and a sample of well- known character names.
4 Platinum’s Form 10-K as of December 31, 2007.
5 Company’s website.

In December 2007, Platinum partnered with Comflix Studios, Inc. to create www.splastk.com (“Splastk”), the first web-syndicated on-demand video network featuring free comic book inspired animated content.

Since 2006, Platinum annually organizes The Comic Book Challenge, an online talent search contest for new and aspiring comic book creators. In 2007, entrants represented nearly two dozen countries, triple the number of countries in 2006.6

LOCATIONS AND FACILITIES

Platinum’s headquarters are located at 11400 W. Olympic Boulevard, 14th Floor, Los Angeles, California, which consist of approximately 12,400 square feet. The Company entered into a five year lease term in 2006, expiring on August 31, 2011. The lease payments are as follows:

Time Period	Annual Lease Payment
September 1, 2006 – December 31,2006	$127,429
January 1, 2007 – December 31, 2007	$387,383
January 1, 2008 – December 31, 2008	$402,878
January 1, 2009 – December 31, 2009	$418,993
January 1, 2010 – December 31, 2010	$435,753
January 1, 2011 – August 31, 2011	$298,147

Source: Platinum’s Form 10-K filed on March 31, 2008

BUSINESS STRATEGY7

Character Development

Platinum is focused on adding titles and expanding its library with the primary goal of creating new franchise properties and characters. In addition to in-house development and further acquisitions, Platinum is developing content with professionals outside the realm of comic books. The Company has teamed up with screenwriters, producers, directors, movie stars, and novelists to develop entertainment content and potential new franchise properties. Every project is designed for eventual adaptation to all media platforms, including film and television, digital publishing, print publishing, video games and merchandising licensing.

6Per Mr. Scott Rosenberg, Chairman and CEO of Platinum Studios, Inc., as quoted in “Platinum Studios Presents The Comic Book Challenge 2008”, Business Wire, March 13, 2008.
7Obtained from Platinum’s Form10-K filed on March 31, 2008.

Sales and Distribution

Film Entertainment

Platinum is pursuing a multi-pronged approach to create feature films: 1) licensing characters and stories to third-party producers and/or affiliated major studios for production; 2) securing outside financing to produce the Company’s own slates of films; 3) entering into joint ventures with other studios; and 4) producing direct to DVD films.

Platinum has film and television development deals with several major film producers, and in 2007 the Company successfully sold one property, Unique, to Disney Studios, with the anticipation that it will go into production in 2009. Additionally, effective as of June 2007, Platinum entered into a 2-year option agreement with DreamWorks, in association with Universal Pictures, Paramount Pictures, and Imagine Entertainment, to acquire the film production rights to its property Cowboys & Aliens, the #1-ordered graphic novel in the U.S. in 2006,8 with the goal to produce a feature film. This film’s production is anticipated to begin pre-production sometime within the next 24 months.9

Platinum also intends to develop television programming using the following approaches: 1) continue the Company’s strategy of licensing characters and stories to third-party producers for sale to broadcast and cable television networks; and 2) secure third-party financing to produce the Company’s own specials and series.

Digital Publishing

Platinum owns the following sites which it uses to distribute digital content:

•	www.platinumstudios.com– homepage
•	www.platinumstudioscomics.com– features news on Platinum’s comic books and serves as a distribution channel for comic books
•	www.pt78mobile.com – a mobile storefront for distribution of digital content
•	www.drunkduck.com– a web-comics site to host the digital distribution of the Company’s printed comics and a resource for independent comic book creators to post new material
•	www.kisscomicgroup.com– homepage of the Kiss comic books
•	www.comicbookchallenge.com– homepage of Platinum’s annual comic book creator talent search

8 Entertainment Weekly, January, 2007.
9 Platinum’s Form 10-K as of December 31, 2007.

Video Network

In December 2007, Platinum partnered with Comflix Studios, Inc. to create Splastk, the first web-syndicated on-demand video network featuring free comic book inspired animated content. As of the end of 2007, Splastk’s web traffic was at 6 million uniques and over 100 million page views per month.10

Print Publishing

Platinum has established four channels to sell products:

1)
Direct to comic book store: For its first year of publishing, Platinum established a distribution agreement with Top Cow Productions to list the Company’s titles in Diamond Comic Distributors’ wholesale catalog for retail comic book stores. While this was the primary distribution chain for the Company’s comic books, however, Platinum recently established a direct contractual relationship with Diamond Comic Distributor for the listing of the Company’s properties, giving the Company more flexibility regarding the types and number of products that the Company could offer to this direct market;

2)	Online: Platinum also distributes products to consumers and retailers via the Company’s Web store and comic book site www.PlatinumStudiosComics.com;

3)
Traditional book retail stores: Platinum also distributes products through established distribution companies, such as the Company’s arrangement with Ingram, the leading wholesale distributor of book products. Ingram has agreed to distribute Platinum’s KISS 4K books to book stores and libraries, such as Borders, Barnes & Noble, Hastings and newsstands; and

4)
International distributors: Platinum has established relationships with international publishing entities to distribute translated versions of the Company’s completed series of comic books to over 100 countries throughout the world.

Licensing and Merchandising

Platinum intends to pursue opportunities via the following channels:

1)	General merchandising agreements with third parties in each major territory where films, television and new media will be released;

2)	Collectible merchandising: cultivating the worldwide collector market by allowing licensees in other countries to license abroad;

3)	Licensing the characters to customized advertising campaigns and/or media purchase campaigns;

4)	Licensing the characters to video game producers and distributors;

10 Per Mr. Scott Schneider, CEO of Comflix Studios, Inc., as quoted in “Splastk - First Web Syndicated Comic Book Fueled Video Network”, PR Newswire, December 17, 2007.

5)
Leveraging individual partners and licensees’ efforts together globally and locally to create critical mass, including promotions, contests, and third-party advertising on radio, television and new media; and

6)	Leveraging its relationships with hundreds of comic book publishers and distributors worldwide for the distribution of the characters in print form.

CUSTOMERS AND CONSUMERS

Platinum has been dependent upon a small number of licensing transactions with major studios and television/cable networks. The comic book characters generally appeals to young adult males ages 18 to 35. However, consumers for Platinum’s planned film and online products are expected to be multiple target audiences, primarily in the U.S. and Europe.

PROPERTY AND EQUIPMENT

Fixture and Equipment

The following table indicates the net book value after accumulated depreciation of the Company’s fixtures and equipment as of December 31, 2007.

Property Plant & Equipment	Value

Office Equipment	$10,804
Furniture and Fixtures	118,140
Computer Equipment	151,220
Software	91,292
Leasehold Improvements	20,557
Less: Accumulated Depreciation	(134,883)

Net Book Value	$257,130

Source: Platinum’s Form 10-K filed on March 31, 2008

There is no independent appraisal of fixtures and equipment available to SP&H.

Licensing Rights

Platinum’s library consists of 5,622 characters in various genres, including science fiction, fantasy, horror, mystery, romance, comedy, crime, action, and family. In addition to a broad spectrum of more than 1,000 characters developed in-house, Platinum also acquired the rights to the characters and storylines of Italian-based SBE Publishing’s Horror/Sci-Fi Universe, and French-based Hexagon Comics, as well as U.S.-based Top Cow and Barry Ween. Platinum’s library comprises of the following characters:

Universe of Characters	Origins	# of Characters

SBE Horror / Sci-Fi	Europe	1,048
Awesome Comics/RIP Media	North America	404
Top Cow Comics	North America	573
Hexagon Comics	Europe	702
Platinum Studios Macroverse	Worldwide	1,200+
Platinum Studios Acquisitions	Worldwide	1,680+

Total		5,622

Source: Provided by management.

The following describes the Company’s library of characters in more detail:11

SBE Horror/Sci-Fi

•	Characters: 1,048 Dylan Dog acquired from SBE: 319 characters Legs Weaver acquired from SBE: 271 characters Nathan Never acquired from SBE: 456 characters

On the SBE properties, the Company has acquired all right, title and interest in and to all 3 properties (Dylan Dog, Legs Weaver, and Nathan Never), excluding only comic book print publication rights. Platinum originally had 10 years in which to produce a motion picture or television program based on these properties to preclude a reversion of rights. In connection therewith, on February 29, 2008, Platinum received a notice of reversion; however, the Company has 12 months from the date of such notice to commence principal photography on a picture, whereupon reversion rights would be terminated.  The Company has a reasonable belief that it will commence principal photography on a picture by February 28, 2009 thereby terminating any reversion rights.

Awesome Comics/RIP Media

•	Characters: 404

Platinum has all rights worldwide, not including print comic publishing rights. Platinum has the exclusive right to enter into agreements related to the licensing of motion picture rights and allied/ancillary rights until the date upon which Platinum Studios’ CEO, Mr. Scott Mitchell Rosenberg, is no longer at least one of the following: (a) an executive officer of the Company; (b) a member of the Board of Directors of the Company, or (c) holds at least 30% of the outstanding capital stock of the Company.

11 Per Platinum’s Form 10-K filed on March 31, 2008.

Top Cow

•	Characters: 573

Platinum has all rights for film and television worldwide. Publishing is excluded and certain non-film ancillary rights subject to preexisting deals (certain properties only) are also excluded. Platinum has the exclusive right to enter into agreements related to the licensing of motion picture rights and allied/ancillary rights through January 30, 2010. The rights can be extended through January 30, 2011 with an additional payment of $350,000 on or before June 30, 2010.

Hexagon Library from Mosaic Multimedia

•	Characters: 702

Platinum has all rights worldwide, not including print comic publishing rights, contingent on verification of chain-of-title and European legal documentation. Platinum has the exclusive right to enter into agreements related to the licensing of motion picture rights and allied/ancillary rights through January 1, 2014. The rights can be extended through January 1, 2016 with an additional payment of $196,000 on or before June 1, 2011. Platinum can also have the rights in perpetuity with a payment of $600,000 by January 1, 2016. The agreement requires the formation of an LLC co-owned by Mosaic Multimedia and Platinum Studios with Platinum acting as manager.

Platinum Studios Macroverse

•	Characters: 1,200+

Platinum has all rights worldwide, in all media.

Platinum Studios Acquisitions

•	Characters: 1,680+

Platinum has all rights worldwide, in all media.

COMPANY ORGANIZATION AND STRUCTURE

The following sections discuss Platinum’s organization, including its ownership, management, and employees.

Ownership

On January 10, 2008, the Securities and Exchange Commission declared effective the Form SB-2 registration statement originally filed by Platinum on September 4, 2007. Under the Form SB-2, Platinum provided a prospectus to offer the resale by the selling stockholders of up to 66,255,825 shares. On January 18, 2008, Platinum commenced a private placement for the sale of up to 15,000,000 shares of the Company’s common stock at a purchase price of $0.15 per share, for an aggregate purchase price of up to $2,250,000. As of February 1, 2008, Platinum became a publicly traded company (ticker symbol: PDOS.OB) on the Over The Counter Bulletin Board (“OTCBB”). For the quarter ended March 31, 2008, the stock prices per common share reached a high of $0.23 and a low of $0.09. The number of outstanding shares, as of March 31, 2008, was 216,921,227, which indicated a market capitalization of $34.7 million. Platinum successfully raised approximately $5.0 million from the initial private placement offering (“PPM”) and plans to raise additional $2.2 million in a second private placement round.

The following table displays the Company’s shareholders and the number of shares held on a fully diluted basis as of January 9, 2008:

Name	Ownership Percentage	No. Shares

Common stock resale offering	24.4%	Up to 49,047,250
Charlotte Rosenberg	8.6%	17,208,575
Total Common Stock offered	32.92%	Up to 66,255,825

Scott Rosenberg	63.7%	128,250,000
Brian Altounian	9.2%	19,940,000
Helene Presky	3.7%	8,000,000
Total Executive Shareholders	76.6%	135,000,000

Total	100%	Up to 201,255,825

Source: Platinum’s Form 10-K filed on March 31, 2008

Executive Management

As of January 9, 2008, the executive management, where indicated, was comprised of the following individuals:

1.	Scott Mitchell Rosenberg – Chairman & Chief Executive Officer

Mr. Rosenberg founded Platinum Studios, LLC in 1996 and has served as the Chairman of Platinum Studios. As founder and head of Malibu Comics, Mr. Rosenberg produced the Men In Black comic book, which he took to Sony to become a billion-dollar film franchise. Malibu was bought by Marvel Comics in 1994. Mr. Rosenberg’s salary was $34,615 in 2006 and $300,000 in 2007.

2.	Brian Kenneth Altounian – President, Chief Operating Officer and Director

Mr. Altounian has been Chief Operating Officer since June 2005, and was appointed to serve as President in September 2006. Mr. Altounian's background included business development, finance, operations and administration for a variety of start-ups, Fortune 100 companies, and public and private organizations. Mr. Altounian had worked extensively in the entertainment and high-tech industries. Mr. Altounian’s salary was $63,961 in 2005, $299,039 in 2006 and $300,000 in 2007.

3.	Jill Zimmerman – Director

Ms. Zimmerman served as a director since September 16, 2006. Ms. Zimmerman was Vice President at the Alford Group, a consulting firm based in Evanston, Illinois. Ms. Zimmerman previously served as a Crisis Program Supervisor and Director of Development at Alternatives, Inc. a non-profit corporation from November 1994 through May 2005.

4.	Helene Pretsky – Corporate Secretary and General Counsel

Ms. Pretsky has served as the Company’s general counsel since January 2006 and its corporate secretary and Executive Vice President since October 1 2006. Ms. Pretsky, a securities/corporate attorney with expertise in intellectual property, had focused her twenty-year legal career on representing start-up, early-stage revenue companies in the high-tech, emerging technologies and entertainment industries. Ms. Pretsky’s salary was $161,187 in 2006, and $200,000 in 2007.

Management

In addition to executive management above, the following table lists the names and titles of Platinum’s key managers:

Name	Title	Joined Platinum in

Norman Lambert	Executive Vice President, Business Development	2006

Sean O’Reilly	Head of Publishing and Animation	2007

Richard Marincic	Director of Film/Television Department	2004

Dan Forcey	Vice President, Content Development	2007

Zachary Pennington	Vice President, Creative Design	2006

Source: Platinum’s Form SB-2 filed on January 10, 2008.

Employees

As of March 22, 2008, Platinum had 23 full-time and 3 part-time employees.

FINANCIAL ANALYSIS

SP&H analyzed Platinum’s audited financial statements for the fiscal years ending December 31, 2002 through 2007 (See Schedules 1 and 2).

Income Statements (Schedule 1)

Total Revenues

The following chart displays Platinum’s Total Revenues from 2002 through 2007:

Source: Audited financial statements for 2002 through 2006,
10-K as of December 31, 2007.

Total Revenues increased from $334,800 in 2002 to $1,956,054 in 2007 at an annual compound rate (“ACR”) of 42.3%. As of the date of value, Platinum had been dependent upon a small number of licensing transactions with major studios and television/cable networks. Total Revenues in 2007 was $1,956,054 compared to $180,500 in 2006. The increased Total Revenues was primarily attributable to an increase in option fee revenue of $860,500 and first look revenue of $450,000.

Cost of Revenues

Platinum did not incur any Cost of Revenues from 2002 though 2006. In 2007, Cost of Revenues increased to $278,442, representing 14.2% of Total Revenues.

Total Operating Expenses

The following graph represents Platinum’s Total Operating Expenses from 2002 through 2007:

Source: Audited financial statements for 2002 through 2006,
10-K as of December 31, 2007.

Total Operating Expenses increased from $541,209 in 2002 to $6,302,399 in 2007 as the Company expanded its operations. The majority of Operating Expenses was due to Salaries, as the Company actively recruited executives and other talents to help exploit the Company’s library of comic book characters.

Operating Income (Loss)

Platinum had Operating Losses from 2002 through 2007, as low as -$21,730 in 2004 and as high as -$4,624,787 in 2007. This was due to the establishment and expansion of the business.

Net Income (Loss)

Platinum had Net Losses from 2002 through 2007, as low as -$354,472 in 2004 and as high as -$5,192,815 in 2007. This was due to the establishment and expansion of the business.

Balance Sheets (Schedule 2)

Assets

Total Current Assets increased significantly from $15,137 in 2002 to $28,027 in 2003, declined to $8,141 in 2004, and then rose to $449,138 in 2006 but decreased to $237,792 in 2007. The large decrease occurring between 2006 and 2007 was due to an approximately $326,990 decrease in Cash.

Property Plant & Equipment accounted for $36,632 in 2002, declined to $10,408 in 2004, and then rose to $268,981 in 2006 but decreased to $257,130 in 2007.

Character Development Costs increased from $148,573 in 2002 to $563,921 in 2004 as the Company expanded its library of characters.

Total Assets grew from $201,827 in 2002 to $583,455 in 2004, decreased to $514,720 in 2005, and then rose to $1,141,088 in 2006 but decreased to $802,301 in 2007 as a result of the factors discussed above.

Liabilities

Total Current Liabilities decreased from $1,137,271 in 2002 to $128,564 in 2004 and grew to $3,798,650 in 2007. During the period under review, Current Liabilities consisted mainly of Accounts Payable, Accrued Expenses and Short-term Notes Payable. Total Non-Current Liabilities increased from $5,065,305 in 2002 to $9,664,312 in 2005 and decreased to $2,698,338 in 2007 as the Company repaid the uncollateralized loans received from Rosenberg IP in 2004. As a result of the factors described above, Total Liabilities varied between $5,672,224 and $9,664,312 during the period under review.

Shareholders’ Equity

Total Shareholders’ Equity was composed of Common Stock, Additional Paid-in Capital, and Retained Deficit. As Platinum was a start-up company and generated Net Losses from 2002 through 2007, Total Shareholders’ Equity was negative during the period under review.

The Company’s December 31, 2007 Form 10-K states that Platinum plans to seek additional financing in order to execute its business plan, but there is no assurance the Company will be able to obtain such financing on terms favorable to the Company or at all. These items raise substantial doubt about the Company’s ability to continue as a going concern, which is mentioned in the independent auditors’ cover letter to the audited financial statements for fiscal year 2007.

Since Platinum had minimum Revenues and significant Net Losses during the period under review, and the Company’s business plan is to generate significant film entertainment and online revenues in the next several years through active exploitation of its comic book character library, we have given limited consideration to Platinum’s historical financial performance as a basis for our valuation. However, our valuation takes into account the risks of the Company not obtaining adequate financing and its ability to continue as a going concern.

SUMMARY

Platinum’s Total Revenues increased at an ACR of 42.3% from 2002 through 2007. Platinum did not incur any Cost of Revenues from 2002 though 2006. In 2007, Cost of Revenues represented 14.2% of Total Revenues. Total Operating Expenses increased during the same period as the Company actively recruited executives and other talent. Platinum had Operating Losses and Net Losses from 2002 through 2007, due to the establishment and expansion of the business.

Total Assets grew at an ACR of 31.8% from 2002 through 2007. Total Liabilities varied between $5,672,224 and $9,664,312 during the same period. Total Shareholders’ Equity was negative due to Net Losses from 2002 through 2007.

The Company’s December 31, 2007 Form 10-K stated that Platinum plans to seek additional financing in order to execute its business plan, but that there is no assurance the Company will be able to obtain such financing on terms favorable to the Company or at all.

We have given limited consideration to Platinum’s historical financial performance as a basis for our valuation since the Company’s business plan is to generate significant film entertainment and online revenues in the next several years through active exploitation of its comic book character library.

Schedule 1
Platinum Studios, Inc.
Income Statements
For the Years Ending December 31,

	2002		2003		2004		2005		2006		2007
	(1)		(2)		(3)		(4)		(5)		(6)

Total Revenues	$334,800	100.0%	$120,667	100.0%	$677,406	100.0%	$162,500	100.0%	$180,500	100.0%	$1,956,054	100.0%

Cost of Revenues
Fees	-		-		-		-		-		$171,229	8.8%
Merchandising	-		-		-		-		-		10,217	0.5%
Other	-		-		-		-		-		96,996	5.0%
Total Cost of Revenues	$0	0.0%	$0	0.0%	$0	0.0%	$0	0.0%	$0	0.0%	$278,442	14.2%

Gross Profit	$334,800	100.0%	$120,667	100.0%	$677,406	100.0%	$162,500	100.0%	$180,500	100.0%	$1,677,612	85.8%

Operating Expenses
Operating Expenses (excluding Depreciation)	-		-		-		$1,607,672	989.3%	$3,168,078	1755.2%	$5,176,142	264.6%
Research and Development	-		-		-		243,833	150.1%	764,282	423.4%	960,396	49.1%
Depreciation and Amortization	-		-		-		7,436	4.6%	73,486	40.7%	165,861	8.5%
Total Operating Expenses	$541,209	161.7%	$633,568	525.1%	$699,136	103.2%	$1,858,941	1144.0%	$4,005,846	2219.3%	$6,302,399	322.2%

Operating Income (Loss)	$(206,409)	-61.7%	$(512,901)	-425.1%	$(21,730)	-3.2%	$(1,696,441)	-1044.0%	$(3,825,346)	-2119.3%	$(4,624,787)	-236.4%

Other Expenses
Loss on Disposition of Assets	$(13,849)	-4.1%	$(10,098)	-8.4%	$(4,829)	-0.7%	$0	0.0%	$(33,260)	-18.4%	$(24,000)	-1.2%
Interest Expense	(396,009)	-118.3%	(299,771)	-248.4%	(327,913)	-48.4%	(390,288)	-240.2%	(391,745)	-217.0%	(544,028)	-27.8%
Other Income	0	0.0%	0	0.0%	0	0.0%	5,814	3.6%	2,571	1.4%	0	0.0%
Other Expenses	0	0.0%	0	0.0%	0	0.0%	0	0.0%	(25,000)	-13.9%	0	0.0%
Total Other Expenses	$(409,858)	-122.4%	$(309,869)	-256.8%	$(332,742)	-49.1%	$(384,474)	-236.6%	$(447,434)	-247.9%	$(568,028)	-29.0%

Net Income (Loss)	$(616,267)	-184.1%	$(822,770)	-681.9%	$(354,472)	-52.3%	$(2,080,915)	-1280.6%	$(4,272,780)	-2367.2%	$(5,192,815)	-265.5%

Sources: Platinum Studios, Inc. Audited Financial Statements for the periods ending December 31, 2002 through 2007.

SANLI PASTORE & HILL, INC.

Schedule 2
Platinum Studios, Inc.
Balance Sheets
As of December 31,

	2002		2003		2004		2005		2006		2007
	(1)		(2)		(3)		(4)		(5)		(6)
Assets

Current Assets
Cash	$8,380	4.2%	$20,642	9.5%	$0	0.0%	$11,843	2.3%	$331,435	29.0%	$4,445	0.6%
Accounts receivable	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	44,695	5.6%
Other receivable	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	20,000	2.5%
Prepaid expenses	6,757	3.3%	7,385	3.4%	8,141	1.4%	89,347	17.4%	105,603	9.3%	109,124	13.6%
Deposits	0	0.0%	0	0.0%	0	0.0%	1,561	0.3%	0	0.0%	0	0.0%
Retainers	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%
Inventory	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	59,528	7.4%
Stock offering costs	0	0.0%	0	0.0%	0	0.0%	0	0.0%	12,100	1.1%	0	0.0%
Total Current Assets	$15,137	7.5%	$28,027	12.9%	$8,141	1.4%	$102,751	20.0%	$449,138	39.4%	$237,792	29.6%

Property and Equipment
Office equipment	$65,218	32.3%	$65,218	29.9%	$65,218	11.2%	$69,633	13.5%	$10,804	0.9%	$10,804	1.3%
Furniture and fixtures	22,347	11.1%	22,347	10.2%	22,347	3.8%	24,108	4.7%	107,317	9.4%	118,140	14.7%
Computer equipment	53,855	26.7%	22,350	10.2%	12,226	2.1%	37,974	7.4%	105,054	9.2%	151,220	18.8%
Software	0	0.0%	0	0.0%	0	0.0%	3,345	0.6%	85,576	7.5%	91,292	11.4%
Leasehold improvements	0	0.0%	0	0.0%	0	0.0%	23,728	4.6%	20,557	1.8%	20,557	2.6%
Total Property and Equipment	141,420	70.1%	109,915	50.4%	99,791	17.1%	158,788	30.8%	329,308	28.9%	392,013	48.9%
Less: Accumulated depreciation	(104,788)	-51.9%	(88,318)	-40.5%	(89,383)	-15.3%	(96,819)	-18.8%	(60,327)	-5.3%	(134,883)	-16.8%
Net Property and Equipment	$36,632	18.2%	$21,597	9.9%	$10,408	1.8%	$61,969	12.0%	$268,981	23.6%	$257,130	32.0%

Character Development Costs
Projects in process	$104,521	51.8%	$160,126	73.4%	$552,724	94.7%	$0	0.0%	$0	0.0%	$0	0.0%
Completed Projects	44,052	21.8%	7,329	3.4%	11,197	1.9%	0	0.0%	0	0.0%	0	0.0%
Net Character Development Costs	$148,573	73.6%	$167,455	76.8%	$563,921	96.7%	$0	0.0%	$0	0.0%	$0	0.0%

Other Assets
Web Sties	$0	0.0%	$0	0.0%	$0	0.0%	$0	0.0%	$64,000	5.6%	$40,000	5.0%
Long Term Deposits	0	0.0%	0	0.0%	0	0.0%	0	0.0%	39,404	3.5%	39,118	4.9%
Intangible Assets
Character Library - Top Cow	0	0.0%	0	0.0%	0	0.0%	350,000	68.0%	350,000	30.7%	350,000	43.6%
Character Library Amortization - Top Cow	0	0.0%	0	0.0%	0	0.0%	0	0.0%	(30,435)	-2.7%	(121,739)	-15.2%
Net Intangible Assets	0	0.0%	0	0.0%	0	0.0%	350,000	68.0%	319,565	28.0%	228,261	28.5%
Other	1,485	0.7%	985	0.5%	985	0.2%	0	0.0%	0	0.0%	0	0.0%
Total Other Assets	$1,485	0.7%	$985	0.5%	$985	0.2%	$350,000	68.0%	$422,969	37.1%	$307,379	38.3%

Total Assets	$201,827	100.0%	$218,064	100.0%	$583,455	100.0%	$514,720	100.0%	$1,141,088	100.0%	$802,301	100.0%

Liabilities and Stockholders' Equity

Liabilities

Current Liabilities
Bank overdraft	$0	0.0%	$0	0.0%	$5,852	1.0%	$0	0.0%	$0	0.0%	$89,665	11.2%
Line of credit	1,000,000	495.5%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%
Accounts payable	134,145	66.5%	105,653	48.5%	109,802	18.8%	131,131	25.5%	231,849	20.3%	663,848	82.7%
Accrued expenses	3,126	1.5%	0	0.0%	12,910	2.2%	64,352	12.5%	192,118	16.8%	788,868	98.3%
Loans payable to member	0	0.0%	253,308	116.2%	0	0.0%	0	0.0%	0	0.0%	0	0.0%
Deferred revenue	0	0.0%	0	0.0%	0	0.0%	175,000	34.0%	750,000	65.7%	100,000	12.5%
Short-term notes payable to shareholder	0	0.0%	0	0.0%	0	0.0%	0	0.0%	1,004,078	88.0%	1,889,908	235.6%
Related party payable	0	0.0%	0	0.0%	0	0.0%	20,000	3.9%	243,079	21.3%	193,079	24.1%
Capital leases payable, current	0	0.0%	0	0.0%	0	0.0%	6,441	1.3%	55,820	4.9%	73,282	9.1%
Total Current Liabilities	$1,137,271	563.5%	$358,961	164.6%	$128,564	22.0%	$396,924	77.1%	$2,476,944	217.1%	$3,798,650	473.5%

Long Term Liabilities
Accrued interest due to member	$0	0.0%	$0	0.0%	$0	0.0%	$1,067,465	207.4%	$75,031	6.6%	$60,479	7.5%
Deferred Revenue	486,667	241.1%	502,367	230.4%	625,000	107.1%	750,000	145.7%	0	0.0%	0	0.0%
Due to Related Party	0	0.0%	0	0.0%	20,000	3.4%	0	0.0%	0	0.0%	0	0.0%
Long-term portion of capital lease obligations	0	0.0%	0	0.0%	0	0.0%	13,591	2.6%	148,721	13.0%	106,395	13.3%
Long-term debt payable to member	4,578,638	2268.6%	6,180,235	2834.1%	6,987,872	1197.7%	7,436,332	1444.7%	3,326,107	291.5%	2,531,464	315.5%
Total Long Term Liabilities	$5,065,305	2509.7%	$6,682,602	3064.5%	$7,632,872	1308.2%	$9,267,388	1800.5%	$3,549,859	311.1%	$2,698,338	336.3%

Total Liabilities	$6,202,576	3073.2%	$7,041,563	3229.1%	$7,761,436	1330.3%	$9,664,312	1877.6%	$6,026,803	528.2%	$6,496,988	809.8%

Stockholders' Equity (Deficit)

Common stock, $.0001 par value, 500,000,000 shares authorized, 158,056,000 issued, and outsatnding at December 31, 2006	$0	0.0%	$0	0.0%	$0	0.0%	$0	0.0%	$15,806	1.4%	$20,126	2.5%
Additional paid in-capital	0	0.0%	0	0.0%	0	0.0%	0	0.0%	(628,741)	-55.1%	3,750,782	467.5%
Members equity/ (deficit)	(6,000,749)	-2973.2%	(6,823,509)	-3129.1%	(7,177,981)	-1230.3%	(9,149,592)	-1777.6%	0	0.0%	0	0.0%
Retained earnings/ (deficit)	0	0.0%	0	0.0%	0	0.0%	0	0.0%	(4,272,780)	-374.4%	(9,465,595)	-1179.8%
Total stockholders' equity/ (deficit)	$(6,000,749)	-2973.2%	$(6,823,509)	-3129.1%	$(7,177,981)	-1230.3%	$(9,149,592)	-1777.6%	$(4,885,715)	-428.2%	$(5,694,687)	-709.8%

Total Liabilities and Stockholders' Equity	$201,827	100.0%	$218,054	100.0%	$583,455	100.0%	$514,720	100.0%	$1,141,088	100.0%	$802,301	100.0%

Sources: Platinum Studios, Inc. Audited Financial Statements for the periods ending December 31, 2002 through 2007.

SANLI PASTORE & HILL, INC.

INDUSTRY ANALYSIS

INTRODUCTION

Many factors can contribute to the outlook for an industry. In addition to the intensity of competition, the health of an industry may be shaped by demand from its customer base. Looming technological developments, the constant threat of substitute products or services, and broad economic factors may also play a role in any industry’s future.

To evaluate Platinum Studios, it is necessary to analyze the industry conditions under which it operates. Platinum operates as a comic-based entertainment company, whose core business is bringing comic book projects to feature film and television. The Company derives its revenues from the following sources: (1) film entertainment; (2) merchandising and licensing; (3) digital publishing; (4) print publishing; and (5) video games. Therefore, in the following sections, SP&H analyzed the U.S. (1) film entertainment market; (2) merchandising and licensing market (U.S. and international); (3) digital publishing industry; (4) comic book publishing industry; and (5) video games industry.

U.S. FILM ENTERTAINMENT MARKET

Industry Growth

The U.S. film entertainment industry is largely located in California, which includes Hollywood, and accounts for about 70.0% of total domestic film production.12 In general, the films made in Hollywood dominate the domestic and international film market. The following graph shows U.S. box office revenues from 2001 to 2007:

Source: Theatrical Market Statistics 2007, Motion Picture Association of America.

12 Motion Picture and Video Production, IBISWord Industry Report, October 2007.

U.S. box office revenues increased from $8.1 billion in 2001 to $9.6 billion in 2007, at an ACR of 2.9%. U.S. box office revenues grew significantly in 2001 and 2002, at growth rates of 8.8% and 14.1%, respectively. In 2003, U.S. box office revenues decreased slightly by 1.2%, and increased slightly by 0.5% in 2004. U.S. box office revenues declined 4.2% in 2005, after which revenues rose 3.5% to reach $9.1 billion in 2006. In 2007, U.S. box office revenues were at a new all-time record of $9.6 billion.

Number of Films Released

The following graph illustrates the historical growth of the number of U.S. films released from 2001 to 2007:

Source: Theatrical Market Statistics 2007, Motion Picture Association of America.

The number of films released increased from 483 in 2001 to 603 in 2007, at an ACR of 3.8%. Growth rates ranged from a low of -3.5% in 2002 to a high of 11.6% in 2004.

Comic Book Adaptation Movies

The following graph shows U.S. box office revenues of comic book adaptation movies from 2002 to 2007:

Source: Box Office Mojo, www.boxofficemojo.com.

U.S. box office revenues of comic book adaptation movies increased from $780.9 million in 2002 to $888.6 million in 2007, at an ACR of 2.6%. Annual revenues during the same period ranged from $505.0 million in 2006 to $888.6 million in 2007, while annual growth rates were lowest in 2003 at -30% and highest in 2007 at 76%. The year 2002 included the release of Spider Man and Men in Black II. As movie making technology becomes more easily accessible, the production of comic book movies has become more popular. This has also helped the success of independent movies such as 30 Days of Night.

In regards to the comic book market, the Company’s Form 10-K states the following:

The comic book market is highly sought after by the entertainment industry for the purpose of mining for new material. As proof of this appeal, two recent trade articles have pinpointed the virtues of comics publishing as a credible source of new material in Hollywood. Daily Variety and Hollywood Reporter have each reported separately that the big moneymakers are fresh concepts and comic books. “Among the better averages were pics based on comic books: There were only 13 such films, and the $2.8 billion total means that each comic book hit averaged a $215 million gross. Which explains why Hollywood is so hot to film comic books."13

Industry Concentration

According to Box Office Mojo, an online movie publication and box office tracker, the movie releases of six film distribution companies typically accounts for approximately 80% of box office revenues in the U.S.14. The following table provides market share data for major distributors in 2007:

13 How to make box office gold, Marc Graser, Daily Variety, 07/06/2007.
14 Box Office Mojo, http://www.boxofficemojo.com

Distributor	Market Share

Paramount	15.5%
Warner Bros.	14.7%
Buena Vista	14.0%
Sony/Columbia	12.9%
Universal	11.4%
20th Century Fox	10.5%
New Line	5.0%
Lionsgate	3.8%
MGM/UA	3.8%
Fox Searchlight	1.4%
Miramax	1.3%
Rogue Pictures	0.8%
Total major distributors	95.1%
Others	4.9%
Total	100.0%

Source: Box Office Mojo.

The industry is forecasted to grow at an average annual rate of 3.7% over the next five years, 2008 through 2012.15

U.S. AND INTERNATIONAL LICENSING MARKET

Industry Growth

According to License! Global Magazine, the U.S. remained the largest market, accounting for 65% of the total worldwide retail sales of licensed merchandise in 2006.16 The following graph shows worldwide retail sales of licensed products from 2001 to 2006:

Source: 2007 Industry Annual Report, License! Global Magazine.

15 Motion Picture and Video Production, IBISWord Industry Report, October 2007.
16 2007 Industry Annual Report, License! Global Magazine.

Worldwide retail sales of licensed products increased from $165.6 billion in 2001 to $187.4 billion in 2006, at an ACR of 2.5%. After a dip in 2001, worldwide retail sales of licensed products increased by 4.3% in 2002, and then decreased slightly by 0.5% in 2003. From 2004 to 2006, revenues continued to grow, with growth rates of 1.5%, 3.2%, and 3.6%, respectively.

Character Licensing Growth

Character licensing is the largest category in the total worldwide retail sales of licensed products. The following graph shows worldwide retail sales of licensed products from 2001 to 2006:

Source: 2007 Industry Annual Report, License! Global Magazine.

Worldwide character licensing revenues increased from $38.5 billion in 2001 to $42.7 billion in 2006, at an ACR of 2.1%. Overall, character licensing revenues mirrored the trend of the total worldwide licensing revenues. After a dip in 2001, character licensing revenues increased by 4.4% in 2002, and then decreased by 2.3% in 2003. From 2004 to 2006, revenues continued to grow, with growth rates of 1.8%, 2.9%, and 3.8%, respectively.

U.S. DIGITAL PUBLISHING INDUSTRY

With the advent of significant technological improvements, the digital publishing industry has grown substantially since late 1990. The increasing popularity and availability of electronic books are being driven largely by the proliferation of portable devices and software that made it possible for one to conveniently download and read content via the Internet. According to the International Digital Publishing Forum, eBooks represents the fastest growing segment of the publishing industry.17 The following graph shows U.S. trade wholesale eBooks sales from 2002 to 2007:

17 http://www.idpf.org.

Source: International Digital Publishing Forum.

U.S. wholesale eBooks sales increased from $5.8 million in 2002 to $31.8 million in 2007, at an ACR of 40.6%. U.S. wholesale eBooks sales experienced significant growth in 2003 and 2004, with growth rates of 26.7% and 31.0%, respectively. After moderate growth in 2005, U.S. wholesale eBooks sales rose 108.7% to reach $22.6 million in 2006. In 2007, U.S. wholesale eBooks sales reached $31.8 million, with a growth rate of 40.7%.

According to Standard & Poor’s, internet advertising is the fastest growing of all direct marketing channels, driven largely by advertisers’ desire to tap into the rapidly growing online retail market. The following graph shows U.S. internet advertising revenues from 2000 to 2007:

Source: Internet Advertising Revenue Report, Internet Advertising Bureau and PricewaterhouseCoopers.

U.S. internet advertising revenues increased from $8.1 billion in 2000 to $21.1 billion in 2007, at an ACR of 14.7%. Growth rates in 2001 and 2002 were negative due to poor economic conditions and the dotcom crash. From 2003 through 2007, U.S. internet advertising revenues experienced substantial growth, during which period growth rates varied from 21.7% to 35.2%.

U.S. COMIC BOOK PUBLISHING INDUSTRY

Industry Growth

According to Comics Buyer's Guide, one of the longest-running periodical reporting on the comic book industry, the U.S. comics industry saw its seventh consecutive year of increased sales in 2007. The following graph shows the estimated overall U.S. comic book sales from 2001 to 2007:

Source: Comics Buyer’s Guide.

U.S. comic book sales increased from $273 million in 2001 to $680 million in 2007, at an ACR of 16.5%. From 2001 through 2007, U.S. comic book sales experienced substantial growth, during which period growth rates varied from 11.9% to 20.0%.

Comic Book Market Shares

According to Diamond Comic Distributors, the largest comic book distributor that dominates the direct market in the U.S., the comic books published by Marvel and DC Comics account for approximately 70% of its comic book sales to retailers. The following table provides market share data for major comic book publishers as of December 2007:

Distributor	Market Share

Marvel	38.7%
DC Comics	32.7%
Dark Horse	5.36%
Image	3.69%
IDW	2.38%
Viz	1.84%
Tokyopop	1.82%
Dynamic Forces	1.44%
Wizard	1.37%
Eaglemoss	1.02%
Total major distributors	90.32%
Others	9.68%
Total	100.0%

Source: Comics Buyer’s Guide.

U.S. VIDEO GAME INDUSTRY

Industry Growth

The following graph shows North America video game revenues from 2001 to 2007:

Source: NPD Group – Software revenues.

North America video game sales increased from $6.1 billion in 2001 to $10.0 billion in 2007, at an ACR of 8.7%. The growth rate in 2001 was negative because of poor economic conditions. Video game sales grew 14.3% in 2002. From 2003 through 2006, growth rates of video game sales were moderate and revenues increased from $7.0 billion in 2003 to $8.0 billion in 2006. In 2007, video games sales in North America increased significantly to $10.0 billion, at a growth rate of 25.4%, largely due to the release of video games for new console platforms.

SUMMARY

U.S. box office revenues increased at an ACR of 2.9% from 2001 through 2007. U.S. box office revenues of comic book adaptation movies increased at an ACR of 2.6% from 2002 through 2007. The industry is forecasted to grow at an average annual rate of 3.7% over the next five years, from 2008 to 2012.

Worldwide retail sales of licensed products increased at an ACR of 2.5% from 2001 through 2006. Character licensing is the largest category in the total worldwide retail sales of licensed products, and the revenues increased at an ACR of 2.1% during the same period.

U.S. wholesale eBooks sales increased at an ACR of 40.6% from 2002 through 2007. U.S. internet advertising revenues increased at an ACR of 14.7% from 2000 through 2007.

U.S. comic book sales increased at an ACR of 16.5% from 2001 through 2007. According to Diamond Comic Distributors, the comic books published by Marvel and DC Comics account for approximately 70% of its comic book sales to retailers.

North America video game revenues increased at an ACR of 8.7% from 2001 to 2007.

COMPETITION ANALYSIS

Platinum is a comic-based entertainment company, focused on adapting its character library to film, television, publishing (both print and digital), merchandising, licensing and all other media. Its library consists of 5,622 characters in various genres, including science fiction, fantasy, horror, mystery, romance, comedy, crime, action, and family. Our research and management interviews revealed that the Company had the following main competitors in the entertainment industry18:
Company	Divisions	Founded	Assets	Revenue	Content Library
			(Billions)	(Billions)
Marvel Entertainment, Inc.	Licensing (consumer products, studio media licensing, destination-based entertainment, promotions, publications); Publishing (comic books based on the Marvel Universe); Toys; Film Production	1933	$0.82	$0.49	Over 5,000 characters

DC Comics (Warner Bros. Entertainment, Inc.)	Licensing; Publishing(comic books and graphic novels: Vertigo - mature reader line & WildStorm - cutting edge action line)	1935	n/a	n/a	n/a

Walt Disney Company	Median Network(broadcast television network, television production and distribution operations, Internet and mobile);ABC Television Network(multiple TV and radio stations);Parks and Resorts(theme parks, hotels, retail, and dining);Studio Entertainment;(production and acquisition of motion pictures, direct-to-DVD, musical recordings, and live stage plays);Consumer Products(licenses Disney characters)	1923	$62.77	$36.38	n/a

DreamWorks Animation SKG, Inc.	Animation(computer generated animated feature films for theatrical, home entertainment, and TV releases)	1985	$1.33	$0.77	n/a

18 Source: Yahoo! Finance, companies’ 10-Ks and 10-Qs. Assets data is obtained from most recent quarter available, and revenue data is for the trailing twelve months.

Company	Divisions	Founded	Assets	Revenue	Content Library
			(Billions)	(Billions)
Lions Gate Entertainment Corp.	Production and Distribution of Film Entertainment(theatrical, TV, home entertainment, family entertainment, video-on-demand, and music content)	1986	$1.38	$1.16	8,100 motion pictures 3,800 TV episodes

Time Warner, Inc.	AOL(online advertising services, Internet access subscription services);Cable(video, high-speed data services, and Internet access);Film entertainment (production and distribution of theatrical motion pictures, TV shows, animation and other programming, licensees rights);Networks(domestic and international networks and pay TV programming services);Publishing(magazines and websites)	1985	$1,338	$46.48	n/a

Platinum’s main competitors have established superior longevity of operations, depth in management and financial performance and resources. However, the size of Platinum’s character library is comparable to Marvel and DC Comic’s and more diverse with respect with types of genre, and offers story lines of more recently developed characters beyond superhero status. Overall, Platinum operates in a niche but competitive environment. The Company’s competitive strategy is to promote and commercialize its more diverse and newer characters to its multiple target audiences.

ECONOMIC ANALYSIS

INTRODUCTION

An analysis of the economic environment is used in developing reasonable expectations about a business’ future prospects. The economy’s condition may have a significant impact on investment prospects and, therefore, the related valuation of a business. Platinum was a comic-based entertainment company, focused on adapting it character library to film, television, publishing (both print and digital), merchandising, licensing and other media, mainly throughout the U.S. and Europe. Therefore, we analyze the U.S. and European economies in the sections that follow.

THE U.S. ECONOMY

Growth

In the second half of 2007, the U.S. economy began to show signs of a slowdown due to the global credit crunch and mounting sub-prime mortgage concerns. To avert further economic decline and stem a potential liquidity crisis, the Federal Reserve has reduced the Federal Funds rate six consecutive times since the credit crisis erupted in August 2007. The following graph illustrates quarterly Gross Domestic Product (“GDP”) growth in the U.S. from first quarter of 2000 through 2007:

Source: U.S. Department of Commerce, Bureau of Economic Analysis
(measured in 2000-chained dollars)

On an annual basis, U.S. GDP has grown every year from 2000 to 2006. The growth trend appeared to continue through the third quarter of 2007. Despite the growth in GDP on a yearly basis, the growth rate has varied on a quarterly basis, particularly during 2000 and 2001. GDP experienced several quarters of decline throughout 2000 and 2001 as the economy was in the initial stages of recovering from the recession. GDP growth began to accelerate in 2002 and 2003 as the economic recovery began to pick up momentum. During 2004 and 2005, GDP grew at a more stable rate. During 2006 and the first half of 2007, GDP growth began to trend lower as the economy began to stabilize. However, the forth quarter of 2007 posted growth of 0.6% due to weaker economic conditions.

Unemployment

The following chart presents a comparison of the U.S. unemployment rates from 2000 through February 2008:

Sources: U.S. Department of Labor, Bureau of Labor Statistics (www.bls.gov)
*Average monthly data from January to February 2008.

The U.S. unemployment rate increased after the economic slowdown in 2001 to 5.8% in 2002 and 6.0% in 2003. In 2004 it decreased to 5.5%, and continued to decrease to 4.6% in 2006 and 2007 as the economy began to recover. However, the U.S. unemployment rate started to increase in 2008 as a result of a perceived economic downturn.

Consumer Confidence

The Consumer Confidence Index (“CCI”) reflects consumers’ views of current and future business and economic trends and how they expect to be affected by those trends. The CCI is measured by comparing consumer confidence with a base year of 1985 equaling 100. Consumers typically increase their spending when consumer confidence is high or rising. The following chart presents the average annual U.S. CCI from 2000 through February 2008:

Source: NFO Research, Inc. (www.pollingreport.com)
*Average monthly data from January to February 2008.

The average annual CCI decreased from 2000 to 2003 due in part to an economic downturn. In 2003 the CCI dropped to 79.8, its lowest level in the past ten years, before trending upward in 2004. The CCI continued its upward trend between 2004 and 2006, and then dropped significantly to 81.2 in February 2008.

Personal Income

Personal income indicates the total amount of money consumers are earning. The following graph shows U.S. personal income for 2000 through 2007:

Source: U.S. Department of Commerce, Bureau of Economic Analysis

The U.S. personal income grew every quarter from the first quarter of 2000 through the third quarter of 2007, growing from $8,266.2 billion in first quarter 2000 to $11,853.5 billion in forth quarter 2007.

Disposable Income

Disposable income indicates the amount of money consumers are making after taxes have been paid, indicating the amount available for spending or saving. Thus, consumers will spend more on non critical services such as health clubs when disposable income is higher. The following chart presents quarterly U.S. disposable personal income from 2000 through 2007:

Source: U.S. Department of Commerce, Bureau of Economic Analysis

While there was some fluctuation between quarters, disposable personal income grew in every year from 2001 through 2007, reaching higher fourth quarters in each year than in the previous.

FORECASTS FOR THE U.S. ECONOMY

The Anderson Forecast19

The September 2007 Anderson Forecast projected that:

•	The U.S. GDP, measured in constant dollars, would increase by 1.8% in 2007, 1.8% in 2008, and 3.0% in 2009.

•	U.S. unemployment rate would increase to 4.6% in 2007, 5.1% in 2008, and 5.1% in 2009; and

•	U.S. consumption would grow by 2.7 in 2007, 2.0% in 2008, and 2.6% in 2009.

The Livingston Survey20

The December 2007 Livingston Survey projected that:

•	The U.S. economy’s output would grow at an annual rate of 1.9% in the first half of 2008 and then increase to an annual rate of 2.8% in the second half of the year;

•	U.S. unemployment was expected to rise from 4.8% in December 2007 to 5.0% in June 2008 and then decrease slightly to 4.9% by the end of 2008; and

•	The Consumer Price Index inflation would average 2.8% in 2007, then increase to 3.0% in 2008, and fall back to 2.1% in 2009.

The Congressional Budget Office Survey21

In January 2008, the Congressional Budget Office projected that:

•
Economic growth was forecasted to grow at an inflation adjusted annual rate of 1.7% in 2008, 2.8% in 2009, 3.1% in 2010 through 2013 and then decline to an inflation adjusted annual growth rate of 2.5% from 2014 to 2018;

•	The Consumer Price Index was expected to grow at an annual rate of 2.9% throughout 2008 and 2.3% in 2009 and 2.2% for the years 2010 through 2018; and

•	The Unemployment Rate was anticipated to average about 5.1% throughout 2008, increase to 5.4% in 2009 and then decline to 4.9% during 2010 through 2013.

19 The Anderson School at UCLA. “The UCLA Anderson Forecast For the Nation And California, 3rd Quarter 2007 – 4th Quarter 2009.”  September 2007.
20 The Federal Reserve Bank of Philadelphia. “The Livingston Survey, December 2007 Release.”
21 Congressional Budget Office. “The Budget and Economic Outlook: An Update.” August 2007.

THE EUROPEAN ECONOMY

European Growth

The European economy is recovering from sluggish growth experienced in 2001 through 2003. The following graph shows quarterly GDP growth in Europe for the first quarter of 2000 through the fourth quarter of 2007, most recent data available:

Source: European Central Bank Statistical Data Warehouse

On an annual basis, European GDP grew every year during the period under review. However, quarterly growth rates varied widely from 2000 through 2007, dropping from a high point of 4.63% in the second quarter of 2000 to a low of 0.46% in the second quarter of 2003. From the fourth quarter of 2003 through the fourth quarter of 2007, European GDP growth was positive in each quarter, reaching a high of 3.20% during the fourth quarter of 2006. In the fourth quarter of 2007, European GDP grew by 2.21%.

European Unemployment

The following graph displays the unemployment rate in Europe from 2000 through 2007, the most recent data available:

Source: European Central Bank Statistical Data Warehouse

Unemployment rate in Europe increased each year from 7.78% in 2001 to 8.80% in 2004. Since, the European unemployment rate declined to 7.41% in 2007.

FORECASTS FOR THE EUROPEAN ECONOMY

The Euro-area GDP Growth Projection22

In August 2007, the Directorate General for Economic and Financial Affairs of the European Commission projected that:

•	GDP in the Euro Area would grow 0.3% to 0.8% in the third quarter of 2007 and 0.2% to 0.8% in the fourth quarter of 2007; and 0.2% to 0.9% in the first quarter of 2008.

European Economic Forecasts23

In July 2007, the European Commission projected the following for the European Economy:

•	GDP in the 27 country European Union area would grow by 2.9% in 2007, 2.4% in 2008 and 2009;

•	Consumption would increase 2.3% in 2007, 2.4% in 2008, and 2.2 in 2009; and

•	The Unemployment Rate in the European Union, which was 7.9% in 2006, would fall to 7.1% in 2007, 6.8% in 2008, and 6.6% in 2009.

22 European Commission Directorate General for Economic and Financial Affairs. “The Euro-area GDP growth projection.” August 14, 2007.
23 European Economy 2007. “Economic forecast Spring 2007.” May 7, 2007.

SUMMARY

U.S. Economy

After strong economic growth in the late 1990s and early 2000, the U.S. economy slowed in late 2000 and entered into a recession in March 2001. In 2002 and the first half of 2003, the U.S. economy appeared to be in a state of recovery but was growing slowly. In the second half of 2003 through the end of 2005, the economy grew strongly, indicating an expansion of the U.S. economy. However, in the second half of 2007, the U.S. economy began to show signs of a slowdown due to the global credit crunch and mounting sub-prime mortgage concerns.

U.S. unemployment rate increased after the economic slowdown in 2001 and began to decrease in 2004 and 2005. However, the unemployment rate began to increase in the second half of 2007 due to a perceived economic downturn.

U.S. average annual CCI was at its lowest point in 2003 at 79.8, after which it continued its upward trend between 2004 and 2006, and then dropped significantly to 81.2 in February 2008. The U.S. personal income and disposable personal income grew in every quarter from 2000 through the third quarter of 2007.

U.S. GDP growth is expected at 1.8% in 2007 and between 1.7% and 2.3% in 2008. U.S. unemployment rate is forecasted to range between 4.9% and 5.1% in 2008, and between 5.0% and 5.4% in 2009. The Consumer Price Index inflation is expected to average 2.8% in 2007, then increase to 3.0% in 2008, and fall back to 2.1% in 2009.

European Economy

The European economy is recovering from sluggish growth experienced in 2001 through 2003. On an annual basis, European GDP grew in every year during the period under review. In the fourth quarter of 2007, European GDP grew by 2.21%.

European GDP growth forecasts predict GDP growth in the 27 country European Union area to slow to 2.4% in 2008 and 2009.

VALUATION ANALYSIS

INTRODUCTION

We are performing a valuation of the fair market value and fair value of a 100% equity interest in the Intellectual Property. In order to value the Intellectual Property, we must use the standards of fair market value, fair value, and consider all relevant factors.

DEFINITION OF FAIR MARKET VALUE

Fair market value is defined by the American Society of Appraisers as:

The amount at which property would change hands between a willing seller and a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of the relevant facts.

We also considered Statement of Financial Accounting Standards (“SFAS”) No. 157, in which fair value is defined as follows:

The exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. The transaction to sell the asset or transfer the liability is a hypothetical transaction at the measurement date, considered from the perspective of a market participant that holds the asset or owes the liability. Therefore, the definition focuses on the price that would be received to sell the asset or paid to transfer the liability (an exit price), not the price that would be paid to acquire the asset or received to assume the liability (an entry price).

We also considered the definition of fair market value as defined under Section 20.2031-1(b) of the Estate Tax Regulations and Section 23.2312-1 of the Gift Tax Regulations, which define fair market value as:
The price at which the property would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties having reasonable knowledge of the relevant facts.

In addition, we also considered the factors listed under Appendix H: The Process of Business Valuation and Diligence Procedures, page 142.

DATE OF VALUE

The date of value is March 31, 2008.

RISK/REWARD PROFILE

The following outlines Platinum’s risk/reward profile as of the date of value:

Company Factors

•	Platinum was established in 1996 and has operated for approximately 11 years.

•	Platinum’s executive management team has extensive experience.

•
Platinum is focused on adapting its character library to film, television, publishing (both print and digital), video games, merchandising, licensing and other media. Its library consists of 5,622 characters in various genres, including science fiction, fantasy, horror, mystery, romance, comedy, crime, action, and family.

•
In addition to in-house development and further acquisitions, Platinum is developing content with professionals outside the realm of comic books. The Company has teamed up with screenwriters, producers, directors, movie stars, and novelists to develop entertainment content and potential new franchise properties. Every project is designed for eventual adaptation to all media platforms, including film and television, digital publishing, print publishing, video games and merchandising licensing.

•	In 2007 and through the first quarter of 2008, Platinum:

o	Sold Unique to Disney Studios, with the anticipation that it will go into production in 2009;
o
Entered into a 2-year option agreement with DreamWorks, in association with Universal Pictures , Paramount Pictures, and Imagine Entertainment, to acquire the film production rights to Cowboys & Aliens, with the goal to produce a feature film; and

o	Completed a co-production deal on Dead of Night with Hyde Park Entertainment, with anticipated production start date Summer or Fall 2008; and
o	Completed a co-production deal on Witchblade with Arclight Films and Top Cow Entertainment with anticipated production start date in Fall 2008.

•	Currently Platinum is in negotiation with several major film studios to co-produce the following titles:

o	Atlantis Rising
o	Hunter
o	Mal Chance

•
The Company’s December 31, 2007 Form 10-K states that Platinum plans to seek additional financing in order to execute its business plan, but there is no assurance the Company will be able to obtain such financing on terms favorable to the Company or at all. These items raise substantial doubt about the Company’s ability to continue as a going concern, which is mentioned in the independent auditors’ cover letter to the audited financial statements for fiscal year 2007.

•
On January 10, 2008, Platinum filed Form SB-2 and provided prospectus to offer the resale by the selling stockholders of up to 66,255,825 shares or 32.92% of the Company’s common stock outstanding. As of February 1, 2008, Platinum became a publicly traded company on the OTCBB. As of March 31, 2008, the number of shares of Platinum’s common stock outstanding was 216,921,227.

•
Platinum’s Total Revenues increased at an ACR of 42.3% from 2002 through 2007. Platinum did not incur any Cost of Revenues from 2002 though 2006. In 2007, Cost of Revenues represented 14.2% of Total Revenues. Total Operating Expenses increased during the same period under review as the Company actively recruited executives and other talents to help exploit the Company’s library of comic book characters. Platinum had Operating Losses and Net Losses from 2002 through 2007, due to the establishment and expansion of the business.

•
Total Assets grew at an ACR of 31.8% from 2002 through 2007. Total Liabilities varied between $5,672,224 and $9,664,312 during the period under review. Total Shareholders’ Equity was negative during the period under review due to Net Losses from 2002 through 2007.

•
Since Platinum had minimum Revenues and significant Net Losses during the period under review, and since the Company’s business plan is to generate significant film entertainment and online revenues in the next several years through active exploitation of its comic book character library, we have given limited consideration to Platinum’s historical financial performance as a basis for our valuation. However, our valuation takes into account the risks of the Company not obtaining adequate financing and its ability to continue as a going concern.

Industry Factors

•
U.S. box office revenues increased at an ACR of 2.9% from 2001 through 2007. U.S. box office revenues of comic book adaptation movies increased at an ACR of 2.6% from 2002 through 2007. The industry is forecasted to grow at an average annual rate of 3.7% over the next five years, from 2008 to 2012.[24]

•
Worldwide retail sales of licensed products increased at an ACR of 2.5% from 2001 through 2006. Character licensing is the largest category in the total worldwide retail sales of licensed products, and the revenues increased at an ACR of 2.1% during the same period.

24 Ibid.

•	U.S. wholesale eBooks sales increased at an ACR of 40.3% from 2002 through 2007. U.S. internet advertising revenues increased at an ACR of 14.7% from 2000 through 2008.

•
U.S. comic book sales increased at an ACR of 16.5% from 2001 through 2007. According to Diamond Comic Distributors, the comic books published by Marvel and DC Comics account for approximately 70% of its comic book sales to retailers.

•	North America video game revenues increased at an ACR of 8.7% from 2001 to 2007.

Competitive Factors

•
Platinum’s main competitors have established superior longevity of operations, depth in management and financial performance and resources. However, the size of Platinum’s character library is comparable to Marvel and DC Comic’s and more diverse with respect with types of genre, and offers story lines of more recently developed characters beyond superhero status. Overall, Platinum operates in a niche but competitive environment. The Company’s competitive strategy is to promote and commercialize its more diverse and newer characters to its multiple target audiences.

Economic Factors

U.S. Economy

•
After strong economic growth in the late 1990s and early 2000, the U.S. economy slowed in late 2000 and entered into a recession in March 2001. In 2002 and the first half of 2003, the U.S. economy appeared to be in a state of recovery but was growing slowly. In the second half of 2003 through the end of 2005, the economy grew strongly, indicating an expansion of the U.S. economy. However, in the second half of 2007, the U.S. economy began to show signs of a slowdown due to the global credit crunch and mounting sub-prime mortgage concerns.

•
U.S. unemployment rate increased after the economic slowdown in 2001 and began to decrease in 2004 and 2005. However, the unemployment rate began to increase in the second half of 2007 due to a perceived economic downturn.

•
U.S. average annual CCI was at its lowest point in 2003 at 79.8, after which it continued its upward trend between 2004 and 2006, and then dropped significantly to 81.2 in February 2008. The U.S. personal income and disposable personal income grew in every quarter from 2000 through the third quarter of 2007.

•
U.S. GDP growth is expected at 1.8% in 2007 and between 1.8% and 2.3% in 2008. U.S. unemployment rate is forecasted to range between 4.9% and 5.1% in 2008, and between 5.0% and 5.1% in 2009. The Consumer Price Index inflation is expected to average 2.8% in 2007, then increase to 3.0% in 2008, and fall back to 2.1% in 2009.

European Economy

•
The European economy is recovering from sluggish growth experienced in 2001 through 2003. On an annual basis, European GDP grew in every year during the period under review. In the fourth quarter of 2007, European GDP grew by 2.21%.

•	European GDP growth forecasts predict GDP growth in the 27 country European Union area to slow to 2.4% in 2008 and 2009.

METHODOLOGICAL APPROACHES

We determined the fair market value of the Intellectual Property by determining the value of each of the Company’s divisions. For each of the divisions, the following presents an overview of the major production / marketing assumptions as well as references to the supporting schedules, which include independently derived market and industry support for the assumptions used in our valuations.

Unless otherwise indicated, for each of the divisions, we used the following valuation methods to determine the indicated fair market value of the Intellectual Property:

1	Discounted Cash Flow (“DCF”) Method (income approach)
2	Market Multiple Method (market approach)

1. Film Entertainment: Licensed Film Division

•
The Licensed Film Division model assumes that Platinum Studios, Inc. sells theatrical film rights of high budget films (with average budgets of $50 - $65 million) to one of the major Hollywood Studios for a license fee, and retains partial merchandising rights.

•	The number of projects per year ranges between 1 and 2.
•	Schedules 3 to 6 present our overall valuation analysis.
•	Exhibits 1 to 5 provide support for Schedule 3 (Projections).
•	Appendices A-2 to A-4 provide support for Exhibit 1.
•	Exhibits 6A to 6C, and 7 provide support for Schedule 4 (DCF Method).
•	Appendix C provides support for Schedule 5 (Market Method).

2. Film Entertainment: Joint Venture Division

•
The Joint Venture Division model assumes that Platinum Studios, Inc. forms joint ventures with other studios to produce and distribute low budget films (with average budgets of $15 - $25 million), and Platinum assumes 30% of all costs and profits.

•	The number of projects per year ranges between 2 and 3.
•	Schedules 7 to 10 present our overall valuation analysis.
•	Exhibits 8 to 12 provide support for Schedule 7 (Projections).
•	Appendices A-5 to A-8, and Appendix B provide support for Exhibit 8.
•	Exhibits 6A to 6C, and 7 provide support for Schedule 8 (DCF Method).
•	Appendix C provides support for Schedule 9 (Market Method).

3. Film Entertainment: Film Fund Division

•	The Film Fund Division model assumes that Platinum Studios, Inc. finances 100% of low budget Indie films (with average budgets of $10 million) via the Film Fund.
•	The number of projects per year ranges between 0 and 5.
•	Schedules 11 to 14 present our overall valuation analysis.
•	Exhibits 13 and 14 provide support for Schedule 11 (Projections).
•	Appendix A-9 provides support for Exhibit 13.
•	Exhibits 6A to 6C, and 7 provide support for Schedule 12 (DCF Method).
•	Appendix C provides support for Schedule 13 (Market Method).

4. Film Entertainment: Direct to DVD Division

•	The Direct to DVD Division model assumes that Platinum Studios, Inc. finances 100% of Direct to DVD films (with average budgets of $1.5 million) via private financing.
•	The number of projects per year ranges between 0 and 7.
•	Schedules 15 to 18 present our overall valuation analysis.
•	Exhibits 15 to 17 provide support for Schedule 15 (Projections).
•	Appendix D provides support for Exhibit 15.
•	Exhibits 6A to 6C, and 7 provide support for Schedule 16 (DCF Method).
•	Appendix C provides support for Schedule 17 (Market Method).

5. Digital Publishing

•	The Digital Publishing model assumes that revenues are generated through: Merchandise Sales, Advertising Sales, Gaming Revenues, Subscription Revenues and Syndication Revenues.
•	Schedules 19 to 22 present our overall valuation analysis.
•	Exhibits 18 to 20 provide support for Schedule 19 (Projections).
•	Exhibits 21A to 21C provide support for Schedule 20 (DCF Method).
•	Appendix E provides support for Schedule 21 (Market Method).

6. Video Network

•	The Video Network model assumes that revenues are generated through Advertising Sales.
•	Schedules 23 to 26 present our overall valuation analysis.
•	Exhibits 22 to 23 provide support for Schedule 23 (Projections).

•	Exhibits 21A to 21C provide support for Schedule 24 (DCF Method).
•	Appendix F provides support for Schedule 25 (Market Method).

7. Print Publishing

•	We utilized the revenue multiplier method, a market-based method, and applied a revenue multiple in the high range to account for expected growth in future revenues and profits.
•	Schedule 27 presents our overall valuation analysis.

8. Licensed Video Games

•	The Licensed Video Games model assumed that revenues are generated through license agreements with video game production and distribution studios.
•	Schedules 28 and 29 present our overall valuation analysis.
•	Exhibit 24 provides support for Schedule 28 (Projections).
•	Appendices G-1 to G-2 provide support for Exhibit 24.
•	Exhibits 6A to 6C, and 7 provide support for Schedule 29 (DCF Method).

9. Licensing and Merchandising

•
The Licensing and Merchandising model assumes that revenues are generated through license agreements with distributors based on IP in addition to Film Entertainment, Digital Publishing, and Video Games.

•	Schedule 30 presents our overall valuation analysis.

10. The Comic Book Challenge

•	We utilized the Cost Approach to determine the indicated fair market value of the Comic Book Challenge.

The following schedules and accompanying endnotes, exhibits and appendices present our valuation analysis.

Schedule 3
Platinum Studios, Inc.
Film Entertainment: Projected Cash Flow for Licensed Film Division 1
Date of Value: March 31, 2008

	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)
Assumptions:

Action
High Budget	0	2	1	1	1	0	0	1	0	0	1

Comedy
High Budget	0	0	0	1	0	1	1	1	1	1	0

Thriller
High Budget	0	0	1	0	1	1	1	0	1	1	1
Total Projects Began per Year	0	2	2	2	2	2	2	2	2	2	2

Projected Cash Flows:

Revenue from Film License	$0	$2,500,000	$2,500,000	$2,500,000	$2,500,000	$2,500,000	$2,500,000	$2,500,000	$2,500,000	$2,500,000	$2,500,000

Gross Receipts
Domestic Theatrical	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
International Theatrical	0	0	0	0	0	0	0	0	0	0	0
Domestic Home Video	0	0	0	0	0	0	0	0	0	0	0
International Home Video	0	0	0	0	0	0	0	0	0	0	0
Domestic Television
PPV	0	0	0	0	0	0	0	0	0	0	0
Pay TV	0	0	0	0	0	0	0	0	0	0	0
Network TV	0	0	0	0	0	0	0	0	0	0	0
Syndicated TV	0	0	0	0	0	0	0	0	0	0	0
International Television
Pay TV	0	0	0	0	0	0	0	0	0	0	0
Syndicated TV	0	0	0	0	0	0	0	0	0	0	0
Domestic Merchandising	0	0	1,217,592	968,056	949,048	1,059,749	644,486	623,030	958,203	617,643	599,348
International Merchandising	0	0	1,301,564	996,886	1,030,393	1,093,682	666,427	642,258	1,038,256	639,584	619,028
Total Gross Receipts	$0	$0	$2,519,156	$1,964,942	$1,979,441	$2,153,431	$1,310,913	$1,265,288	$1,996,459	$1,257,227	$1,218,376

Distribution Costs
Domestic Theatrical	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
International Theatrical	0	0	0	0	0	0	0	0	0	0	0
Domestic Home Video	0	0	0	0	0	0	0	0	0	0	0
International Home Video	0	0	0	0	0	0	0	0	0	0	0
Domestic Television Cost	0	0	0	0	0	0	0	0	0	0	0
International Television Cost	0	0	0	0	0	0	0	0	0	0	0
Total Distribution Costs	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Publicity Expenses
Domestic Theatrical
Advertising	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Prints	0	0	0	0	0	0	0	0	0	0	0
International Theatrical
Advertising	0	0	0	0	0	0	0	0	0	0	0
Prints	0	0	0	0	0	0	0	0	0	0	0
Total Publicity Expenses	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Negative Costs	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Net Profit	$0	$2,500,000	$5,019,156	$4,464,942	$4,479,441	$4,653,431	$3,810,913	$3,765,288	$4,496,459	$3,757,227	$3,718,376

Less:

Participations (10% of Net Profit each)
Talent	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Writers	0	0	0	0	0	0	0	0	0	0	0
Total Participations	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Net Profit After Participations	$0	$2,500,000	$5,019,156	$4,464,942	$4,479,441	$4,653,431	$3,810,913	$3,765,288	$4,496,459	$3,757,227	$3,718,376

Less:

Content Partners (15% of Net Profit After Participations)	$0	$375,000	$752,873	$669,741	$671,916	$698,015	$571,637	$564,793	$674,469	$563,584	$557,756

Contribution Profit from Licensed Films	$0	$2,125,000	$4,266,283	$3,795,201	$3,807,525	$3,955,416	$3,239,276	$3,200,495	$3,821,990	$3,193,643	$3,160,620

Source: Exhibits 1 through 5.
Note 1: Assumption: Platinum Studios, Inc. sells theatrical film rights of high budget films to one of the Big Hollywood Studios for a license fee; retains partial merchandising rights.

SANLI PASTORE & HILL, INC.

Endnotes to Schedule 3
Platinum Studios, Inc.
Date of Value: March 31, 2008

Note 1

The Licensed Film Division model assumes that Platinum Studios, Inc. sells theatrical film rights of high budget films (with average budgets of $50 - $65 million) to one of the major Hollywood studios for a license fee, and retains merchandising rights.

To estimate the future cash flows generated by the Licensed Film Division, we estimated each film’s revenues and costs over the first ten years, “ultimates”, based on genre and budget size as presented in Exhibit 1, page 97.

We then estimated the timing of the cash flows in each year, as presented in Exhibit 2, page 98. As such, we developed the cash flows of each individual film in each year based on genre and budget size, as presented in Exhibits 3 to 5, pages 99 to 101.

In addition, we also estimated the number of licensed film deals that Platinum would enter into each year. Among the 84 comic book adaptation movies since 1978 to present, there are 57 original movies and 27 sequels to 13 of the original movies. Based on our calculations:

•	22.8% of the movies produce at least 1 sequel;
•	10.5% of the movies produce at least 2 sequels;
•	5.3% of the movies produce at least 3 sequels; and
•	5.3% of the movies produce at least 4 sequels.

With the potential to create film franchises and spin-offs, this enables the Company to produce more film projects derived from the same characters. Based on Platinum’s current licensed film deals, interviews with management, and the potential of sequels and spin-offs, we assumed the number of projects per year would range between 1 and 2.

A film’s ultimate revenues consist of theatrical revenues, home video revenues, TV revenues, and merchandising revenues. Costs of a film primarily consist of production costs, distribution costs, and publicity expenses.

Based on the assumptions of the Licensed Film Division model, we determined the revenues generated by the Licensed Film Division consisted of licenses fees and merchandising sales.

Schedule 4
Platinum Studios, Inc.
Method 1: Discounted Cash Flow Method for Licensed Film Division1
Date of Value: March 31, 2008

	Apr 1 - Dec 31, 2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	Terminal Year - 2019
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)	(12)

Contribution Profit from Licensed Films (Schedule 3)	$0	$2,125,000	$4,266,283	$3,795,201	$3,807,525	$3,955,416	$3,239,276	$3,200,495	$3,821,990	$3,193,643	$3,160,620

Less: Overhead Allocation	(187,500)	(750,000)	(773,250)	(797,221)	(821,935)	(847,415)	(873,684)	(900,769)	(928,692)	(957,482)	(987,164)

EBITDA from Licensed Films	($187,500)	$1,375,000	$3,493,033	$2,997,980	$2,985,590	$3,108,002	$2,365,592	$2,299,726	$2,893,298	$2,236,161	$2,173,456

Less: Depreciation	0	(100,000)	(100,000)	(100,000)	(100,000)	(100,000)	(100,000)	(100,000)	(100,000)	(100,000)	(100,000)

EBIT from Licensed Films	($187,500)	$1,275,000	$3,393,033	$2,897,980	$2,885,590	$3,008,002	$2,265,592	$2,199,726	$2,793,298	$2,136,161	$2,073,456

Less: Taxes (40% tax rate)	75,000	(510,000)	(1,357,213)	(1,159,192)	(1,154,236)	(1,203,201)	(906,237)	(879,891)	(1,117,319)	(854,464)	(829,382)

Net Income from Licensed Films	($112,500)	$765,000	$2,035,820	$1,738,788	$1,731,354	$1,804,801	$1,359,355	$1,319,836	$1,675,979	$1,281,697	$1,244,073

Add: Depreciation	0	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000
Less: Capital Expenditures	0	(200,000)	(206,000)	(212,180)	(218,545)	(225,102)	(231,855)	(238,810)	(245,975)	(253,354)	(260,955)

Net Cash Flow to MVIC from Licensed Films	($112,500)	$665,000	$1,929,820	$1,626,608	$1,612,809	$1,679,699	$1,227,500	$1,181,025	$1,530,004	$1,128,343	$1,083,119

Terminal Value Calculation
End Year Economic Income (E0)												$1,083,119
Long Term Growth Rate (g)												3.1%
Terminal Year Economic Income (E1 = E0 x (1+g))												$1,116,695
Capitalization Rate (discount rate - g)												13.9%
Terminal Value (V = E1 / capitalization rate)[4]												$8,028,212

Discount Rate (Exhibits 6A - 6C)[2]	1.6%	17.0%	17.0%	17.0%	17.0%	17.0%	17.0%	17.0%	17.0%	17.0%	17.0%	17.0%

Present Value Factor[3]	0.99	0.82	0.70	0.60	0.51	0.44	0.37	0.32	0.27	0.23	0.20	0.20

Present Value of Net Cash Flow to MVIC	($111,849)	$546,443	$1,355,246	$976,253	$827,258	$736,322	$459,871	$378,140	$418,662	$263,870	$216,473	$1,604,527

Fair Market Value of Licensed Film Division	$7,671,217

SANLI PASTORE & HILL, INC.

Endnotes to Schedule 4
Platinum Studios, Inc.
Date of Value: March 31, 2008

Note 1

The Discounted Cash Flow (“DCF”) valuation method typically uses “net cash flow” as the economic income that is discounted to present value. Valuing Small Businesses & Professional Practices states:

There are two reasons why net cash flow is the preferred measure of economic income in the application of the income approach: (1) It is conceptually preferable, and (2) It is easier to develop an empirically defensible discount rate for net cash flow.

Dr. Shannon Pratt describes net free cash flow as:25

… [T]he return on the investment that the investor has completely available to take out of the business or to do with as he wishes with absolutely no impairment of the ongoing ability of the business to continue to produce the expected level of cash flows in the future.

Valuing Small Businesses & Professional Practices defines net free cash flow to overall invested capital:

Earnings Before Interests and Taxes
—  Taxes on EBIT
+ Noncash charges (e.g., depreciation, amortization, deferred income taxes)
— Capital expenditures (the net changes in fixed and other noncurrent assets)
— Changes in working capital
= Net cash flow to overall invested capital

To determine the Net cash flow to overall invested capital, we deducted corporate expenses for overhead, depreciation, and capital expenditures allocated to Licensed Films Division.

Note 2

See Exhibits 6A to 7, Development of WACC.

25 Pratt, Shannon P., Robert F. Reilly, and Robert P. Schweihs. Valuing Small Businesses and Professional Practices. New York: McGraw-Hill, 1998. p. 220.

Under the Weighted Average Cost of Capital (“WACC”), returns on equity (Exhibit 6A) and debt (Exhibit 6B) are separately calculated. The returns on equity and debt are then weighted to calculate the WACC (Exhibit 6C).

Business Valuation Body of Knowledge describes the method as follows26:

Weighted average cost of capital is the blended costs of the company’s capital structure components [debt and equity], each weighted by the market value of that component.

To determine the Fair Value of Licensed Films Division, an appropriate discount rate must be selected. The discount rate reflects the expected longevity and certainty of generating earnings attributable to existing customers and takes numerous valuation characteristics into consideration.

Exhibit 6A presents the “build-up” method of developing an equity discount rate. Valuing a Business: The Analysis and Appraisal of Closely-Held Companies describes the components of a “build-up” as follows27:

1.	A “risk-free rate” (the amount that an investor feels certain of realizing over the holding period). This includes:
a.	A “rental rate” for foregoing the use of funds over the holding period.
b.	The expected rate of inflation over the holding period.

2.	A premium for risk. This includes:
a.	Systematic risk (that risk that relates to movements in returns on the investment market in general).
b.	Unsystematic risk (that risk that is specific to the subject investment).

The discount rate is directly related to an investment’s potential risk. Investors apply a risk premium to riskier investments, expecting a higher rate of return for these investments. Investments have different levels of risk; these risk levels are defined by the following characteristics:28

Risk-Free	Building a duplicate plant to make more of a currently made and sold product in response to presently high demand.
Very Low Risk	Incorporating a new but well-understood technology into making a product presently made and sold in response to existing demand.

26 Pratt, Shannon, Business Valuation Body of Knowledge. John Wiley & Sons, Inc., 1998, p. 94.
27 Pratt, Shannon P., Robert F. Reilly & Robert P. Schweihs, Valuing a Business: The Analysis and Appraisal of Closely-Held Companies. Irwin Professional Publishing, 2000, p. 160.
28 Razgaitis, Richard. Early-Stage Technologies: Valuation and Pricing. New York: John Wiley & Sons, Inc., 1999, Page 132.

Low Risk	Making a product with new features using well-understood technology into a presently served and understood customer segment with evidence of demand for such features.

Moderate Risk	Making a new product using well-understood technology to a customer segment presently served by other products made by the corporation and with evidence of demand for such a new product.

High Risk	Making a new product using a not well-understood technology and marketing it to an existing segment or a well-understood technology to a new market segment.

Very High Risk	Making a new product with new technology to a new segment.

Extremely High Risk	Creating a startup company to go into the business of making a product not presently sold or even known to exist using unproven technologies.

Rates of return associated with the different levels of risk are presented in the following table:29

Characterization of Risk	Approximate Rates of Return (Risk-Adjusted Hurdle Rate)
Risk-free	10% - 18%
Very low risk	15% - 20%
Low risk	20% - 30%
Moderate risk	25% - 35%
High risk	30% - 40%
Very high risk	40% - 45%
Extremely high risk	50% - 70% or Higher

Investors require a higher rate of return on a start-up company than one on the verge of an initial public offering (“IPO”). A higher discount rate is applicable to companies in its earlier stages of development. The following table illustrates the required rate of return on different stages of development:

29 Razgaitis, Richard. Early-Stage Technologies: Valuation and Pricing. New York: John Wiley & Sons, Inc., 1999, Page 132.

Stage of Development	Plummer[30]	Scherlis and Sahiman[31]
Start-up	50% - 70%	50% - 70%
First Stage or “Early Development”	40% - 60%	40% - 60%
Second Stage or “Expansion”	35% - 50%	30% - 50%
Bridge/IPO	25% - 35%	20% - 35%

The After-Tax Equity Discount Rate we determined falls within the moderate to high risk for the above categories, which takes into account the risks identified in our Risk/Reward Profile, page 37.

The appropriate weights to apply to the After-Tax Equity Discount Rate and the After-Tax Rate of Return on Debt were based on the average Debt to Equity ratio of a perpetual slate financing as defined in the Platinum Studios Film Fund, LLC Agreement (see Exhibit 7).

Note 3

SP&H determined that the Mid Year Convention was an appropriate method of calculating the Present Value Factor for years 2008 through 2018.

Using the Mid Year Convention, the Present Value Factors were calculated as follows:

Present Value Factor =          1
(1+k) t-0.5

Where:
k = Discount Rate (Equity Discount Rate)
t  = Year

Note 4

The terminal value was calculated based on the Gordon Growth Model. 32

Using net cash flow as the economic income measure, the formula for the Gordon Growth Model is as follows:

PV  =  NCF0 (1+g)
k - g
where:

PV  = Present Value

30 Plummer, James L., QED Report on Venture Capital Financial Analysis (Palo Alto: QED Research, Inc. 1987)
31 Scherlis, Daniel R. and William A. Sahlman, A Method for Valuing High-Risk, Long Term, Investments: The Venture Capital Method (Boston, Harvard Business School Publishing, 1987).
32 Pratt, Shannon P., Robert F. Reilly, and Robert P. Schweihs. Valuing Small Businesses and Professional Practices. New York: McGraw-Hill, 1998. Pages 260-261.

NCF0	=
Net cash flow for period 0, the period immediately preceding the effective valuation date (It is assumed that this has been normalized by whatever adjustments are appropriate, such as eliminating nonrecurring items and so on.)

g	=	Projected long-term growth rate (annually compounded, sustainable in perpetuity)
k	=	Present value discount rate (cost of capital applicable to definition of the economic income variable being capitalized)

The Gordon Growth Model version of the capitalized economic income method is often used to derive the terminal value in the discounted economic income method.

Schedule 5
Platinum Studios, Inc.
Method 2: Market Multiplier Method for Licensed Film Division 1
Date of Value: March 31, 2008

Total Number of Characters in Library		5,622

Percent of Characters Adaptable to High Budget Licensed Films		3%

Number of Characters Adaptable to High Budget Licensed Films		169

Market Multiple (Appendix C)	x	$70,000

Fair Market Value of Licensed Film Division		$11,806,000

SANLI PASTORE & HILL, INC.

Endnotes to Schedule 5
Platinum Studios, Inc.
Date of Value: March 31, 2008

Note 1

In the Market Multiplier Method, the fair market value of the Intellectual Property in the Licensed Film Division was determined by multiplying the number of characters by an appropriate media format adaptation percentage, which we derived based on interviews with management and industry analysis.

To determine the appropriate market multiple, we searched for library transactions in film entertainment industry. We obtained library transaction data from Vogel 2007 and press releases, and made adjustments to the multiples to match the size and nature of the Licensed Film Division. (See Appendix C, page 136) To determine the fair market value of the Intellectual Property in the Licensed Film Division, we utilized the price per feature multiple. Based on our analysis of the Company as well as the industry, competition, and economic conditions for Platinum, we selected the average of low quartile and mean price per feature multiple of $70,000.

Schedule 6
Platinum Studios, Inc.
Fair Market Value of Intellectual Property in the Licensed Film Division
Date of Value: March 31, 2008

	Fair Market Value	Weight	Weighted Fair Market Value

Method 1: Discounted Cash Flow Method (Schedule 4)	$7,671,217	75%	$5,753,413

Method 2: Market Multiplier Method (Schedule 5)	$11,806,000	25%	$2,951,500

Fair Market Value of Intellectual Property in Licensed Film Division (Rounded)			$8,705,000

SANLI PASTORE & HILL, INC.

Schedule 7
Platinum Studios, Inc.
Film Entertainment: Projected Cash Flow for Joint Venture Film Division 1
Scenario: Base
Date of Value: March 31, 2008

	2008	2009	2010		2011		2012		2013		2014		2015		2016		2017		2018
	(1)	(2)	(3)		(4)		(5)		(6)		(7)		(8)		(9)		(10)		(11)
Assumptions:

Action
Low Budget	1	1	1		1		2		1		1		1		1		1		1

Comedy
Low Budget	0	0	0		0		0		0		1		0		0		0		0

Thriller
Low Budget	1	1	1		1		1		1		1		1		1		1		1

Horror	0	0	0		1		0		1		0		1		1		1		1
Total Projects Began per Year	2	2	2		3		3		3		3		3		3		3		3

Projected Cash Flows:

Gross Receipts
Domestic Theatrical	$0	$32,000,000	$32,000,000	22.9%	$32,000,000	21.0%	$38,075,000	20.6%	$48,500,000	20.7%	$38,075,000	17.7%	$40,775,000	18.7%	$38,075,000	17.5%	$38,075,000	17.5%	$38,075,000	17.4%
International Theatrical	0	20,451,000	24,060,000	17.2%	24,060,000	15.8%	29,160,000	15.8%	38,815,000	16.6%	31,605,000	14.7%	27,408,000	12.6%	29,592,000	13.6%	30,060,000	13.8%	30,060,000	13.7%
Domestic Home Video	0	37,440,000	40,934,400	29.3%	43,929,600	28.8%	53,034,150	28.7%	67,392,390	28.8%	57,401,370	26.7%	61,276,020	28.1%	58,870,110	27.0%	59,259,330	27.3%	59,443,800	27.1%
International Home Video	0	14,976,000	25,459,200	18.2%	26,956,800	17.7%	30,698,460	16.6%	38,166,570	16.3%	37,286,730	17.3%	36,093,096	16.6%	35,932,104	16.5%	35,432,748	16.3%	35,641,008	16.3%
Domestic Television
PPV	0	120,000	4,000,000	2.9%	4,000,000	2.6%	4,022,781	2.2%	4,798,469	2.1%	6,023,406	2.8%	4,769,500	2.2%	5,086,750	2.3%	4,759,375	2.2%	4,759,375	2.2%
Pay TV	0	432,000	11,232,000	8.0%	14,400,000	9.4%	14,482,013	7.8%	16,673,063	7.1%	20,652,188	9.6%	18,202,275	8.4%	18,045,000	8.3%	17,401,050	8.0%	17,133,750	7.8%
Network TV	0	0	0	0.0%	864,000	0.6%	3,744,000	2.0%	4,608,000	2.0%	5,636,025	2.6%	6,752,250	3.1%	7,573,050	3.5%	7,153,200	3.3%	7,377,975	3.4%
Syndicated TV	0	0	0	0.0%	0	0.0%	224,000	0.1%	448,000	0.2%	672,000	0.3%	826,525	0.4%	1,054,025	0.5%	1,208,550	0.6%	1,360,713	0.6%
International Television
Pay TV	0	0	1,190,970	0.9%	5,557,860	3.6%	7,939,800	4.3%	8,236,800	3.5%	9,835,650	4.6%	11,789,250	5.4%	10,785,060	5.0%	9,353,520	4.3%	9,610,920	4.4%
Syndicated TV	0	0	0	0.0%	0	0.0%	2,406,000	1.3%	4,812,000	2.1%	7,218,000	3.4%	9,021,000	4.1%	11,854,000	5.4%	13,657,000	6.3%	14,848,000	6.8%
Domestic Merchandising	0	313,280	342,519	0.2%	367,582	0.2%	403,910	0.2%	611,812	0.3%	446,260	0.2%	485,964	0.2%	452,163	0.2%	451,700	0.2%	450,481	0.2%
International Merchandising	0	325,875	356,291	0.3%	382,361	0.3%	423,963	0.2%	678,256	0.3%	472,193	0.2%	473,675	0.2%	473,494	0.2%	473,138	0.2%	472,473	0.2%
Total Gross Receipts	$0	$106,058,155	$139,575,380	100.0%	$152,518,202	100.0%	$184,614,077	100.0%	$233,740,359	100.0%	$215,323,822	100.0%	$217,872,554	100.0%	$217,792,755	100.0%	$217,284,611	100.0%	$219,233,495	100.0%

Distribution Costs
Domestic Theatrical	$0	$6,400,000	$6,400,000	4.6%	$6,400,000	4.2%	$7,615,000	4.1%	$9,700,000	4.1%	$7,615,000	3.5%	$8,155,000	3.7%	$7,615,000	3.5%	$7,615,000	3.5%	$7,615,000	3.5%
International Theatrical	0	4,090,200	4,812,000	3.4%	4,812,000	3.2%	5,832,000	3.2%	7,763,000	3.3%	6,321,000	2.9%	5,481,600	2.5%	5,918,400	2.7%	6,012,000	2.8%	6,012,000	2.7%
Domestic Home Video	0	6,988,800	7,488,000	5.4%	7,887,360	5.2%	9,513,660	5.2%	12,184,770	5.2%	10,445,916	4.9%	11,359,452	5.2%	11,135,748	5.1%	11,483,706	5.3%	11,831,664	5.4%
International Home Video	0	2,695,680	4,672,512	3.3%	4,972,032	3.3%	5,723,406	3.1%	7,156,609	3.1%	7,099,092	3.3%	6,945,401	3.2%	7,019,158	3.2%	7,000,672	3.2%	7,118,654	3.2%
Domestic Television Cost	0	252,800	2,780,800	2.0%	3,792,000	2.5%	4,345,593	2.4%	5,160,675	2.2%	6,194,983	2.9%	5,919,273	2.7%	6,095,640	2.8%	6,005,620	2.8%	6,033,862	2.8%
International Television Cost	0	199,698	2,196,678	1.6%	2,995,470	2.0%	3,444,666	1.9%	4,227,854	1.8%	5,276,343	2.5%	4,916,986	2.3%	4,642,622	2.1%	4,812,307	2.2%	4,912,604	2.2%
Total Distribution Costs	$0	$20,627,178	$28,349,990	20.3%	$30,858,862	20.2%	$36,474,325	19.8%	$46,192,908	19.8%	$42,952,334	19.9%	$42,777,712	19.6%	$42,426,567	19.5%	$42,929,304	19.8%	$43,523,784	19.9%

Publicity Expenses
Domestic Theatrical
Advertising	$2,100,228	$21,002,280	$21,002,280	15.0%	$21,702,356	14.2%	$28,469,757	15.4%	$32,203,495	13.8%	$28,003,040	13.0%	$28,003,040	12.9%	$28,003,040	12.9%	$28,003,040	12.9%	$28,003,040	12.8%
Prints	0	2,619,301	2,619,301	1.9%	2,619,301	1.7%	3,492,401	1.9%	4,074,468	1.7%	3,492,401	1.6%	3,492,401	1.6%	3,492,401	1.6%	3,492,401	1.6%	3,492,401	1.6%
International Theatrical
Advertising	1,050,114	10,501,140	10,501,140	7.5%	10,851,178	7.1%	14,234,878	7.7%	16,101,748	6.9%	14,001,520	6.5%	14,001,520	6.4%	14,001,520	6.4%	14,001,520	6.4%	14,001,520	6.4%
Prints	0	1,113,203	1,309,650	0.9%	1,309,650	0.9%	1,680,718	0.9%	1,993,579	0.9%	1,789,856	0.8%	1,746,201	0.8%	1,746,201	0.8%	1,746,201	0.8%	1,746,201	0.8%
Total Publicity Expenses	$3,150,342	$35,235,923	$35,432,371	25.4%	$36,482,485	23.9%	$47,877,755	25.9%	$54,373,290	23.3%	$47,286,816	22.0%	$47,243,161	21.7%	$47,243,161	21.7%	$47,243,161	21.7%	$47,243,161	21.5%

Negative Costs, Net of Story Rights Acquisitions	$45,000,000	$45,000,000	$45,000,000	32.2%	$60,000,000	39.3%	$70,000,000	37.9%	$60,000,000	25.7%	$60,000,000	27.9%	$60,000,000	27.5%	$60,000,000	27.5%	$60,000,000	27.6%	$60,000,000	27.4%

Net Profit	$(48,150,342)	$5,195,054	$30,793,019	22.1%	$25,176,855	16.5%	$30,261,998	16.4%	$73,174,160	31.3%	$65,084,672	30.2%	$67,851,681	31.1%	$68,123,027	31.3%	$67,112,146	30.9%	$68,466,549	31.2%

Less:

Participations (10% of Net Profit each)
Talent	$0	$519,505	$3,079,302	2.2%	$2,517,686	1.7%	$3,026,200	1.6%	$7,317,416	3.1%	$6,508,467	3.0%	$6,785,168	3.1%	$6,812,303	3.1%	$6,711,215	3.1%	$6,846,655	3.1%
Writers	0	519,505	3,079,302	2.2%	2,517,686	1.7%	3,026,200	1.6%	7,317,416	3.1%	6,508,467	3.0%	6,785,168	3.1%	6,812,303	3.1%	6,711,215	3.1%	6,846,655	3.1%
Total Participations	$0	$1,039,011	$6,158,604	4.4%	$5,035,371	3.3%	$6,052,400	3.3%	$14,634,832	6.3%	$13,016,934	6.0%	$13,570,336	6.2%	$13,624,605	6.3%	$13,422,429	6.2%	$13,693,310	6.2%

Net Profit After Participations	$(48,150,342)	$4,156,043	$24,634,415	17.6%	$20,141,484	13.2%	$24,209,598	13.1%	$58,539,328	25.0%	$52,067,738	24.2%	$54,281,345	24.9%	$54,498,422	25.0%	$53,689,717	24.7%	$54,773,239	25.0%

Less:

Content Partners (15% of Net Profit after Participations)	$0	$623,406	$3,695,162	2.6%	$3,021,223	2.0%	$3,631,440	2.0%	$8,780,899	3.8%	$7,810,161	3.6%	$8,142,202	3.7%	$8,174,763	3.8%	$8,053,458	3.7%	$8,215,986	3.7%

Total Contribution Profit from Joint Venture Films	$(48,150,342)	$3,532,637	$20,939,253	15.0%	$17,120,262	11.2%	$20,578,159	11.1%	$49,758,429	21.3%	$44,257,577	20.6%	$46,139,143	21.2%	$46,323,658	21.3%	$45,636,259	21.0%	$46,557,253	21.2%

Allocation to Platinum Studios, Inc. (30%)

Contribution Profit from Joint Venture Films	$(14,445,103)	$1,059,791	$6,281,776	4.5%	$5,136,078	3.4%	$6,173,448	3.3%	$14,927,529	6.4%	$13,277,273	6.2%	$13,841,743	6.4%	$13,897,098	6.4%	$13,690,878	6.3%	$13,967,176	6.4%

Source: Exhibits 8 through 12.

SANLI PASTORE & HILL, INC.

Endnotes to Schedule 7
Platinum Studios, Inc.
Date of Value: March 31, 2008

Note 1:

The Joint Venture Film Division model assumes that Platinum forms joint ventures with other studios to produce and distribute low budget films (with average budgets of $15-25 million), and Platinum assumes 30% of all costs and profits.

To estimate the future cash flows generated by the Joint Venture Film Division, we estimated film ultimates based on genre and budget size as presented in Exhibits 8, page 106.

We then estimated the timing of the cash flows in each year, as presented in Exhibit 2, page 98. As such, we developed the cash flows of each individual film in each year based on genre and budget size, as presented in Exhibits 9 to 12, pages 107 to 110.

In addition, we also estimated the number of films that Platinum would release per year. Based on Platinum’s business plan, interviews with management and the potential of sequels (See Endnote 1 of Schedule 3, page 44), we assumed the number of projects per year would range between 2 and 3.

Schedule 8
Platinum Studios, Inc.
Method 1: Discounted Cash Flow Method for the Joint Venture Film Division 1
Scenario: Base
Date of Value: March 31, 2008

	Apr 1 - Dec 31, 2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	Terminal Year - 2019
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)	(12)

Contribution Profit from Joint Venture Films (Schedule 7)	$(10,833,827)	$1,059,791	$6,281,776	$5,136,078	$6,173,448	$14,927,529	$13,277,273	$13,841,743	$13,897,098	$13,690,878	$13,967,176

Less: Overhead Allocation	(1,125,000)	(1,546,500)	(1,594,442)	(1,643,869)	(1,694,829)	(1,747,369)	(1,801,537)	(1,857,385)	(1,914,964)	(1,974,328)	(2,035,532)

EBITDA from Joint Venture Films	$(11,958,827)	$(486,709)	$4,687,334	$3,492,209	$4,478,618	$13,180,160	$11,475,736	$11,984,358	$11,982,134	$11,716,550	$11,931,644

Less: Depreciation	(375,000)	(500,000)	(500,000)	(500,000)	(500,000)	(500,000)	(500,000)	(500,000)	(500,000)	(500,000)	(500,000)

EBIT from Joint Venture Films	$(12,333,827)	$(986,709)	$4,187,334	$2,992,209	$3,978,618	$12,680,160	$10,975,736	$11,484,358	$11,482,134	$11,216,550	$11,431,644

Less: Taxes (40% tax rate)	4,933,531	394,684	(1,674,934)	(1,196,884)	(1,591,447)	(5,072,064)	(4,390,294)	(4,593,743)	(4,592,853)	(4,486,620)	(4,572,658)

Net Income from Joint Venture Films	$(7,400,296)	$(592,025)	$2,512,401	$1,795,326	$2,387,171	$7,608,096	$6,585,442	$6,890,615	$6,889,280	$6,729,930	$6,858,986

Add: Depreciation	375,000	500,000	500,000	500,000	500,000	500,000	500,000	500,000	500,000	500,000	500,000
Less: Capital Expenditures	(300,000)	(412,000)	(424,360)	(437,091)	(450,204)	(463,710)	(477,621)	(491,950)	(506,708)	(521,909)	(537,567)

Net Cash Flow to MVIC from Joint Venture Films	$(7,325,296)	$(504,025)	$2,588,041	$1,858,235	$2,436,968	$7,644,386	$6,607,821	$6,898,665	$6,882,572	$6,708,021	$6,821,420

Terminal Value Calculation
End Year Economic Income (E0)												$6,821,420
Long Term Growth Rate (g)												3.1%
Terminal Year Economic Income (E1 = E0 x (1+g))												$7,032,884
Capitalization Rate (discount rate - g)												13.9%
Terminal Value (V = E1 / capitalization rate) 4												$50,561,220

Discount Rate (Exhibits 6A - 6C)2	1.6%	1.6%	17.0%	17.0%	17.0%	17.0%	17.0%	17.0%	17.0%	17.0%	17.0%	17.0%

Present Value Factor 3	0.99	0.98	0.70	0.60	0.51	0.44	0.37	0.32	0.27	0.23	0.20	0.20

Present Value of Net Cash Flow to MVIC	$(7,282,897)	$(494,367)	$1,817,491	$1,115,271	$1,249,994	$3,351,035	$2,475,557	$2,208,809	$1,883,312	$1,568,715	$1,363,336	$10,105,218

Fair Market Value of Joint Venture Film Division	$19,361,474

Note 1: See Endnote 1 to Schedule 4, page 46.
Note 2: See Endnote 2 to Schedule 4, page 46. For years 2008 through 2010, as the Joint Venture Film Division is projected to generate negative cash flow, SP&H applied the 1-year Treasury Securities rate as a discount rate as it represents the alternative investment of a prudent investor.
Note 3: See Endnote 3 to Schedule 4, page 49.
Note 4: See Endnote 4 to Schedule 4, page 49.

SANLI PASTORE & HILL, INC.

Schedule 9
Platinum Studios, Inc.
Method 2: Market Multiplier Method for Joint Venture Film Division 1
Date of Value: March 31, 2008

Total Number of Characters in Library		5,622

Percent of Characters Adaptable to Low Budget Joint Venture Films		7%

Number of Characters Adaptable to Low Budget Joint Venture Films		394

Market Multiple (Appendix C)	x	$40,000

Fair Market Value of Joint Venture Film Division		$15,741,600

SANLI PASTORE & HILL, INC.

Endnotes to Schedule 9
Platinum Studios, Inc.
Date of Value: March 31, 2008

Note 1

In the market multiplier method, the fair market value of the Intellectual Property in the Joint Venture Film Division was determined by multiplying the number of characters by an appropriate media format adaptation percentage, which we derived based on interviews with management and industry analysis.

To determine the appropriate market multiple, we searched for library transactions in film entertainment industry. We obtained library transaction data from Vogel 2007 and press releases, and made adjustments to the multiples to match the size and nature of the Joint Venture Film Division. (See Appendix C, page 136) To determine the fair market value of the Intellectual Property in Joint Venture Film Division, we utilized the price per feature multiple. Based on our analysis of the Company as well as the industry, competition, and economic conditions for Platinum, we selected the average of low quartile price per feature multiple of $40,000.

Schedule 10
Platinum Studios, Inc.
Fair Market Value of Intellectual Property in Joint Venture Film Division
Date of Value: March 31, 2008

	Fair Market Value	Weight	Weighted Fair Market Value

Method 1: Discounted Cash Flow Method (Schedule 8)	$19,361,474	75%	$14,521,106

Method 2: Market Multiplier Method (Schedule 9)	$15,741,600	25%	$3,935,400
Fair Market Value of Intellectual Property in Joint Venture Film Division (Rounded)			$18,457,000

SANLI PASTORE & HILL, INC.

Schedule 11
Platinum Studios, Inc.
Film Entertainment: Projected Cash Flow for Film Fund Division 1
Date of Value: March 31, 2008

	2008	2009	2010		2011		2012		2013		2014		2015		2016		2017		2018
	(1)	(2)	(3)		(4)		(5)		(6)		(7)		(8)		(9)		(10)		(11)
Assumptions:

Film Fund Projects Began per Year	0	2	3		4		4		4		4		5		5		5		5

Projected Cash Flows:

Gross Receipts
Domestic Theatrical	$0	$0	$13,500,000	32.1%	$20,250,000	26.5%	$27,000,000	24.7%	$27,000,000	22.1%	$27,000,000	21.0%	$27,000,000	20.3%	$33,750,000	21.5%	$33,750,000	20.4%	$33,750,000	19.9%
International Theatrical	0	0	5,984,000	14.3%	10,032,000	13.1%	13,552,000	12.4%	14,080,000	11.5%	14,080,000	10.9%	14,080,000	10.6%	17,072,000	10.9%	17,600,000	10.6%	17,600,000	10.4%
Domestic Home Video	0	0	15,795,000	37.6%	25,166,700	32.9%	35,064,900	32.1%	37,276,200	30.5%	38,961,000	30.3%	39,908,700	30.0%	48,438,000	30.9%	49,596,300	30.0%	50,649,300	29.9%
International Home Video	0	0	6,318,000	15.0%	13,899,600	18.2%	19,901,700	18.2%	22,807,980	18.7%	23,566,140	18.3%	24,008,400	18.0%	27,483,300	17.5%	29,947,320	18.1%	30,515,940	18.0%
Domestic Television
PPV	0	0	50,625	0.1%	1,712,813	2.2%	2,556,563	2.3%	3,375,000	2.8%	3,375,000	2.6%	3,375,000	2.5%	3,400,313	2.2%	4,218,750	2.5%	4,218,750	2.5%
Pay TV	0	0	182,250	0.4%	4,829,625	6.3%	8,535,375	7.8%	11,481,750	9.4%	12,150,000	9.4%	12,150,000	9.1%	12,241,125	7.8%	14,519,250	8.8%	15,187,500	9.0%
Network TV	0	0	0	0.0%	0	0.0%	364,500	0.3%	1,761,750	1.4%	2,916,000	2.3%	4,070,250	3.1%	4,556,250	2.9%	4,799,250	2.9%	5,042,250	3.0%
Syndicated TV	0	0	0	0.0%	0	0.0%	0	0.0%	94,500	0.1%	236,250	0.2%	425,250	0.3%	567,000	0.4%	685,125	0.4%	779,625	0.5%
International Television
Pay TV	0	0	0	0.0%	348,480	0.5%	1,800,480	1.6%	3,310,560	2.7%	4,297,920	3.3%	4,646,400	3.5%	4,646,400	3.0%	4,820,640	2.9%	5,459,520	3.2%
Syndicated TV	0	0	0	0.0%	0	0.0%	0	0.0%	704,000	0.6%	1,760,000	1.4%	3,168,000	2.4%	4,224,000	2.7%	5,104,000	3.1%	5,808,000	3.4%
Domestic Merchandising	0	0	98,102	0.2%	156,309	0.2%	217,786	0.2%	231,520	0.2%	241,984	0.2%	249,178	0.2%	302,807	0.2%	310,656	0.2%	316,542	0.2%
International Merchandising	0	0	63,948	0.2%	101,890	0.1%	141,964	0.1%	150,917	0.1%	157,738	0.1%	162,427	0.1%	197,386	0.1%	202,501	0.1%	206,338	0.1%
Total Gross Receipts	$0	$0	$41,991,925	100.0%	$76,497,416	100.0%	$109,135,268	100.0%	$122,274,177	100.0%	$128,742,032	100.0%	$133,243,606	100.0%	$156,878,581	100.0%	$165,553,792	100.0%	$169,533,765	100.0%

Distribution Costs
Domestic Theatrical	$0	$0	$2,700,000	6.4%	$4,050,000	5.3%	$5,400,000	4.9%	$5,400,000	4.4%	$5,400,000	4.2%	$5,400,000	4.1%	$6,750,000	4.3%	$6,750,000	4.1%	$6,750,000	4.0%
International Theatrical	0	0	1,196,800	2.9%	2,006,400	2.6%	2,710,400	2.5%	2,816,000	2.3%	2,816,000	2.2%	2,816,000	2.1%	3,414,400	2.2%	3,520,000	2.1%	3,520,000	2.1%
Domestic Home Video	0	0	2,948,400	7.0%	4,633,200	6.1%	6,381,180	5.8%	6,697,080	5.5%	6,970,860	5.4%	7,223,580	5.4%	8,950,500	5.7%	9,308,520	5.6%	9,645,480	5.7%
International Home Video	0	0	1,137,240	2.7%	2,539,836	3.3%	3,651,804	3.3%	4,233,060	3.5%	4,422,600	3.4%	4,561,596	3.4%	5,243,940	3.3%	5,762,016	3.5%	5,926,284	3.5%
Domestic Television Cost	0	0	106,650	0.3%	1,226,475	1.6%	2,239,650	2.1%	3,199,500	2.6%	3,626,100	2.8%	3,828,735	2.9%	3,999,375	2.5%	4,617,945	2.8%	4,916,565	2.9%
International Television Cost	0	0	58,432	0.1%	671,968	0.9%	1,227,072	1.1%	1,752,960	1.4%	1,986,688	1.5%	2,097,709	1.6%	2,191,200	1.4%	2,530,106	1.5%	2,693,715	1.6%
Total Distribution Costs	$0	$0	$8,147,522	19.4%	$15,127,879	19.8%	$21,610,106	19.8%	$24,098,600	19.7%	$25,222,248	19.6%	$25,927,620	19.5%	$30,549,415	19.5%	$32,488,587	19.6%	$33,452,044	19.7%

Publicity Expenses
Domestic Theatrical
Advertising	$0	$933,435	$9,801,064	23.3%	$14,468,237	18.9%	$18,668,693	17.1%	$18,668,693	15.3%	$18,668,693	14.5%	$19,135,410	14.4%	$23,335,866	14.9%	$23,335,866	14.1%	$23,335,866	13.8%
Prints	0	0	1,164,134	2.8%	1,746,201	2.3%	2,328,267	2.1%	2,328,267	1.9%	2,328,267	1.8%	2,328,267	1.7%	2,910,334	1.9%	2,910,334	1.8%	2,910,334	1.7%
International Theatrical
Advertising	0	466,717	4,900,532	11.7%	7,234,119	9.5%	9,334,347	8.6%	9,334,347	7.6%	9,334,347	7.3%	9,567,705	7.2%	11,667,933	7.4%	11,667,933	7.0%	11,667,933	6.9%
Prints	0	0	494,757	1.2%	829,445	1.1%	1,120,479	1.0%	1,164,134	1.0%	1,164,134	0.9%	1,164,134	0.9%	1,411,512	0.9%	1,455,167	0.9%	1,455,167	0.9%
Total Publicity Expenses	$0	$1,400,152	$16,360,486	39.0%	$24,278,002	31.7%	$31,451,786	28.8%	$31,495,441	25.8%	$31,495,441	24.5%	$32,195,517	24.2%	$39,325,646	25.1%	$39,369,301	23.8%	$39,369,301	23.2%

Negative Costs, Net of Story Rights Acquisitions	$0	$20,000,000	$30,000,000	71.4%	$40,000,000	52.3%	$40,000,000	36.7%	$40,000,000	32.7%	$40,000,000	31.1%	$50,000,000	37.5%	$50,000,000	31.9%	$50,000,000	30.2%	$50,000,000	29.5%

Net Profit	$0	$(21,400,152)	$(12,516,084)	-29.8%	$(2,908,464)	-3.8%	$16,073,376	14.7%	$26,680,136	21.8%	$32,024,344	24.9%	$25,120,469	18.9%	$37,003,520	23.6%	$43,695,904	26.4%	$46,712,420	27.6%

Less:

Participations (10% of Net Profit each)
Talent	$0	$0	$0	0.0%	$0	0.0%	$1,607,338	1.5%	$2,668,014	2.2%	$3,202,434	2.5%	$2,512,047	1.9%	$3,700,352	2.4%	$4,369,590	2.6%	$4,671,242	2.8%
Writers	0	0	0	0.0%	0	0.0%	1,607,338	1.5%	2,668,014	2.2%	3,202,434	2.5%	2,512,047	1.9%	3,700,352	2.4%	4,369,590	2.6%	4,671,242	2.8%
Total Participation	$0	$0	$0	0.0%	$0	0.0%	$3,214,675	2.9%	$5,336,027	4.4%	$6,404,869	5.0%	$5,024,094	3.8%	$7,400,704	4.7%	$8,739,181	5.3%	$9,342,484	5.5%

Net Profit After Participations	$0	$(21,400,152)	$(12,516,084)	-29.8%	$(2,908,464)	-3.8%	$12,858,701	11.8%	$21,344,109	17.5%	$25,619,475	19.9%	$20,096,376	15.1%	$29,602,816	18.9%	$34,956,724	21.1%	$37,369,936	22.0%

Less:

Content Partners (15% of Net Profit after Participations)	$0	$0	$0	0.0%	$0	0.0%	$1,928,805	1.8%	$3,201,616	2.6%	$3,842,921	3.0%	$3,014,456	2.3%	$4,440,422	2.8%	$5,243,509	3.2%	$5,605,490	3.3%

Contribution Profit from Film Fund Films	$0	$(21,400,152)	$(12,516,084)	-29.8%	$(2,908,464)	-3.8%	$10,929,896	10.0%	$18,142,493	14.8%	$21,776,554	16.9%	$17,081,919	12.8%	$25,162,393	16.0%	$29,713,215	17.9%	$31,764,445	18.7%

Source: Exhibits 13 and 14.

SANLI PASTORE & HILL, INC.

Endnotes to Schedule 11
Platinum Studios, Inc.
Date of Value: March 31, 2008

Note 1:

The Film Fund Division model assumes that Platinum finances 100% of low budget Indie films (with average budgets of $10 million) via the Film Fund.

The Film Fund, formed by Platinum, intends to raise capital for and finance (“slate financing”) 5 to 15 Indie films including the following: Hunter, Hive, Blood Nation, Red Mantis, The Darkness, Dead of Night, Chain, The Disciple, Final Orbit, Ghosting, Gun Gallon, Nightfall, Three Hanged Men, Consumed, and American Wasteland.

To estimate the future cash flows generated by the Film Fund Division, we estimated film ultimates as presented in Exhibit 13, page 111.

We then estimated the timing of the cash flows in each year, as presented in Exhibit 2, page 98. As such, we developed the cash flows of each individual film in each year based on genre and budget size, as presented in Exhibit 14, pages 112.

In addition, we also estimated the number of films that Platinum would release per year in the Film Fund Division. Based on Platinum’s business plan, interviews with management and the potential of sequels (See Endnote 1 of Schedule 3, page 44), we assumed the number of projects per year would range between 0 and 5.

Schedule 12
Platinum Studios, Inc.
Method 1: Discounted Cash Flow Method for the Film Fund Division1
Date of Value: March 31, 2008

	Apr 1 - Dec 31, 2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	Terminal Year - 2019
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)	(12)
Contribution Profit from Film Fund Films	$0	$(21,400,152)	$(12,516,084)	$(2,908,464)	$10,929,896	$18,142,493	$21,776,554	$17,081,919	$25,162,393	$29,713,215	$31,764,445
Less: Overhead Allocation	0	(1,500,000)	(1,546,500)	(1,594,442)	(1,643,869)	(1,694,829)	(1,747,369)	(1,801,537)	(1,857,385)	(1,914,964)	(1,974,328)
EBITDA from Film Fund Films	$0	$(22,900,152)	$(14,062,584)	$(4,502,906)	$9,286,026	$16,447,664	$20,029,185	$15,280,382	$23,305,008	$27,798,251	$29,790,118
Less: Depreciation	0	(550,000)	(550,000)	(550,000)	(550,000)	(550,000)	(550,000)	(550,000)	(550,000)	(550,000)	(550,000)
EBIT from Film Fund Films	$0	$(23,450,152)	$(14,612,584)	$(5,052,906)	$8,736,026	$15,897,664	$19,479,185	$14,730,382	$22,755,008	$27,248,251	$29,240,118
Less: Taxes (40% tax rate)	0	9,380,061	5,845,034	2,021,162	(3,494,411)	(6,359,065)	(7,791,674)	(5,892,153)	(9,102,003)	(10,899,300)	(11,696,047)
Net Income from Film Fund Films	$0	$(14,070,091)	$(8,767,550)	$(3,031,743)	$5,241,616	$9,538,598	$11,687,511	$8,838,229	$13,653,005	$16,348,951	$17,544,071
Add: Depreciation	0	550,000	550,000	550,000	550,000	550,000	550,000	550,000	550,000	550,000	550,000
Less: Capital Expenditures	0	(750,000)	(772,500)	(795,675)	(819,545)	(844,132)	(869,456)	(895,539)	(922,405)	(950,078)	(978,580)
Net Cash Flow to MVIC from Film Fund Films	$0	$(14,270,091)	$(8,990,050)	$(3,277,418)	$4,972,071	$9,244,467	$11,368,055	$8,492,690	$13,280,600	$15,948,873	$17,115,491
Terminal Value Calculation
End Year Economic Income (E0)												$17,115,491
Long Term Growth Rate (g)												3.1%
Terminal Year Economic Income (E1 = E0 x (1+g))												$17,646,071
Capitalization Rate (discount rate - g)												13.9%
Terminal Value (V = E1 / capitalization rate)[4]												$126,862,164

Discount Rate (Exhibits 6A - 6C)[2]	1.6%	1.6%	1.6%	1.6%	17.0%	17.0%	17.0%	17.0%	17.0%	17.0%	17.0%	17.0%

Present Value Factor [3]	0.99	0.98	0.97	0.95	0.51	0.44	0.37	0.32	0.27	0.23	0.20	0.20
Present Value of Net Cash Flow to MVIC	$0	$(13,996,627)	$(8,682,325)	$(3,116,615)	$2,550,324	$4,052,455	$4,258,934	$2,719,182	$3,634,035	$3,729,751	$3,420,720	$25,354,804

Fair Market Value of Film Fund Division	$23,924,637

Note 1: See Endnote 1 to Schedule 4, page 46.
Note 2: See Endnote 2 to Schedule 4, page 46. For years 2008 through 2010, as the Film Fund Division is projected to generate negative cash flow, SP&H applied the 1-year Treasury Securities rate as a discount rate as it represents the alternative investment of a prudent investor.
Note 3: See Endnote 3 to Schedule 4, page 49.
Note 4: See Endnote 4 to Schedule 4, page 49.

SANLI PASTORE & HILL, INC.

Schedule 13
Platinum Studios, Inc.
Method 2: Market Multiplier Method for Film Fund Division 1
Date of Value: March 31, 2008

Total Number of Characters in Library		5,622

Percent of Characters Adaptable to Low Budget Film Fund Films		10%

Number of Characters Adaptable to Low Budget Film Fund Films		562

Market Multiple (Appendix C)	x	$40,000

Fair Market Value of Film Fund Division		$22,488,000

SANLI PASTORE & HILL, INC.

Endnotes to Schedule 13
Platinum Studios, Inc.
Date of Value: March 31, 2008

Note 1

In the market multiplier method, the fair market value of the Intellectual Property in the Film Fund Division was determined by multiplying the number of characters by an appropriate media format adaptation percentage, which we derived based on interviews with management and industry analysis.

To determine the appropriate market multiple, we searched for library transactions in film entertainment industry. We obtained library transaction data from Vogel 2007 and press releases, and made adjustments to the multiples to match the size and nature of the Film Fund Division. (See Appendix C, page 136.) To determine the fair market value of the Intellectual Property in Film Fund Division, we utilized the price per feature multiple. Based on our analysis of the Company as well as the industry, competition, and economic conditions for Platinum, we selected the price per feature multiple of $40,000 which falls between the minimum and lower quartile of the multiples.

Schedule 14
Platinum Studios, Inc.
Fair Market Value of Intellectual Property in Film Fund Division
Date of Value: March 31, 2008

	Fair Market Value	Weight	Weighted Fair Market Value

Method 1: Discounted Cash Flow Method (Schedule 12)	$23,924,637	75%	$17,943,478

Method 2: Market Multiplier Method (Schedule 13)	$22,488,000	25%	$5,622,000
Fair Market Value of Intellectual Property in Film Fund Division (Rounded)			$23,565,000

SANLI PASTORE & HILL, INC.

Schedule 15
Platinum Studios, Inc.
Film Entertainment: Projected Cash Flow for Direct to DVD Division 1
Date of Value: March 31, 2008

	2008	2009	2010		2011		2012		2013		2014		2015		2016		2017		2018
	(1)	(2)	(3)		(4)		(5)		(6)		(7)		(8)		(9)		(10)		(11)
Assumptions:

Direct to DVD Projects Began per Year	0	2	4		4		5		6		7		7		7		7		7

Projected Cash Flows:

Gross Receipts
Home Video	0	0	4,380,000	97.6%	9,307,500	81.4%	10,128,750	69.7%	12,647,250	71.6%	15,220,500	70.8%	17,930,625	70.4%	18,450,750	67.8%	18,697,125	67.3%	18,834,000	67.1%
Television
PPV	0	0	109,500	2.4%	219,000	1.9%	219,000	1.5%	273,750	1.5%	328,500	1.5%	383,250	1.5%	383,250	1.4%	383,250	1.4%	383,250	1.4%
Pay TV/ Free TV	0	0	0	0.0%	1,901,194	16.6%	4,182,626	28.8%	4,752,984	26.9%	5,957,074	27.7%	7,161,163	28.1%	8,396,939	30.8%	8,713,805	31.4%	8,840,551	31.5%
Total Gross Receipts	$0	$0	$4,489,500	100.0%	$11,427,694	100.0%	$14,530,376	100.0%	$17,673,984	100.0%	$21,506,074	100.0%	$25,475,038	100.0%	$27,230,939	100.0%	$27,794,180	100.0%	$28,057,801	100.0%

Distribution Costs
Home Video	0	0	1,533,000	34.1%	3,257,625	28.5%	3,545,063	24.4%	4,426,538	25.0%	5,327,175	24.8%	6,275,719	24.6%	6,457,763	23.7%	6,543,994	23.5%	6,591,900	23.5%
Television Cost	0	0	0	0.0%	99,166	0.9%	218,165	1.5%	247,915	1.4%	310,720	1.4%	373,525	1.5%	437,983	1.6%	454,511	1.6%	461,122	1.6%
Total Distribution Costs	$0	$0	$1,533,000	34.1%	$3,356,791	29.4%	$3,763,228	25.9%	$4,674,452	26.4%	$5,637,895	26.2%	$6,649,244	26.1%	$6,895,745	25.3%	$6,998,504	25.2%	$7,053,022	25.1%

Negative Costs, Net of Story Rights Acquisitions	$0	$750,000	$3,750,000	83.5%	$6,000,000	52.5%	$6,375,000	43.9%	$7,875,000	44.6%	$9,375,000	43.6%	$10,500,000	41.2%	$10,500,000	38.6%	$10,500,000	37.8%	$10,500,000	37.4%

Net Profit	$0	$(750,000)	$(793,500)	-17.7%	$2,070,903	18.1%	$4,392,149	30.2%	$5,124,532	29.0%	$6,493,179	30.2%	$8,325,794	32.7%	$9,835,194	36.1%	$10,295,675	37.0%	$10,504,779	37.4%

Less:

Participations (10% of Net Profit each)
Talent	$0	$0	$0	0.0%	$207,090	1.8%	$439,215	3.0%	$512,453	2.9%	$649,318	3.0%	$832,579	3.3%	$983,519	3.6%	$1,029,568	3.7%	$1,050,478	3.7%
Writers	0	0	0	0.0%	207,090	1.8%	439,215	3.0%	512,453	2.9%	649,318	3.0%	832,579	3.3%	983,519	3.6%	1,029,568	3.7%	1,050,478	3.7%
Total Participation	$0	$0	$0	0.0%	$414,181	3.6%	$878,430	6.0%	$1,024,906	5.8%	$1,298,636	6.0%	$1,665,159	6.5%	$1,967,039	7.2%	$2,059,135	7.4%	$2,100,956	7.5%

Net Profit After Participations	$0	$(750,000)	$(793,500)	-17.7%	$1,656,722	14.5%	$3,513,719	24.2%	$4,099,626	23.2%	$5,194,543	24.2%	$6,660,635	26.1%	$7,868,155	28.9%	$8,236,540	29.6%	$8,403,823	30.0%

Less:

Content Partners (15% of Net Profit after Participations)	$0	$0	$0	0.0%	$248,508	2.2%	$527,058	3.6%	$614,944	3.5%	$779,181	3.6%	$999,095	3.9%	$1,180,223	4.3%	$1,235,481	4.4%	$1,260,574	4.5%

Contribution Profit from Direct to DVD Films	$0	$(750,000)	$(793,500)	-17.7%	$1,408,214	12.3%	$2,986,661	20.6%	$3,484,682	19.7%	$4,415,362	20.5%	$5,661,540	22.2%	$6,687,932	24.6%	$7,001,059	25.2%	$7,143,250	25.5%

Source: Exhibits 15 through 17.

SANLI PASTORE & HILL, INC.

Endnotes to Schedule 15
Platinum Studios, Inc.
Date of Value: March 31, 2008

Note 1:

The Direct to DVD Division model assumes that Platinum finances 100% of Direct to DVD films (with average budgets of $1.5 million) via private financing.

To estimate the future cash flows generated by the Direct to DVD Division, we estimated average film ultimates as presented in Exhibit 15, page 113.

We then estimated the timing of the cash flows in each year, as presented in Exhibit 16, page 114. As such, we developed the cash flows of each individual film in each year, as presented in Exhibit 17, page 115.

In addition, we also estimated the number of films that Platinum would release per year in the Direct to DVD Division. Based on Platinum’s business plan, interviews with management and the potential of sequels (See Endnote 1 of Schedule 3, page 44), we assumed the number of projects per year would range between 0 and 7.

Schedule 16
Platinum Studios, Inc.
Method 1: Discounted Cash Flow Method for the Direct to DVD Film Division1
Date of Value: March 31, 2008

	Apr 1 - Dec 31, 2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	Terminal Year - 2019
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)	(12)

Contribution Profit from Direct to DVD Films	$0	$(750,000)	$(793,500)	$1,408,214	$2,986,661	$3,484,682	$4,415,362	$5,661,540	$6,687,932	$7,001,059	$7,143,250

Less: Overhead Allocation	0	(700,000)	(721,700)	(744,073)	(767,139)	(790,920)	(815,439)	(840,717)	(866,780)	(893,650)	(921,353)

EBITDA from Direct to DVD Films	$0	$(1,450,000)	$(1,515,200)	$664,141	$2,219,522	$2,693,762	$3,599,923	$4,820,823	$5,821,152	$6,107,409	$6,221,897

Less: Depreciation	0	(450,000)	(450,000)	(450,000)	(450,000)	(450,000)	(450,000)	(450,000)	(450,000)	(450,000)	(450,000)

EBIT from Direct to DVD Films	$0	$(1,900,000)	$(1,965,200)	$214,141	$1,769,522	$2,243,762	$3,149,923	$4,370,823	$5,371,152	$5,657,409	$5,771,897

Less: Taxes (40% tax rate)	0	760,000	786,080	(85,656)	(707,809)	(897,505)	(1,259,969)	(1,748,329)	(2,148,461)	(2,262,964)	(2,308,759)

Net Income from Direct to DVD Films	$0	$(1,140,000)	$(1,179,120)	$128,485	$1,061,713	$1,346,257	$1,889,954	$2,622,494	$3,222,691	$3,394,446	$3,463,138

Add: Depreciation	0	450,000	450,000	450,000	450,000	450,000	450,000	450,000	450,000	450,000	450,000
Less: Capital Expenditures	0	(250,000)	(257,500)	(265,225)	(273,182)	(281,377)	(289,819)	(298,513)	(307,468)	(316,693)	(326,193)

Net Cash Flow to MVIC from Direct to DVD Films	$0	$(940,000)	$(986,620)	$313,260	$1,238,532	$1,514,880	$2,050,135	$2,773,981	$3,365,223	$3,527,753	$3,586,945

Terminal Value Calculation
End Year Economic Income (E0)												$3,586,945
Long Term Growth Rate (g)												3.1%
Terminal Year Economic Income (E1 = E0 x (1+g))												$3,698,140
Capitalization Rate (discount rate - g)												13.9%
Terminal Value (V = E1 / capitalization rate)[4]												$26,586,885

Discount Rate (Exhibits 6A - 6C)[2]	1.6%	1.6%	1.6%	17.0%	17.0%	17.0%	17.0%	17.0%	17.0%	17.0%	17.0%	17.0%

Present Value Factor [3]	0.99	0.98	0.97	0.60	0.51	0.44	0.37	0.32	0.27	0.23	0.20	0.20

Present Value of Net Cash Flow to MVIC	$0	$(921,986)	$(952,849)	$188,011	$635,280	$664,071	$768,064	$888,171	$920,842	$824,989	$716,891	$5,313,683

Fair Market Value of Direct to DVD Film Division	$9,045,166

Note 1: See Endnote 1 to Schedule 4, page 46.
Note 2: See Endnote 2 to Schedule 4, page 46. For years 2008 through 2010, as the Direct to DVD Division is projected to generate negative cash flow, SP&H applied the 1-year Treasury Securities rate as a discount rate as it represents the alternative investment of a prudent investor.
Note 3: See Endnote 3 to Schedule 4, page 49.
Note 4: See Endnote 4 to Schedule 4, page 49.

SANLI PASTORE & HILL, INC.

Schedule 17
Platinum Studios, Inc.
Method 2: Market Multiplier Method for Direct to DVD Film Division 1
Date of Value: March 31, 2008

Total Number of Characters in Library		5,622

Percent of Characters Adaptable to Direct to DVD Films		12%

Number of Characters Adaptable to Direct to DVD Films		675

Market Multiple (Appendix C)	x	$15,000

Fair Market Value of Direct to DVD Film Division		$10,119,600

SANLI PASTORE & HILL, INC.

Endnotes to Schedule 17
Platinum Studios, Inc.
Date of Value: March 31, 2008

Note 1

In the market multiplier method, the fair market value of the Intellectual Property in the Direct to DVD Division was determined by multiplying the number of characters by an appropriate media format adaptation percentage, which we derived based on interviews with management and industry analysis.

To determine the appropriate market multiple, we searched for library transactions in film entertainment industry. We obtained library transaction data from Vogel 2007 and press releases, and made adjustments to the multiples to match the size and nature of the Direct to DVD Division. (See Appendix C, page 136) To determine the fair market value of the Intellectual Property in Direct to DVD Division, we utilized the price per feature multiple. Based on our analysis of the Company as well as the industry, competition, and economic conditions for Platinum, we selected the price per feature multiple of $15,000 which falls in the high range of the multiples.

Schedule 18
Platinum Studios, Inc.
Fair Market Value of Intellectual Property in Direct to DVD Film Division
Date of Value: March 31, 2008

	Fair Market Value	Weight	Weighted Fair Market Value

Method 1: Discounted Cash Flow Method (Schedule 16)	$9,045,166	75%	$6,783,874

Method 2: Market Multiplier Method (Schedule 17)	$10,119,600	25%	$2,529,900
Fair Market Value of Intellectual Property in Direct to DVD Film Division (Rounded)			$9,314,000

SANLI PASTORE & HILL, INC.

Schedule 19
Platinum Studios, Inc.
Projected Cash Flow for Digital Publishing Division
Date of Value: March 31, 2008

	Apr 1 - Dec 31, 2008		2009		2010		2011		2012		2013		2014		2015		2016		2017
	(1)		(2)		(3)		(4)		(5)		(6)		(7)		(8)		(9)		(10)
Revenues
Revenue from Sale of Merchandise	$0	0.0%	$2,487,052	17.0%	$5,690,375	22.0%	$9,764,683	24.7%	$11,170,798	23.3%	$12,779,392	20.4%	$14,619,625	19.5%	$16,724,851	17.7%	$19,133,229	17.1%	$21,888,414	15.8%
Revenue from Sale of Advertising	2,634,264	80.0%	4,508,696	30.9%	5,484,632	21.2%	6,674,807	16.9%	8,128,074	16.9%	9,902,109	15.8%	12,069,926	16.1%	14,721,362	15.5%	17,966,930	16.1%	21,946,928	15.8%
Revenue from Gaming	0	0.0%	3,150,266	21.6%	6,018,666	23.3%	9,429,243	23.8%	13,461,749	28.0%	18,206,464	29.0%	23,765,504	31.8%	30,254,288	31.9%	37,803,173	33.8%	46,559,292	33.6%
Subscription Revenues	0	0.0%	3,316,069	22.7%	7,295,352	28.2%	12,037,331	30.4%	13,241,064	27.6%	19,420,228	30.9%	21,362,251	28.5%	29,373,095	31.0%	32,310,404	28.9%	42,649,733	30.8%
Syndication Revenues	658,566	20.0%	1,127,174	7.7%	1,371,158	5.3%	1,668,702	4.2%	2,032,018	4.2%	2,475,527	3.9%	3,017,481	4.0%	3,680,341	3.9%	4,491,732	4.0%	5,486,732	4.0%
Total Gross Revenues	$3,292,830	100.0%	$14,589,257	100.0%	$25,860,183	100.0%	$39,574,766	100.0%	$48,033,703	100.0%	$62,783,720	100.0%	$74,834,787	100.0%	$94,753,936	100.0%	$111,705,469	100.0%	$138,531,100	100.0%

Cost of Sales
Ad Agency/Partner Fee	$1,317,132	40.0%	$2,254,348	15.5%	$2,742,316	10.6%	$3,337,403	8.4%	$2,844,826	5.9%	$3,465,738	5.5%	$4,224,474	5.6%	$5,152,477	5.4%	$6,288,425	5.6%	$7,681,425	5.5%
Credit Card Processing Fees	16,464	0.5%	28,179	0.2%	34,279	0.1%	41,718	0.1%	50,800	0.1%	61,888	0.1%	75,437	0.1%	92,009	0.1%	112,293	0.1%	137,168	0.1%
License Fee to Creator	2,300,000	69.8%	3,070,000	21.0%	3,880,000	15.0%	4,740,000	12.0%	5,650,000	11.8%	6,620,000	10.5%	7,660,000	10.2%	8,780,000	9.3%	10,000,000	9.0%	11,330,000	8.2%
Properties License Fees	98,785	3.0%	169,076	1.2%	205,674	0.8%	250,305	0.6%	304,803	0.6%	371,329	0.6%	452,622	0.6%	552,051	0.6%	673,760	0.6%	823,010	0.6%
Syndication	230,498	7.0%	394,511	2.7%	479,905	1.9%	584,046	1.5%	711,206	1.5%	866,435	1.4%	1,056,119	1.4%	1,288,119	1.4%	1,572,106	1.4%	1,920,356	1.4%
Web Hosting Fee	3,165,339	96.1%	4,642,497	31.8%	5,106,747	19.7%	5,617,421	14.2%	6,179,163	12.9%	6,797,080	10.8%	7,476,788	10.0%	8,224,467	8.7%	9,046,913	8.1%	9,951,604	7.2%
Total Cost of Sales	$7,128,218	216.5%	$10,558,611	72.4%	$12,448,920	48.1%	$14,570,893	36.8%	$15,740,799	32.8%	$18,182,470	29.0%	$20,945,440	28.0%	$24,089,122	25.4%	$27,693,498	24.8%	$31,843,564	23.0%

Gross Margin	$(3,835,388)	-116.5%	$4,030,646	27.6%	$13,411,262	51.9%	$25,003,873	63.2%	$32,292,904	67.2%	$44,601,251	71.0%	$53,889,347	72.0%	$70,664,814	74.6%	$84,011,971	75.2%	$106,687,537	77.0%

Total Selling, General & Administrative	$987,849	30.0%	$4,230,885	29.0%	$7,240,851	28.0%	$10,685,187	27.0%	$12,008,426	25.0%	$15,068,093	24.0%	$16,463,653	22.0%	$20,845,866	22.0%	$24,575,203	22.0%	$30,476,842	22.0%

Other Operating Expenses
3rd Party Production Costs	$2,156,250	65.5%	$3,956,463	27.1%	$5,155,361	19.9%	$6,493,283	16.4%	$7,979,820	16.6%	$9,639,651	15.4%	$11,499,813	15.4%	$13,589,866	14.3%	$15,958,032	14.3%	$18,640,944	13.5%
Technical & Management Consulting	93,750	2.8%	128,875	0.9%	132,870	0.5%	136,989	0.3%	141,236	0.3%	145,614	0.2%	150,128	0.2%	154,782	0.2%	159,580	0.1%	164,527	0.1%
Marketing	750,000	22.8%	1,031,000	7.1%	1,062,961	4.1%	1,095,913	2.8%	1,129,886	2.4%	1,164,913	1.9%	1,201,025	1.6%	1,238,257	1.3%	1,276,643	1.1%	1,316,218	1.0%
Software and Technical Support	37,500	1.1%	51,550	0.4%	53,148	0.2%	54,796	0.1%	56,494	0.1%	58,246	0.1%	60,051	0.1%	61,913	0.1%	63,832	0.1%	65,811	0.0%
Equipment Maintenance	5,625	0.2%	10,000	0.1%	15,000	0.1%	15,465	0.0%	15,944	0.0%	16,439	0.0%	16,948	0.0%	17,474	0.0%	18,015	0.0%	18,574	0.0%
Site & Content Acquisition/Aggregation	225,000	6.8%	309,300	2.1%	318,888	1.2%	328,774	0.8%	338,966	0.7%	349,474	0.6%	360,307	0.5%	371,477	0.4%	382,993	0.3%	394,866	0.3%
Web Publishing	2,004,375	60.9%	2,755,348	18.9%	2,840,763	11.0%	2,928,827	7.4%	3,019,621	6.3%	3,113,229	5.0%	3,209,739	4.3%	3,309,241	3.5%	3,411,827	3.1%	3,517,594	2.5%
Translations	429,375	13.0%	590,248	4.0%	608,545	2.4%	627,410	1.6%	646,860	1.3%	666,912	1.1%	687,587	0.9%	708,902	0.7%	730,878	0.7%	753,535	0.5%
Depreciation	75,000	2.3%	110,000	0.8%	121,000	0.5%	133,100	0.3%	146,410	0.3%	161,051	0.3%	177,156	0.2%	194,872	0.2%	214,359	0.2%	235,795	0.2%
Total Other Operating Expenses	$5,776,875	175.4%	$8,942,783	61.3%	$10,308,537	39.9%	$11,814,557	29.9%	$13,475,237	28.1%	$15,315,528	24.4%	$17,362,755	23.2%	$19,646,783	20.7%	$22,216,159	19.9%	$25,107,864	18.1%

Operating Income	$(10,600,112)	-321.9%	$(9,143,021)	-62.7%	$(4,138,126)	-16.0%	$2,504,129	6.3%	$6,809,241	14.2%	$14,217,629	22.6%	$20,062,940	26.8%	$30,172,165	31.8%	$37,220,608	33.3%	$51,102,830	36.9%

Less: Payment to IP Partners 10%	$0	0.0%	$0	0.0%	$0	0.0%	$250,413	0.6%	$680,924	1.4%	$1,421,763	2.3%	$2,006,294	2.7%	$3,017,216	3.2%	$3,722,061	3.3%	$5,110,283	3.7%

Contribution Profit from Digital Publishing Division	$(10,600,112)	-321.9%	$(9,143,021)	-62.7%	$(4,138,126)	-16.0%	$2,253,716	5.7%	$6,128,317	12.8%	$12,795,866	20.4%	$18,056,646	24.1%	$27,154,948	28.7%	$33,498,547	30.0%	$45,992,547	33.2%
SANLI PASTORE & HILL, INC.

Endnotes to Schedule 19
Platinum Studios, Inc.
Date of Value: March 31, 2008

Note 1:

Platinum launched a web-comics site (www.drunkduck.com) to host the digital distribution of the Company’s printed comic material and as resource for independent comic book creators to post new material. In addition, Platinum has developed multiple destination sites for individual comic properties. SP&H referred these websites as the Digital Publishing Division. The Digital Publishing Division was expected to generate revenues in the following ways: merchandise sales, advertising sales, gaming revenues, subscription revenues and syndication revenues.

Based on our research and interviews with the management, SP&H developed assumptions of revenues and costs for the Digital Publishing Division as presented in Exhibits 19 to 20, pages 117 and 118. Based on these assumptions, we projected the 10-year income statements for the Digital Publishing Division.

Schedule 20
Platinum Studios, Inc.
Method 1: Discounted Cash Flow Method for Digital Publishing Division1
Date of Value: March 31, 2008

	Apr 1 - Dec 31, 2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	Terminal Year - 2018
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)

Contribution Profit from Digital Publishing Division (Schedule 19)	$(10,600,112)	$(9,143,021)	$(4,138,126)	$2,253,716	$6,128,317	$12,795,866	$18,056,646	$27,154,948	$33,498,547	$45,992,547

Less: Taxes (40% tax rate)	$4,240,045	$3,657,209	$1,655,250	$(901,487)	$(2,451,327)	$(5,118,347)	$(7,222,658)	$(10,861,979)	$(13,399,419)	$(18,397,019)
Less: Capital Expenditures (Schedule 19)	(125,000)	(137,500)	(151,250)	(166,375)	(183,013)	(201,314)	(221,445)	(243,590)	(267,949)	(294,743)
Add: Depreciation (Schedule 19)	75,000	110,000	121,000	133,100	146,410	161,051	177,156	194,872	214,359	235,795

Net Cash Flow After Tax	$(6,410,067)	$(5,513,313)	$(2,513,125)	$1,318,955	$3,640,388	$7,637,257	$10,789,698	$16,244,251	$20,045,539	$27,536,580

Terminal Value Calculation
End Year Economic Income (E0)											$27,536,580
Long Term Growth Rate (g)											3.1%
Terminal Year Economic Income (E1 = E0 x (1+g))											$28,390,214
Capitalization Rate (discount rate - g)											19.3%
Terminal Value (V = E1 / capitalization rate)[4]											$147,481,630

Discount Rate (Exhibit 21C)[2]	1.6%	1.6%	1.6%	22.4%	22.4%	22.4%	22.4%	22.4%	22.4%	22.4%	22.4%

Present Value Factor[3]	0.99	0.98	0.97	0.52	0.42	0.35	0.28	0.23	0.19	0.15	0.15

Present Value of Net Cash Flow	$(6,373,201)	$(5,408,324)	$(2,427,640)	$684,726	$1,544,652	$2,648,601	$3,058,331	$3,763,318	$3,795,639	$4,261,605	$22,824,495

Fair Market Value of Digital Publishing Division	$28,372,202

SANLI PASTORE & HILL, INC.

Endnotes to Schedule 20
Platinum Studios, Inc.
Date of Value: March 31, 2008

Note 1

See Endnote 1 to Schedule 4, page 46.

In order to determine the Net cash flow to overall invested capital, we deducted capital expenditures and added back depreciation allocated to the Digital Publishing Division.

Note 2

See Exhibits 21A to 21C, Development of WACC.

See Endnote 2 to Schedule 4, pages 46.

Based on the analysis of cash flow shortfall in the first two years, as well as Platinum’s access to capital, SP&H utilized weights of 80% equity and 20% debt and applied to the After-Tax Equity Discount Rate and the After-Tax Rate of Return on Debt, which resulted a WACC of 22.4%

For years 2008 and 2009, as the Digital Publishing Division was projected to generate negative cash flow, SP&H applied the 1-year Treasury Securities rate as a discount rate as it represents the alternative investment of a prudent investor.

For the remaining years, SP&H utilized the WACC as discussed above.

Note 3

See Endnote 3 to Schedule 4, page 49.

Note 4

See Endnote 4 to Schedule 4, page 49.

Schedule 21
Platinum Studios, Inc.
Method 2: Market Multiplier Method for Digital Publishing Division1
Date of Value: March 31, 2008

Month		Number of Uniques

January-08		2,852,541
February-08		2,202,324
March-08		2,482,136

Average Number of Uniques		2,512,334

Average Number of Monthly Uniques		2,512,334

Market Multiple (Appendix E)	x	12.0

Fair Market Value of Digital Publishing Division		$30,148,004

SANLI PASTORE & HILL, INC.

Endnotes to Schedule 21
Platinum Studios, Inc.
Date of Value: March 31, 2008

Note 1

In the market multiplier method, the fair market value of the Intellectual Property in the Digital Publishing Division was determined by multiplying the number of monthly uniques by an appropriate valuation multiplier.

To determine the appropriate market multiple, we searched for user-generated content sites transactions from 2005 through 2007. The transaction details and valuation multiplier were summarized and calculated in Appendix E, page 138. To determine the fair market value of the Intellectual Property in the Digital Publishing Division, we utilized the price per monthly unique multiple. Based on our analysis of the Company as well as the industry, competition, and economic conditions for Platinum, we selected the upper price per monthly unique multiple of 12.

Schedule 22
Platinum Studios, Inc.
Fair Market Value of Intellectual Property in the Digital Publishing Division
Date of Value: March 31, 2008

	Fair Market Value	Weight	Weighted Fair Market Value

Method 1: Discounted Cash Flow Method (Schedule 20)	$28,372,202	75%	$21,279,152

Method 2: Market Multiplier Method (Schedule 21)	$30,148,004	25%	$7,537,001

Fair Market Value of Intellectual Property in Digital Publishing Division (Rounded)			$28,816,000

SANLI PASTORE & HILL, INC.

Schedule 23
Platinum Studios, Inc.
Projected Cash Flow for Video Network Division
Date of Value: March 31, 2008

	2008	2009		2010		2011		2012		2013		2014		2015		2016		2017
	(1)	(2)		(3)		(4)		(5)		(6)		(7)		(8)		(9)		(10)
Revenues
Revenue from Sale of Advertising	$0	$40,575,000	100.0%	$60,543,750	100.0%	$77,997,672	100.0%	$100,577,040	100.0%	$121,546,164	100.0%	$146,942,887	100.0%	$177,701,719	100.0%	$210,076,553	100.0%	$248,400,497	100.0%
Total Gross Revenues	$0	$40,575,000	100.0%	$60,543,750	100.0%	$77,997,672	100.0%	$100,577,040	100.0%	$121,546,164	100.0%	$146,942,887	100.0%	$177,701,719	100.0%	$210,076,553	100.0%	$248,400,497	100.0%

Cost of Sales
Ad Agency/Partner Fee	$0	$20,287,500	50.0%	$30,771,875	50.8%	$39,498,836	50.6%	$50,788,520	50.5%	$43,191,157	35.5%	$52,080,010	35.4%	$62,845,602	35.4%	$74,176,794	35.3%	$87,590,174	35.3%
License Fee to Creator	0	1,000,000	2.5%	1,350,000	2.2%	1,820,000	2.3%	2,180,000	2.2%	2,620,000	2.2%	3,140,000	2.1%	3,610,000	2.0%	4,150,000	2.0%	4,770,000	1.9%
Web Hosting Fee	0	9,000,000	22.2%	11,700,000	19.3%	13,455,000	17.3%	15,473,250	15.4%	16,633,744	13.7%	17,881,275	12.2%	19,222,370	10.8%	20,183,489	9.6%	21,192,663	8.5%
Total Cost of Sales	$0	$30,287,500	74.6%	$43,821,875	72.4%	$54,773,836	70.2%	$68,441,770	68.0%	$62,444,901	51.4%	$73,101,285	49.7%	$85,677,972	48.2%	$98,510,282	46.9%	$113,552,837	45.7%

Gross Margin	$0	$10,287,500	25.4%	$16,721,875	27.6%	$23,223,836	29.8%	$32,135,270	32.0%	$59,101,263	48.6%	$73,841,602	50.3%	$92,023,747	51.8%	$111,566,271	53.1%	$134,847,660	54.3%

Total Selling, General & Administrative	$0	$12,172,500	30.0%	$17,557,688	29.0%	$21,839,348	28.0%	$27,155,801	27.0%	$30,386,541	25.0%	$35,266,293	24.0%	$39,094,378	22.0%	$46,216,842	22.0%	$54,648,109	22.0%

Other Operating Expenses
3rd Party Production Costs	$0	$1,250,000	3.1%	$1,739,813	2.9%	$2,418,236	3.1%	$2,986,362	3.0%	$3,700,377	3.0%	$4,572,282	3.1%	$5,419,625	3.0%	$6,423,456	3.1%	$7,611,981	3.1%
Technical & Management Consulting	0	125,000	0.3%	128,875	0.2%	132,870	0.2%	136,989	0.1%	141,236	0.1%	145,614	0.1%	150,128	0.1%	154,782	0.1%	159,580	0.1%
Marketing	0	500,000	1.2%	515,500	0.9%	531,481	0.7%	547,956	0.5%	564,943	0.5%	582,456	0.4%	600,512	0.3%	619,128	0.3%	638,321	0.3%
Software and Technical Support	0	50,000	0.1%	51,550	0.1%	53,148	0.1%	54,796	0.1%	56,494	0.0%	58,246	0.0%	60,051	0.0%	61,913	0.0%	63,832	0.0%
Equipment Maintenance	0	7,500	0.0%	10,000	0.0%	15,000	0.0%	15,465	0.0%	15,944	0.0%	16,439	0.0%	16,948	0.0%	17,474	0.0%	18,015	0.0%
Site & Content Acquisition/Aggregation	0	300,000	0.7%	309,300	0.5%	318,888	0.4%	328,774	0.3%	338,966	0.3%	349,474	0.2%	360,307	0.2%	371,477	0.2%	382,993	0.2%
Web Publishing	0	2,512,500	6.2%	2,590,388	4.3%	2,670,690	3.4%	2,753,481	2.7%	2,838,839	2.3%	2,926,843	2.0%	3,017,575	1.7%	3,111,120	1.5%	3,207,564	1.3%
Translations	0	572,500	1.4%	590,248	1.0%	608,545	0.8%	627,410	0.6%	646,860	0.5%	666,912	0.5%	687,587	0.4%	708,902	0.3%	730,878	0.3%
Depreciation	0	100,000	0.2%	130,000	0.2%	149,500	0.2%	171,925	0.2%	184,819	0.2%	198,681	0.1%	213,582	0.1%	224,261	0.1%	235,474	0.1%
Total Other Operating Expenses	$0	$5,417,500	13.4%	$6,065,673	10.0%	$6,898,358	8.8%	$7,623,158	7.6%	$8,488,478	7.0%	$9,516,946	6.5%	$10,526,316	5.9%	$11,692,513	5.6%	$13,048,640	5.3%

Operating Income	$0	$(7,302,500)	-18.0%	$(6,901,485)	-11.4%	$(5,513,870)	-7.1%	$(2,643,689)	-2.6%	$20,226,244	16.6%	$29,058,363	19.8%	$42,403,053	23.9%	$53,656,916	25.5%	$67,150,911	27.0%

TOTAL COST OF SALES 10%	$0	$0	0.0%	$0	0.0%	$0	0.0%	$0	0.0%	$2,022,624	1.7%	$2,905,836	2.0%	$4,240,305	2.4%	$5,365,692	2.6%	$6,715,091	2.7%

Contribution Profit from Video Network Division	$0	$(7,302,500)	-18.0%	$(6,901,485)	-11.4%	$(5,513,870)	-7.1%	$(2,643,689)	-2.6%	$18,203,619	15.0%	$26,152,527	17.8%	$38,162,748	21.5%	$48,291,225	23.0%	$60,435,820	24.3%

SANLI PASTORE & HILL, INC.

 Endnotes to Schedule 23
Platinum Studios, Inc.
Date of Value: March 31, 2008

Note 1:

Platinum launched a website (www.splastk.com) syndicated on-demand video network featuring free comic book inspired animated content. The customized Java-based player of Splastk, compatible with any web browser, was expected to host original material as well as aggregate content from multiple sources to deliver video simultaneously to a growing network of pop culture sites. Splastk can be syndicated over a large number of affiliate websites. SP&H referred these websites as the Video Network Division. The Video Network Division was expected to generate revenues primarily in advertising sales.

Based on our research and interviews with the management, SP&H developed assumptions of revenues and costs for the Video Network Division as presented in Exhibits 22 to 23, pages 122 and 123. Based on these assumptions, we projected the 10-year income statements for the Video Network Division.

Schedule 24
Platinum Studios, Inc.
Method 1: Discounted Cash Flow Method for Video Network Division1
Date of Value: March 31, 2008

	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	Terminal Year - 2018
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)

Contribution Profit from Video Network Division (Schedule 23)	$0	$(7,302,500)	$(6,901,485)	$(5,513,870)	$(2,643,689)	$18,203,619	$26,152,527	$38,162,748	$48,291,225	$60,435,820

Less: Taxes (40% tax rate)	$0	$2,921,000	$2,760,594	$2,205,548	$1,057,476	$(7,281,448)	$(10,461,011)	$(15,265,099)	$(19,316,490)	$(24,174,328)
Less: Capital Expenditures (Schedule 23)	0	(125,000)	(162,500)	(186,875)	(214,906)	(231,024)	(248,351)	(266,977)	(280,326)	(294,343)
Add: Depreciation (Schedule 23)	0	100,000	130,000	149,500	171,925	184,819	198,681	213,582	224,261	235,474

Net Cash Flow After Tax	$0	$(4,406,500)	$(4,173,391)	$(3,345,697)	$(1,629,195)	$10,875,967	$15,641,846	$22,844,253	$28,918,670	$36,202,623

Terminal Value Calculation
End Year Economic Income (E0)											$36,202,623
Long Term Growth Rate (g)											3.10%
Terminal Year Economic Income (E1 = E0 x (1+g))											$37,324,905
Capitalization Rate (discount rate - g)											19.3%
Terminal Value (V = E1 / capitalization rate)[4]											$193,895,609

Discount Rate (Exhibit 21C)[2]	22.4%	1.6%	1.6%	1.6%	1.6%	22.4%	22.4%	22.4%	22.4%	22.4%	22.4%

Present Value Factor[3]	0.93	0.98	0.97	0.95	0.94	0.35	0.28	0.23	0.19	0.15	0.15

Present Value of Net Cash Flow	$0	$(4,322,588)	$(4,031,431)	$(3,182,562)	$(1,526,101)	$3,771,786	$4,433,668	$5,292,345	$5,475,774	$5,602,776	$30,007,597

Fair Market Value of Video Network Division	$41,521,264

Note 1: See Endnote 1 to Schedule 4, page 46. In order to determine the Net Cash Flow to invested capital, we deducted capital expenditures and added back depreciation allocated to Video Network Division.
Note 2: See Endnote 2 to Scheudule 20, page 78. For years 2008 through 2011, as the Video Network Division is projected to generate negative cash flow, SP&H applied the 1-year Treasury Securities rate as a discount rate as it represents the alternative investment of a prudent investor.
Note 3: See Endnote 3 to Schedule 4, page 49.
Note 4: See Endnote 4 to Schedule 4, page 49.
SANLI PASTORE & HILL, INC.

Schedule 25
Platinum Studios, Inc.
Method 2: Market Multiplier Method for Video Network Division1
Date of Value: March 31, 2008

Average Number of Monthly Uniques		7,500,000

Market Multiple (Appendix F)	x	6.0

Fair Market Value of Video Network Division		$45,000,000

SANLI PASTORE & HILL, INC.

 Endnotes to Schedule 25
Platinum Studios, Inc.
Date of Value: March 31, 2008

Note 1

In the market multiplier method, the fair market value of the Intellectual Property in the Video Network Division was determined by multiplying the number of monthly uniques by an appropriate valuation multiplier.

To determine the appropriate market multiple, we searched for general content sites transactions from 2006 through 2007. The transaction details and valuation multiplier were summarized and calculated in Appendix F, page 139. To determine the fair market value of the Intellectual Property in the Video Network Division, we utilized the price per monthly unique multiple. Based on our analysis of the Company as well as the industry, competition, and economic conditions for Platinum, we selected the low quartile price per monthly unique multiple of 6.0.

Schedule 26
Platinum Studios, Inc.
Fair Market Value of Intellectual Property in the Video Network Division
Date of Value: March 31, 2008

	Fair Market Value	Weight	Weighted Fair Market Value

Method 1: Discounted Cash Flow Method (Schedule 24)	$41,521,264	75%	$31,140,948

Method 2: Market Multiplier Method (Schedule 25)	$45,000,000	25%	$11,250,000

Fair Market Value of Intellectual Property in Video Network Division (Rounded)			$42,391,000

SANLI PASTORE & HILL, INC.

Schedule 27
Platinum Studios, Inc.
Method 1: Revenue Multiplier Method for Print Publishing Division
Date of Value: March 31, 2008

Total Revenues from Print Publishing [1]	$270,755

Revenue Multiplier [2]	3.00

Fair Market Value of Intellectual Property in Print Publishing Division	$812,000

SANLI PASTORE & HILL, INC.

Endnotes to Schedule 27
Platinum Studios, Inc.
Date of Value: March 31, 2008

Note 1

See Schedule 1, page 15.

Note 2

In the market multiplier method, the fair market value of the Intellectual Property in Print Publishing Division was determined by multiplying revenue by an appropriate valuation multiplier.

To determine the appropriate valuation multiple, we searched for transactions involving companies classified under SIC Code 2721. We obtained guideline company data from Pratt’s Stats and Done Deals from 1995 to the date of this report, which are databases primarily consisting of private-company transactions. SP&H made adjustments to the multiples to match Platinum’s business operations and to include transactions from 2000 to the date of value.

A summary of the revenue multiples obtained from Done Deals follows:

Count	Minimum	Lower Quartile	Median	Mean	Upper Quartile	Maximum

7	1.10	1.44	2.29	1.99	2.48	2.70

A summary of the revenue multiples obtained from Pratt’s Stats follows:

Count	Minimum	Lower Quartile	Median	Mean	Upper Quartile	Maximum

21	0.36	0.73	1.00	1.20	1.54	2.40

Based on our analysis of risks and rewards attributable to Platinum, consideration of future growth, as well as the industry, competition, and economic conditions, we selected a revenue multiple of 3x which falls in the high range of the multiples.

Schedule 28
Platinum Studios, Inc.
Video Games: Projected Cash Flow for Licensed Video Games Division 1
Date of Value: March 31, 2008

	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)
Assumptions:

Video Game Projects per Year	1	2	1	1	1	1	2	2	2	2	2

Projected Cash Flows:

Total Gross Receipts	$0	$42,500,000	$91,500,000	$56,500,000	$101,000,000	$150,000,000	$100,000,000	$142,500,000	$149,000,000	$150,000,000	$200,000,000

Pre-Tax Relief from Royalty Rate (% of Total Gross Receipts) [2]	$0	$4,250,000	$9,150,000	$5,650,000	$10,100,000	$15,000,000	$10,000,000	$14,250,000	$14,900,000	$15,000,000	$20,000,000

Source: Exhibits 24.

SANLI PASTORE & HILL, INC.

Endnotes to Schedule 28
Platinum Studios, Inc.
Date of Value: March 31, 2008

Note 1

The Licensed Video Games Division model assumes Platinum licenses video game rights to a production studio for a royalty fee. The production studio arranges and pays for all cost associated with producing and distributing a video game.

To estimate the future cash flows generated by the Licensed Video Games Division, we estimated each video games revenues based on the number of units a video game would sell across all gaming consul, i.e. PlayStation 2, PlayStation 3, Xbox 360, Wii, etc., over its ultimate shelf life of 3 years. Our assumptions of a video game’s sales and their timing are presented in Exhibit 24, page 124.

We based our assumed unit sales on industry average required expected unit sales to green light production of a video game.

Note 2

Media and Entertainment royalty rates based on license agreements can range from 2% to 50%.33 Based on our research we determined that it is reasonable to apply a royalty rate of 10% to all gross revenues generated by video games.

33 RoyaltySource.com, an online database of historical royalty rates.

Schedule 29
Platinum Studios, Inc.
Method 1: Discounted Royalty Cash Flow Method for Licensed Video Games Division1
Date of Value: March 31, 2008

	Apr 1 - Dec 31, 2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	Terminal Year - 2019
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)	(12)

Pre-Tax Relief from Royalty Rate (% of Net Revenues)	$0	$4,250,000	$9,150,000	$5,650,000	$10,100,000	$15,000,000	$10,000,000	$14,250,000	$14,900,000	$15,000,000	$20,000,000

Less:Overhead Allocation	$0	$(60,000)	$(61,860)	$(63,778)	$(65,755)	$(67,793)	$(69,895)	$(72,061)	$(74,295)	$(76,599)	$(78,973)

Taxable Income	$0	$4,190,000	$9,088,140	$5,586,222	$10,034,245	$14,932,207	$9,930,105	$14,177,939	$14,825,705	$14,923,401	$19,921,027

Less: Taxes (40%)	$0	$(1,676,000)	$(3,635,256)	$(2,234,489)	$(4,013,698)	$(5,972,883)	$(3,972,042)	$(5,671,175)	$(5,930,282)	$(5,969,361)	$(7,968,411)

After-Tax Royalty	$0	$2,514,000	$5,452,884	$3,351,733	$6,020,547	$8,959,324	$5,958,063	$8,506,763	$8,895,423	$8,954,041	$11,952,616

Terminal Value Calculation
End Year Economic Income (E0)												$11,952,616
Long Term Growth Rate (g)												3.1%
Terminal Year Economic Income (E1 = E0 x (1+g))												$12,323,147
Capitalization Rate (discount rate - g)												18.9%
Terminal Value (V = E1 / capitalization rate)[4]												$65,168,596

Discount Rate (Exhibits 6A - 6C plus 5% risk)[2]	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%

Present Value Factor[3]	0.93	0.78	0.64	0.52	0.43	0.35	0.29	0.24	0.19	0.16	0.13	0.13

Present Value of Net Cash Flow to MVIC	$0	$1,960,526	$3,485,294	$1,755,854	$2,585,002	$3,152,869	$1,718,469	$2,010,975	$1,723,514	$1,421,914	$1,555,690	$8,482,002
Fair Market Value of Licensed Video Games Division	$29,852,000

SANLI PASTORE & HILL, INC.

Endnotes to Schedule 29
Platinum Studios, Inc.
Date of Value: March 31, 2008

Note 1

See Endnote 1 to Schedule 4, page 46.

Note 2

See Endnote 2 to Schedule 4, page 46.

In addition, we have added 5% of excess risk bourn by this division. The risk above and beyond the risk of the Film Division is due to the following factors:

a)	All license agreements are still in the conceptualization stage; and
b)	Platinum does not expect to sign any license agreements before 2010.

Based on the above, we determined the discount rate for the Licensed Video Games Division to be 22.0%.

Note 3

See Endnote 3 to Schedule 4, page 49.

Note 4

See Endnote 4 to Schedule 4, page 49.

Schedule 30
Platinum Studios, Inc.
Method 1: Discounted Cash Flow Method for Licensing and Merchandising Division1
Date of Value: March 31, 2008

	Apr 1 - Dec 31, 2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	Terminal Year - 2019
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)	(12)

Pre-Tax Revenue from Licensing and Merchandising	$0	$2,000,000	$2,200,000	$2,420,000	$2,662,000	$2,928,200	$3,221,020	$3,543,122	$3,897,434	$4,287,178	$4,715,895

Less: Overhead Allocation	$0	$(50,000)	$(51,550)	$(53,148)	$(54,796)	$(56,494)	$(58,246)	$(60,051)	$(61,913)	$(63,832)	$(65,811)

Taxable Income	$0	$1,950,000	$2,148,450	$2,366,852	$2,607,204	$2,871,706	$3,162,774	$3,483,071	$3,835,521	$4,223,345	$4,650,084

Less: Taxes (40%)	$0	$(780,000)	$(859,380)	$(946,741)	$(1,042,882)	$(1,148,682)	$(1,265,110)	$(1,393,228)	$(1,534,209)	$(1,689,338)	$(1,860,034)

After-Tax Income	$0	$1,170,000	$1,289,070	$1,420,111	$1,564,323	$1,723,023	$1,897,665	$2,089,842	$2,301,313	$2,534,007	$2,790,051

Terminal Value Calculation
End Year Economic Income (E0)												$2,790,051
Long Term Growth Rate (g)												3.1%
Terminal Year Economic Income (E1 = E0 x (1+g))												$2,876,542
Capitalization Rate (discount rate - g)												18.9%
Terminal Value (V = E1 / capitalization rate)[4]												$15,212,041

Discount Rate (Exhibits 6A - 6C plus 5% risk)[2]	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%

Present Value Factor[3]	0.93	0.78	0.64	0.52	0.43	0.35	0.29	0.24	0.19	0.16	0.13	0.13

Present Value of Net Cash Flow to MVIC	$0	$912,417	$823,929	$743,946	$671,663	$606,348	$547,339	$494,033	$445,886	$402,404	$363,138	$1,979,919

Fair Market Value of Licensing and Merchandising Division	$7,991,000

Note 1: See Endnote 1 to Schedule 4, page 46.
Note 2: See Endnote 2 to Schedule 4, page 46.
Note 3: See Endnote 3 to Schedule 4, page 49.
Note 4: See Endnote 4 to Schedule 4, page 49.

SANLI PASTORE & HILL, INC.

Schedule 31
Platinum Studios, Inc.
Conclusion of Fair Market Value and Fair Value of Intellectual Property
Date of Value: March 31, 2008

Fair Market Value and Fair Value of Intellectual Property

Film Entertainment

Licensed Films (Schedule 6)	$8,705,000

Joint Venture Films (Schedule 10)	18,457,000

Film Fund Films (Schedule 14)	23,565,000

Direct to DVD Films (Schedule 18)	9,314,000

Film Entertainment Total	$60,041,000

Digital Publishing (Schedule 22)	$28,816,000

Video Network (Schedule 26)	$42,391,000

Print Publishing (Schedule 27)	$812,000

Licensed Video Games (Schedule 29)	$29,852,000

Licensing and Merchandising (Schedule 30)	$7,991,000

Comic Book Challenge[1]	$500,000

Total Market Value of Invested Capital	$170,403,000

Less:
Net Working Capital[2]	$(1,598,000)
Property and Equipment[3]	$(257,000)
Existing Debt[4]	$(4,662,000)
Projected Debt Funding[5]	$(13,848,000)

Total Fair Market Value and Fair Value of Intellectual Property	$150,038,000

Note 1: See Endnote 1 to Schedule 31, page 93.
Note 2: Per Platinum form 10-K filed on March 31, 2008.
Note 3: Per Platinum form 10-K filed on March 31, 2008.
Note 4: See Endnote 4 to Schedule 31, page 95.
Note 5: See Endnote 5 to Schedule 31, page 95.

SANLI PASTORE & HILL, INC.

Endnotes to Schedule 31
Platinum Studios, Inc.
Date of Value: March 31, 2008

Note 1

The Cost Approach

Since the Comic Book Challenge was in early stage development, the amounts, if any, of future revenues remained uncertain and projected revenues and profits could not be made, the cost approach is deemed appropriate to determine the fair market value of the Comic Book Challenge. The cost approach also is effective at establishing a maximum price for the asset in a proposed transaction as an investor will pay no more for an asset than the cost to develop or obtain an asset of similar utility.34

As stated in Valuing Intangible Assets:35

Generally, cost approach methods may be applicable when the subject intangible asset is newer and when it is a fungible property. The term fungible means that the subject intangible asset could be exchanged or substituted for another intangible. In addition, cost approach methods may be more applicable when estimating the value of the intangible asset to the current owner. These methods may also be applicable when estimating the value of an intangible asset under the premise of value in continued use.

There are two different types of cost quantified in cost approach valuation analyses. The types of costs relate to the two fundamental cost approach valuation methods are reproduction cost and replacement cost.36

Reproduction cost is the estimated cost to construct, at current market price as of the date of the analysis, an exact duplicate or replica of the subject intangible asset, using the same materials, production standards, design layout, and quality of workmanship as the subject intangible asset, The reproduction intangible asset will include the same inadequacies, superadequacies, and obsolescence as the subject intangible asset.
Replacement cost is the estimated cost to construct, at current prices as of the date of the analysis, an intangible asset with equivalent utility to the subject intangible, using modern materials, production standards, design, layout, and quality of workmanship, The replacement intangible asset will exclude all curable inadequacies, superadequacies, and obsolescence that present in the subject intangible asset.

34 Drews, David, IPMetrics LLC (2001). The cost approach to IP valuation: Its uses and limitations.
35 Reilly, Robert and Robert Schweihs. Valuing Intangible Assets, Page 122.
36 Ibid.

The selection of the reproduction cost method versus the replacement cost method should not materially different as the allowances for obsolescence would need to be adjusted. In addition, historical costs utilized under our approach were adjusted to present value to obtain replacement cost values.

Regardless of the type of cost being estimated, five components of cost are generally included in the analysis. The five components of cost are:

1.	Material
2.	Labor
3.	Overhead
4.	Developer’s profit
5.	Entrepreneurial incentive

As stated in Valuing Intangible Assets:37

Material costs include expenditures and accruals related to the tangible elements of the intangible asset development process. Typically, material costs do not represent a significant percentage of the overall cost of intangible asset development because there are typically few tangible manifestations of an intangible asset.

Labor costs include expenditures and accruals related to the human capital efforts associated with intangible asset development. Intangible asset labor costs can be either direct or indirect. Direct labor costs relate to the individuals who participated hands-on in the development process Labor costs typically include all salaries and wages to employees and all monetary compensation to contractors. Labor costs should be estimated at (or trended to) current costs as of the valuation date.
The overhead cost component has several subcomponents. The categories of overhead cost typically include employment-related taxes, employment-related perquisites, and fringe benefits, management and supervisory efforts, support and secretarial efforts, and utility and operating expenses.

The developer’s profit is a cost component that is frequently overlooked. From the perspective of the developer of any intangible asset, first, the developer expects a return of all of the material, labor, and overhead costs related to the development process; and second, the developer expects a return on all of the material, labor, and overhead costs related to the development process.

Entrepreneurial incentive is another cost component that is frequently overlooked. Nonetheless, entrepreneurial incentive is an integral component of the cost approach analysis. The entrepreneurial incentive is the amount of economic benefit required to motivate the intangible asset owner to enter into the development process. From the perspective of the intangible asset owner, entrepreneurial incentive is often perceived as an opportunity cost.

37 Reilly, Robert and Robert Schweihs. Valuing Intangible Assets. Page 124-125.

Based upon the cost component information provided by the management, we concluded the fair market value of the Comic Book Challenge was $500,000.

Note 2

Per Platinum’s Form 10-K filed on March 31, 2008. Short term notes payable and current portion of capital lease payable were excluded from our calculation of working capital, as these are financing liabilities included in Existing Debt, Note 4 below, and are not part of the company’ daily operations.

Note 3

Per Platinum’s Form 10-K filed on March 31, 2008.

Note 4

According to Platinum’s Form 10-K filed on March 31, 2008, Platinum’s existing debt consists of short term notes payable, long term notes payable to shareholder, accrued interest due to shareholder, and current and non-current portion of capital leases payable, with a total value of $4,662,000.

Note 5

As presented in the DCF method of each division, Platinum would incur negative cash flow in 2008 and 2009. In order to execute Platinum’s business plan, additional financing maybe required to cover the negative cash flow for at least the 2008 period. For the purposes of our valuation, we estimated the expected debt funding by summing up the total negative cash flow of the following divisions in 2008. As the Film Fund Division is funded from a separate business entity, we excluded the negative cash flow of Film Fund Division from our calculation of projected debt funding. The calculation of expected debt funding is as follows:

Negative Cash Flow of 2008
Film Entertainment

Licensed Films	$112,500

Joint Venture Films	7,325,296

Direct to DVD Films	0

Film Entertainment Total	$7,437,796

Digital Publishing	$6,410,067

Video Network	$0

Print Publishing	$0

Licensed Video Games	$0

Licensing and Merchandising	$0

Comic Book Challenge	$0

Total Projected Debt Funding (Rounded)	$13,848,000

Exhibit 1: Ultimate Revenues and Costs
Platinum Studios, Inc.
Film Entertainment: Licensed Film Division Assumptions

		Action		Comedy		Thriller
		High Budget		High Budget		High Budget

Projected Budget		$65,000,000		$50,000,000		$65,000,000
Implied Domestic Box Office	Average of Median and Mean Multiple for High Budget Films, Based on Box Office Mojo data	$94,250,000	1.45	$50,500,000	1.01	$76,050,000	1.17
Implied International Box Office	Average of Median and Mean Multiple for High Budget Films, Based on Box Office Mojo data	$100,750,000	1.55	$60,000,000	1.20	$69,550,000	1.07

Gross Receipts	Notes
Domestic Theatrical	Based on Industry Estimates, Baselineresearch and Vogel 2007	$47,125,000	50.0%	$25,250,000	50.0%	$38,025,000	50.0%
International Theatrical	Based on Industry Estimates, Baselineresearch and Vogel 2007	40,300,000	40.0%	24,000,000	40.0%	27,820,000	40.0%
Domestic Home Video	% of Domestic Box Office, Based on Historical Actual of Marvel PG-13 Films	73,515,000	78.0%	39,390,000	78.0%	59,319,000	78.0%
International Home Video	% of Domestic Home Video, Based on Historical Actual of Marvel PG-13 Films	44,109,000	60.0%	23,634,000	60.0%	35,591,400	60.0%
Domestic Television
PPV	% of Domestic Theatrical, cap of $7.5M, Based on Industry Estimates, Marvel	5,890,625	12.5%	3,156,250	12.5%	4,753,125	12.5%
Pay TV	% of Domestic Theatrical, cap of $17.5M, Based on Industry Estimates, Marvel	21,206,250	45.0%	11,362,500	45.0%	17,111,250	45.0%
Network TV	% of Domestic Theatrical, cap of $40M, Based on Industry Estimates, Marvel	8,482,500	18.0%	4,545,000	18.0%	6,844,500	18.0%
Syndicated TV	% of Domestic Theatrical	1,649,375	3.5%	883,750	3.5%	1,330,875	3.5%
International Television
Pay TV	% of International Theatrical, cap of $30M, Based on Industry Estimates, Marvel	13,299,000	33.0%	7,920,000	33.0%	9,180,600	33.0%
Network TV	% of International Theatrical, cap of $30M, Based on Industry Estimates, Marvel	20,150,000	50.0%	12,000,000	50.0%	13,910,000	50.0%
Domestic Merchandising	% of Domestic Box Office less 35% Distribution Fees based on SNL Kagan 2007; Platinum collects 25% of Net	811,728	0.9%	217,466	0.4%	327,490	0.4%
International Merchandising	% of International Box Office less 35% Distribution Fees based on SNL Kagan 2007; Platinum collects 25% of Net	867,709	0.9%	258,375	0.4%	299,500	0.4%
Total Gross Receipts		$277,406,188		$152,617,341		$214,512,740

Distribution Costs
Domestic Theatrical	% of Domestic Theatrical, Vogel 2007	$9,425,000	20.0%	$5,050,000	20.0%	$7,605,000	20.0%
International Theatrical	% of International Theatrical, Vogel 2007	8,060,000	20.0%	4,800,000	20.0%	5,564,000	20.0%
Domestic Home Video	% of Domestic Home Video Revenue, Based on Industry Estimates, Vogel 2007	14,703,000	20.0%	7,878,000	20.0%	11,863,800	20.0%
International Home Video	% of International Home Video Revenue, Based on Industry Estimates, Vogel 2007	8,821,800	20.0%	4,726,800	20.0%	7,118,280	20.0%
Domestic Television Cost	% of Television Revenue, Based on Industry Estimates, Marvel	7,445,750	20.0%	3,989,500	20.0%	6,007,950	20.0%
International Television Cost	% of Television Revenue, Based on Industry Estimates, Marvel	6,689,800	20.0%	3,984,000	20.0%	4,618,120	20.0%
Total Distribution Costs		$55,145,350		$30,428,300		$42,777,150

Publicity Expenses
Domestic Theatrical
Advertising	% of Budget, 2006 Average Ad / Negative Costs, MPAA	$30,336,626	46.7%	$23,335,866	46.7%	$30,336,626	46.7%
Publicity	% of Budget, 2006 Average Print / Negative Costs, MPAA	3,783,435	5.8%	2,910,334	5.8%	3,783,435	5.8%
International Theatrical
Advertising	% of Domestic Advertising	15,168,313	50.0%	11,667,933	50.0%	15,168,313	50.0%
Publicity	% of Domestic Publicity	1,891,717	50.0%	1,455,167	50.0%	1,891,717	50.0%
Total Publicity Expense		$51,180,091		$39,369,301		$51,180,091

Negative Costs	Same as Projected Budget	$65,000,000		$50,000,000		$65,000,000

Contribution Profit	% of Total Gross Receipts	$106,080,746	38.2%	$32,819,740	21.5%	$55,555,499	25.9%

Revenue from Theatrical Rights		$1,250,000		$1,250,000		$1,250,000

= Inputs/Assumptions
SANLI PASTORE & HILL, INC.

Exhibit 2: Time of Cash Flows from Ultimates
Platinum Studios, Inc.
Film Entertainment: Licensed, Joint Venture, and Film Fund Film Divisions

Year of Cash Flow	0	1	2	3	4	5	6	7	8	9	10	Total

Gross Receipts
Domestic Theatrical	0.0%	100%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%
International Theatrical	0.0%	85.0%	15.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%
Domestic Home Video	0.0%	75.0%	7.0%	6.0%	4.0%	3.0%	1.0%	1.0%	1.0%	1.0%	1.0%	100.0%
International Home Video	0.0%	50.0%	35.0%	5.0%	3.0%	2.0%	1.0%	1.0%	1.0%	1.0%	1.0%	100.0%
Domestic Television
PPV	0.0%	3.0%	97.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%
Pay TV	0.0%	3.0%	75.0%	22.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%
Network TV	0.0%	0.0%	0.0%	15.0%	50.0%	15.0%	15.0%	5.0%	0.0%	0.0%	0.0%	100.0%
Syndicated TV	0.0%	0.0%	0.0%	0.0%	20.0%	20.0%	20.0%	10.0%	10.0%	10.0%	10.0%	100.0%
International Television
Pay TV	0.0%	0.0%	15.0%	55.0%	30.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%
Syndicated TV	0.0%	0.0%	0.0%	0.0%	20.0%	20.0%	20.0%	10.0%	10.0%	10.0%	10.0%	100.0%
Domestic Merchandising	0.0%	75.0%	7.0%	6.0%	4.0%	3.0%	2.0%	1.0%	1.0%	0.5%	0.5%	100.0%
International Merchandising	0.0%	75.0%	7.0%	6.0%	4.0%	3.0%	2.0%	1.0%	1.0%	0.5%	0.5%	100.0%
Total Gross Receipts	0.0%	38.8%	21.5%	9.6%	11.3%	5.5%	5.1%	2.4%	2.0%	1.9%	1.9%	100.0%

Distribution Costs
Domestic Theatrical	0.0%	100.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%
International Theatrical	0.0%	85.0%	15.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%
Domestic Home Video	0.0%	70.0%	5.0%	4.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	100.0%
International Home Video	0.0%	45.0%	33.0%	5.0%	4.0%	3.0%	2.0%	2.0%	2.0%	2.0%	2.0%	100.0%
Domestic Television Cost	0.0%	5.0%	50.0%	20.0%	10.0%	5.0%	2.0%	2.0%	2.0%	2.0%	2.0%	100.0%
International Television Cost	0.0%	5.0%	50.0%	20.0%	10.0%	5.0%	2.0%	2.0%	2.0%	2.0%	2.0%	100.0%
Total Distribution Costs	0.0%	51.7%	25.5%	8.2%	4.5%	2.7%	1.5%	1.5%	1.5%	1.5%	1.5%	100.0%

Publicity Expenses
Domestic Theatrical
Advertising	10.0%	90.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%
Prints	0.0%	100.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%
International Theatrical
Advertising	10.0%	90.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%
Prints	0.0%	85.0%	15.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%
Total Publicity Expenses	5.0%	91.3%	3.8%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%

Negative Costs	100.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%

Source: Duff & Phelps March 22, 2006 report and SP&H research.

SANLI PASTORE & HILL, INC.

Exhibit 3: Time of Cash Flow from High Budget Action Film
Platinum Studios, Inc.
Film Entertainment: Licensed Film Division: Action - High Budget Films

Year of Cash Flow	0	1	2	3	4	5	6	7	8	9	10	Total

Gross Receipts
Domestic Theatrical	$0	$47,125,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$47,125,000
International Theatrical	0	34,255,000	6,045,000	0	0	0	0	0	0	0	0	40,300,000
Domestic Home Video	0	55,136,250	5,146,050	4,410,900	2,940,600	2,205,450	735,150	735,150	735,150	735,150	735,150	73,515,000
International Home Video	0	22,054,500	15,438,150	2,205,450	1,323,270	882,180	441,090	441,090	441,090	441,090	441,090	44,109,000
Domestic Television
PPV	0	176,719	5,713,906	0	0	0	0	0	0	0	0	5,890,625
Pay TV	0	636,188	15,904,688	4,665,375	0	0	0	0	0	0	0	21,206,250
Network TV	0	0	0	1,272,375	4,241,250	1,272,375	1,272,375	424,125	0	0	0	8,482,500
Syndicated TV	0	0	0	0	329,875	329,875	329,875	164,938	164,938	164,938	164,938	1,649,375
International Television
Pay TV	0	0	1,994,850	7,314,450	3,989,700	0	0	0	0	0	0	13,299,000
Syndicated TV	0	0	0	0	4,030,000	4,030,000	4,030,000	2,015,000	2,015,000	2,015,000	2,015,000	20,150,000
Domestic Merchandising	0	608,796	56,821	48,704	32,469	24,352	16,235	8,117	8,117	4,059	4,059	811,728
International Merchandising	0	650,782	60,740	52,063	34,708	26,031	17,354	8,677	8,677	4,339	4,339	867,709
Total Gross Receipts	$0	$160,643,234	$50,360,204	$19,969,316	$16,921,873	$8,770,263	$6,842,079	$3,797,097	$3,372,972	$3,364,575	$3,364,575	$277,406,188

Distribution Costs
Domestic Theatrical	$0	$9,425,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$9,425,000
International Theatrical	0	6,851,000	1,209,000	0	0	0	0	0	0	0	0	8,060,000
Domestic Home Video	0	10,292,100	735,150	588,120	441,090	441,090	441,090	441,090	441,090	441,090	441,090	14,703,000
International Home Video	0	3,969,810	2,911,194	441,090	352,872	264,654	176,436	176,436	176,436	176,436	176,436	8,821,800
Domestic Television Cost	0	372,288	3,722,875	1,489,150	744,575	372,288	148,915	148,915	148,915	148,915	148,915	7,445,750
International Television Cost	0	334,490	3,344,900	1,337,960	668,980	334,490	133,796	133,796	133,796	133,796	133,796	6,689,800
Total Distribution Costs	$0	$31,244,688	$11,923,119	$3,856,320	$2,207,517	$1,412,522	$900,237	$900,237	$900,237	$900,237	$900,237	$55,145,350

Publicity Expenses
Domestic Theatrical
Advertising	$3,033,663	$27,302,964	$0	$0	$0	$0	$0	$0	$0	$0	$0	$30,336,626
Prints	0	3,783,435	0	0	0	0	0	0	0	0	0	3,783,435
International Theatrical
Advertising	1,516,831	13,651,482	0	0	0	0	0	0	0	0	0	15,168,313
Prints	0	1,607,960	283,758	0	0	0	0	0	0	0	0	1,891,717
Total Publicity Expenses	$4,550,494	$46,345,840	$283,758	$0	$0	$0	$0	$0	$0	$0	$0	$51,180,091

Negative Costs	$65,000,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$65,000,000

Contribution Profit	$(69,550,494)	$83,052,707	$38,153,328	$16,112,996	$14,714,356	$7,357,742	$5,941,842	$2,896,860	$2,472,735	$2,464,338	$2,464,338	$106,080,746

Source: Exhibit 1 (Ultimate Revenues and Costs) multiplied by Exhibit 2 (Time of Cash Flow from Ultimates).
SANLI PASTORE & HILL, INC.

Exhibit 4: Time of Cash Flow from High Budget Comedy Film
Platinum Studios, Inc.
Film Entertainment: Licensed Film Division: Comedy - High Budget Films

Year of Cash Flow	0	1	2	3	4	5	6	7	8	9	10	Total

Gross Receipts
Domestic Theatrical	$0	$25,250,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$25,250,000
International Theatrical	0	20,400,000	3,600,000	0	0	0	0	0	0	0	0	24,000,000
Domestic Home Video	0	29,542,500	2,757,300	2,363,400	1,575,600	1,181,700	393,900	393,900	393,900	393,900	393,900	39,390,000
International Home Video	0	11,817,000	8,271,900	1,181,700	709,020	472,680	236,340	236,340	236,340	236,340	236,340	23,634,000
Domestic Television
PPV	0	94,688	3,061,563	0	0	0	0	0	0	0	0	3,156,250
Pay TV	0	340,875	8,521,875	2,499,750	0	0	0	0	0	0	0	11,362,500
Network TV	0	0	0	681,750	2,272,500	681,750	681,750	227,250	0	0	0	4,545,000
Syndicated TV	0	0	0	0	176,750	176,750	176,750	88,375	88,375	88,375	88,375	883,750
International Television
Pay TV	0	0	1,188,000	4,356,000	2,376,000	0	0	0	0	0	0	7,920,000
Syndicated TV	0	0	0	0	2,400,000	2,400,000	2,400,000	1,200,000	1,200,000	1,200,000	1,200,000	12,000,000
Domestic Merchandising	0	163,099	15,223	13,048	8,699	6,524	4,349	2,175	2,175	1,087	1,087	217,466
International Merchandising	0	193,781	18,086	15,503	10,335	7,751	5,168	2,584	2,584	1,292	1,292	258,375
Total Gross Receipts	$0	$87,801,943	$27,433,946	$11,111,150	$9,528,904	$4,927,155	$3,898,257	$2,150,623	$1,923,373	$1,920,994	$1,920,994	$152,617,341

Distribution Costs
Domestic Theatrical	$0	$5,050,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$5,050,000
International Theatrical	0	4,080,000	720,000	0	0	0	0	0	0	0	0	4,800,000
Domestic Home Video	0	5,514,600	393,900	315,120	236,340	236,340	236,340	236,340	236,340	236,340	236,340	7,878,000
International Home Video	0	2,127,060	1,559,844	236,340	189,072	141,804	94,536	94,536	94,536	94,536	94,536	4,726,800
Domestic Television Cost	0	199,475	1,994,750	797,900	398,950	199,475	79,790	79,790	79,790	79,790	79,790	3,989,500
International Television Cost	0	199,200	1,992,000	796,800	398,400	199,200	79,680	79,680	79,680	79,680	79,680	3,984,000
Total Distribution Costs	$0	$17,170,335	$6,660,494	$2,146,160	$1,222,762	$776,819	$490,346	$490,346	$490,346	$490,346	$490,346	$30,428,300

Publicity Expenses
Domestic Theatrical
Advertising	$2,333,587	$21,002,280	$0	$0	$0	$0	$0	$0	$0	$0	$0	$23,335,866
Prints	0	2,910,334	0	0	0	0	0	0	0	0	0	2,910,334
International Theatrical
Advertising	1,166,793	10,501,140	0	0	0	0	0	0	0	0	0	11,667,933
Prints	0	1,236,892	218,275	0	0	0	0	0	0	0	0	1,455,167
Total Publicity Expenses	$3,500,380	$35,650,646	$218,275	$0	$0	$0	$0	$0	$0	$0	$0	$39,369,301

Negative Costs	$50,000,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$50,000,000

Contribution Profit	$(53,500,380)	$34,980,962	$20,555,177	$8,964,990	$8,306,142	$4,150,336	$3,407,911	$1,660,277	$1,433,027	$1,430,648	$1,430,648	$32,819,740

Source: Exhibit 1 (Ultimate Revenues and Costs) multiplied by Exhibit 2 (Time of Cash Flow from Ultimates).
SANLI PASTORE & HILL, INC.

Exhibit 5: Time of Cash Flow from High Budget Thriller Film
Platinum Studios, Inc.
Film Entertainment: Licensed Film Division: Thriller - High Budget Films

Year of Cash Flow	0	1	2	3	4	5	6	7	8	9	10	Total

Gross Receipts
Domestic Theatrical	$0	$38,025,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$38,025,000
International Theatrical	0	23,647,000	4,173,000	0	0	0	0	0	0	0	0	27,820,000
Domestic Home Video	0	44,489,250	4,152,330	3,559,140	2,372,760	1,779,570	593,190	593,190	593,190	593,190	593,190	59,319,000
International Home Video	0	17,795,700	12,456,990	1,779,570	1,067,742	711,828	355,914	355,914	355,914	355,914	355,914	35,591,400
Domestic Television
PPV	0	142,594	4,610,531	0	0	0	0	0	0	0	0	4,753,125
Pay TV	0	513,338	12,833,438	3,764,475	0	0	0	0	0	0	0	17,111,250
Network TV	0	0	0	1,026,675	3,422,250	1,026,675	1,026,675	342,225	0	0	0	6,844,500
Syndicated TV	0	0	0	0	266,175	266,175	266,175	133,088	133,088	133,088	133,088	1,330,875
International Television
Pay TV	0	0	1,377,090	5,049,330	2,754,180	0	0	0	0	0	0	9,180,600
Syndicated TV	0	0	0	0	2,782,000	2,782,000	2,782,000	1,391,000	1,391,000	1,391,000	1,391,000	13,910,000
Domestic Merchandising	0	245,618	22,924	19,649	13,100	9,825	6,550	3,275	3,275	1,637	1,637	327,490
International Merchandising	0	224,625	20,965	17,970	11,980	8,985	5,990	2,995	2,995	1,497	1,497	299,500
Total Gross Receipts	$0	$125,083,124	$39,647,268	$15,216,809	$12,690,187	$6,585,058	$5,036,494	$2,821,686	$2,479,461	$2,476,326	$2,476,326	$214,512,740

Distribution Costs
Domestic Theatrical	$0	$7,605,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$7,605,000
International Theatrical	0	4,729,400	834,600	0	0	0	0	0	0	0	0	5,564,000
Domestic Home Video	0	8,304,660	593,190	474,552	355,914	355,914	355,914	355,914	355,914	355,914	355,914	11,863,800
International Home Video	0	3,203,226	2,349,032	355,914	284,731	213,548	142,366	142,366	142,366	142,366	142,366	7,118,280
Domestic Television Cost	0	300,398	3,003,975	1,201,590	600,795	300,398	120,159	120,159	120,159	120,159	120,159	6,007,950
International Television Cost	0	230,906	2,309,060	923,624	461,812	230,906	92,362	92,362	92,362	92,362	92,362	4,618,120
Total Distribution Costs	$0	$24,373,590	$9,089,857	$2,955,680	$1,703,252	$1,100,766	$710,801	$710,801	$710,801	$710,801	$710,801	$42,777,150

Publicity Expenses
Domestic Theatrical
Advertising	$3,033,663	$27,302,964	$0	$0	$0	$0	$0	$0	$0	$0	$0	$30,336,626
Prints	0	3,783,435	0	0	0	0	0	0	0	0	0	3,783,435
International Theatrical
Advertising	1,516,831	13,651,482	0	0	0	0	0	0	0	0	0	15,168,313
Prints	0	1,607,960	283,758	0	0	0	0	0	0	0	0	1,891,717
Total Publicity Expenses	$4,550,494	$46,345,840	$283,758	$0	$0	$0	$0	$0	$0	$0	$0	$51,180,091

Negative Costs	$65,000,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$65,000,000

Contribution Profit	$(69,550,494)	$54,363,695	$30,273,653	$12,261,129	$10,986,934	$5,484,292	$4,325,693	$2,110,885	$1,768,660	$1,765,525	$1,765,525	$55,555,499

Source: Exhibit 1 (Ultimate Revenues and Costs) multiplied by Exhibit 2 (Time of Cash Flow from Ultimates).
SANLI PASTORE & HILL, INC.

Exhibit 6A
Platinum Studios, Inc.
Development of Equity Discount Rate
Date of Value: March 31, 2008

			Sources:

			Federal Reserve Statistical
Long-Term Risk-Free Rate		4.32%	Release dated March 28, 2008
(20-Year Government Treasury Bonds)

Add:

Equity Risk Premium	6.30%		Ibbotson Associates' Stocks, Bonds, Bills & Inflation, 2007 Yearbook

Size Premium	4.35%		Ibid.

Industry Premium Adjustment (SIC 78) *	8.45%		Ibbotson Associates' Stocks, Bonds, Bills & Inflation, 2007 Yearbook

Adjusted Equity Risk Premium	19.10%	19.10%

Specific Company Risk		7.00%	Per company research and analysis

After-Tax Equity Discount Rate:		30.42%

After-Tax Equity Discount Rate (rounded):		30.4%

* SIC 78 Motion Pictures was most comparable to Platinum Studios, Inc. in regard to business operations and risk factors.
SANLI PASTORE & HILL, INC.

Exhibit 6B
Platinum Studios, Inc.
Development of Rate of Return on Debt
Date of Value: March 31, 2008

				Sources:

Bank Prime Rate:			5.25%	Federal Reserve Statistical Release
				Rate as of March 28, 2008

Corporate Bonds:

Moody's Seasonal	Aaa	5.52%		Ibid.

	Baa	6.94%		Ibid.

Weighted Average Interest Rate on Gatekeeper's Interest Bearing Debt			8.25%	Per Management and SP&H Analysis

After-Tax Rate of Return on Debt (rounded):			5.0%
(Rate of Return on Debt x (1 - tax rate of 40%))

SANLI PASTORE & HILL, INC.

Exhibit 6C
Platinum Studios, Inc.
Development of Weighted Average Cost of Capital (WACC)
Date of Value: March 31, 2008

	Rate	Weight [1]	WACC

After-Tax Equity Discount Rate: (Exhibit 6A)	30.4%	47%	14.4%

After-Tax Rate of Return on Debt: (Exhibit 6B)	5.0%	53%	2.6%

After-Tax WACC		100%	17.0%

Less:
Long-Term Growth Rate			3.1%

After-Tax Capitalization Rate			13.9%

Note 1: Per average Debt to Equity ratio of a perpetual slate financing as defined in the Platinum Studios Film Fund, LLC Agreement (see Exhibit 7)
SANLI PASTORE & HILL, INC.

Exhibit 7
Platinum Studios, Inc.
Capital Structure per Film Fund, LLC Agreement
Date of Value: March 31, 2008

Slate Financing [1]

Private Equity	25%	$45,000,000
Senior Debt	50%	90,000,000
Mezzanine Debt	25%	45,000,000

Total Slate Financing	100%	$180,000,000

Average Film Budget		$12,000,000

	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)	(12)	(13)	(14)	(15)

Projects (Schedule 11)

Film 1 - 2008	$12,000,000	-	-	-	-	-	-
Film 2 - 2009	-	12,000,000	-	-	-	-	-
Film 3 - 2009	-	12,000,000	-	-	-	-	-
Film 4 - 2010	-	-	12,000,000	-	-	-	-
Film 5 - 2010	-	-	12,000,000	-	-	-	-
Film 6 - 2011	-	-	12,000,000	12,000,000	-	-	-
Film 7 - 2011	-	-	-	12,000,000	-	-	-
Film 8 - 2011	-	-	-	12,000,000	-	-	-
Film 9 - 2012	-	-	-	-	12,000,000	-	-
Film 10 - 2012	-	-	-	-	12,000,000	-	-
Film 11 - 2012	-	-	-	-	12,000,000	-	-
Film 12 - 2013	-	-	-	-	-	12,000,000	-
Film 13 - 2013	-	-	-	-	-	12,000,000	-
Film 14 - 2013	-	-	-	-	-	12,000,000	-
Film 15 - 2014	-	-	-	-	-	-	12,000,000
Film 16 - 2014	-	-	-	-	-	-	12,000,000
Film 17 - 2014	-	-	-	-	-	-	12,000,000

Total Slate Financing	$12,000,000	$24,000,000	$36,000,000	$36,000,000	$36,000,000	$36,000,000	$36,000,000

Cumulative Slate Financing	$12,000,000	$36,000,000	$72,000,000	$108,000,000	$144,000,000	$180,000,000	$216,000,000

Slate 1	180,000,000
Number of Projects	1	2	3	3	3	3
Equity	12,000,000	36,000,000	45,000,000	45,000,000	45,000,000	45,000,000
Debt	0	0	27,000,000	63,000,000	99,000,000	135,000,000
Debt / Equity	0	0	0.60	1.40	2.20	3.00

Slate 2				180,000,000
Number of Projects				1	2	3	3	3	3
Debt / Equity				0	0	0.60	1.40	2.20	3.00

Slate 3							180,000,000
Number of Projects							1	2	3	3	3	3
Debt / Equity							0	0	0.60	1.40	2.20	3.00

Slate 4										180,000,000
Number of Projects										1	2	3	3	3	3
Debt / Equity										0.00	0.00	0.60	1.40	2.20	3.00

Average Debt / Equity	0.00	0.00	0.60	0.70	1.10	1.80	0.70	1.10	1.80	0.70	1.10	1.80
% Debt	0.00%	0.00%	37.50%	41.18%	52.38%	64.29%	41.18%	52.38%	64.29%	41.18%	52.38%	64.29%
Average % Debt (if Fund is perpetual)	52.61%

Note 1: Per Platinum Studios Film Fund, LLC
SANLI PASTORE & HILL, INC.

Exhibit 8: Ultimate Revenues and Costs
Platinum Studios, Inc.
Film Entertainment: Joint Venture Film Division Assumptions

		Action		Comedy		Thriller		Horror
		Low Budget		Low Budget		Low Budget		Low Budget

Projected Budget		$25,000,000		$15,000,000		$20,000,000		$15,000,000
Implied Domestic Box Office	Average of Median and Mean Multiple of Low Budget Films; Based on Box Office Mojo data	$33,000,000	1.32	$17,550,000	1.17	$31,000,000	1.55	$12,150,000	0.81
Implied International Box Office	Average of Median and Mean Multiple of Low Budget Films; Based on Box Office Mojo data	$40,750,000	1.63	$7,200,000	0.48	$19,400,000	0.97	$15,000,000	1.00

Gross Receipts	Notes
Domestic Theatrical	Based on Industry Estimates, Baselineresearch and Vogel 2007	$16,500,000	50.0%	$8,775,000	50.0%	$15,500,000	50.0%	$6,075,000	50.0%
International Theatrical	Based on Industry Estimates, Baselineresearch and Vogel 2007	16,300,000	40.0%	2,880,000	40.0%	7,760,000	40.0%	6,000,000	40.0%
Domestic Home Video	% of Domestic Box Office, Based on Historical Actual of Marvel PG-13 Films	25,740,000	78.0%	13,689,000	78.0%	24,180,000	78.0%	9,477,000	78.0%
International Home Video	% of Domestic Home Video, Based on Historical Actual of Marvel PG-13 Films	15,444,000	60.0%	8,213,400	60.0%	14,508,000	60.0%	5,686,200	60.0%
Domestic Television
PPV	% of Domestic Theatrical, cap of $7.5M, Based on Industry Estimates, Marvel	2,062,500	12.5%	1,096,875	12.5%	1,937,500	12.5%	759,375	12.5%
Pay TV	% of Domestic Theatrical, cap of $17.5M, Based on Industry Estimates, Marvel	7,425,000	45.0%	3,948,750	45.0%	6,975,000	45.0%	2,733,750	45.0%
Network TV	% of Domestic Theatrical, cap of $40M, Based on Industry Estimates, Marvel	2,970,000	18.0%	1,579,500	18.0%	2,790,000	18.0%	1,093,500	18.0%
Syndicated TV	% of Domestic Theatrical	577,500	3.5%	307,125	3.5%	542,500	3.5%	212,625	3.5%
International Television
Pay TV	% of International Theatrical, cap of $30M, Based on Industry Estimates, Marvel	5,379,000	33.0%	950,400	33.0%	2,560,800	33.0%	1,980,000	33.0%
Network TV	% of International Theatrical, cap of $30M, Based on Industry Estimates, Marvel	8,150,000	50.0%	1,440,000	50.0%	3,880,000	50.0%	3,000,000	50.0%
Domestic Merchandising	% of Domestic Box Office less 35% Distribution Fees based on SNL Kagan 2007; Platinum collects 25% of Net	284,213	0.9%	75,575	0.4%	133,494	0.4%	26,160	0.2%
International Merchandising	% of International Box Office less 35% Distribution Fees based on SNL Kagan 2007; Platinum collects 25% of Net	350,959	0.9%	31,005	0.4%	83,541	0.4%	32,297	0.2%
Total Gross Receipts		$101,183,172		$42,986,630		$80,850,835		$37,075,907

Distribution Costs
Domestic Theatrical	% of Domestic Theatrical, Vogel 2007	$3,300,000	20.0%	$1,755,000	20.0%	$3,100,000	20.0%	$1,215,000	20.0%
International Theatrical	% of International Theatrical, Vogel 2007	3,260,000	20.0%	576,000	20.0%	1,552,000	20.0%	1,200,000	20.0%
Domestic Home Video	% of Domestic Home Video Revenue, Based on Industry Estimates, Vogel 2007	5,148,000	20.0%	2,737,800	20.0%	4,836,000	20.0%	1,895,400	20.0%
International Home Video	% of International Home Video Revenue, Based on Industry Estimates, Vogel 2007	3,088,800	20.0%	1,642,680	20.0%	2,901,600	20.0%	1,137,240	20.0%
Domestic Television Cost	% of Television Revenue, Based on Industry Estimates, Marvel	2,607,000	20.0%	1,386,450	20.0%	2,449,000	20.0%	959,850	20.0%
International Television Cost	% of Television Revenue, Based on Industry Estimates, Marvel	2,705,800	20.0%	478,080	20.0%	1,288,160	20.0%	996,000	20.0%
Total Distribution Costs		$20,109,600		$8,576,010		$16,126,760		$7,403,490

Publicity Expenses
Domestic Theatrical
Advertising	% of Budget, 2006 Average Ad / Negative Costs, MPAA	$11,667,933	46.7%	$7,000,760	46.7%	$9,334,347	46.7%	$7,000,760	46.7%
Publicity	% of Budget, 2006 Average Print / Negative Costs, MPAA	1,455,167	5.8%	873,100	5.8%	1,164,134	5.8%	873,100	5.8%
International Theatrical
Advertising	% of Domestic Advertising	5,833,967	50.0%	3,500,380	50.0%	4,667,173	50.0%	3,500,380	50.0%
Publicity	% of Domestic Publicity	727,584	50.0%	436,550	50.0%	582,067	50.0%	436,550	50.0%
Total Publicity Expense		$19,684,650		$11,810,790		$15,747,720		$11,810,790

Negative Costs	Same as Projected Budget	$25,000,000		$15,000,000		$20,000,000		$15,000,000

Contribution Profit	% of Total Gross Receipts	$36,388,921	36.0%	$7,599,829	17.7%	$28,976,355	35.8%	$2,861,627	7.7%

= Inputs/Assumptions
SANLI PASTORE & HILL, INC.

Exhibit 9: Time of Cash Flow from Low Budget Action Film
Platinum Studios, Inc.
Film Entertainment: Joint Venture Film Division: Action - Low Budget

Year of Cash Flow	0	1	2	3	4	5	6	7	8	9	10	Total

Gross Receipts
Domestic Theatrical	$0	$16,500,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$16,500,000
International Theatrical	0	13,855,000	2,445,000	0	0	0	0	0	0	0	0	16,300,000
Domestic Home Video	0	19,305,000	1,801,800	1,544,400	1,029,600	772,200	257,400	257,400	257,400	257,400	257,400	25,740,000
International Home Video	0	7,722,000	5,405,400	772,200	463,320	308,880	154,440	154,440	154,440	154,440	154,440	15,444,000
Domestic Television
PPV	0	61,875	2,000,625	0	0	0	0	0	0	0	0	2,062,500
Pay TV	0	222,750	5,568,750	1,633,500	0	0	0	0	0	0	0	7,425,000
Network TV	0	0	0	445,500	1,485,000	445,500	445,500	148,500	0	0	0	2,970,000
Syndicated TV	0	0	0	0	115,500	115,500	115,500	57,750	57,750	57,750	57,750	577,500
International Television
Pay TV	0	0	806,850	2,958,450	1,613,700	0	0	0	0	0	0	5,379,000
Syndicated TV	0	0	0	0	1,630,000	1,630,000	1,630,000	815,000	815,000	815,000	815,000	8,150,000
Domestic Merchandising	0	213,159	19,895	17,053	11,369	8,526	5,684	2,842	2,842	1,421	1,421	284,213
International Merchandising	0	263,220	24,567	21,058	14,038	10,529	7,019	3,510	3,510	1,755	1,755	350,959
Total Gross Receipts	$0	$58,143,004	$18,072,887	$7,392,160	$6,362,527	$3,291,135	$2,615,543	$1,439,442	$1,290,942	$1,287,766	$1,287,766	$101,183,172

Distribution Costs
Domestic Theatrical	$0	$3,300,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$3,300,000
International Theatrical	0	2,771,000	489,000	0	0	0	0	0	0	0	0	3,260,000
Domestic Home Video	0	3,603,600	257,400	205,920	154,440	154,440	154,440	154,440	154,440	154,440	154,440	5,148,000
International Home Video	0	1,389,960	1,019,304	154,440	123,552	92,664	61,776	61,776	61,776	61,776	61,776	3,088,800
Domestic Television Cost	0	130,350	1,303,500	521,400	260,700	130,350	52,140	52,140	52,140	52,140	52,140	2,607,000
International Television Cost	0	135,290	1,352,900	541,160	270,580	135,290	54,116	54,116	54,116	54,116	54,116	2,705,800
Total Distribution Costs	$0	$11,330,200	$4,422,104	$1,422,920	$809,272	$512,744	$322,472	$322,472	$322,472	$322,472	$322,472	$20,109,600

Publicity Expenses
Domestic Theatrical
Advertising	$1,166,793	$10,501,140	$0	$0	$0	$0	$0	$0	$0	$0	$0	$11,667,933
Prints	0	1,455,167	0	0	0	0	0	0	0	0	0	1,455,167
International Theatrical
Advertising	583,397	5,250,570	0	0	0	0	0	0	0	0	0	5,833,967
Prints	0	618,446	109,138	0	0	0	0	0	0	0	0	727,584
Total Publicity Expenses	$1,750,190	$17,825,323	$109,138	$0	$0	$0	$0	$0	$0	$0	$0	$19,684,650

Negative Costs	$25,000,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$25,000,000

Contribution Profit	$(26,750,190)	$28,987,481	$13,541,645	$5,969,240	$5,553,255	$2,778,391	$2,293,071	$1,116,970	$968,470	$965,294	$965,294	$36,388,921

Source: Exhibit 8 (Ultimate Revenues and Costs) multiplied by Exhibit 2 (Time of Cash Flow from Ultimates).
SANLI PASTORE & HILL, INC.

Exhibit 10: Time of Cash Flow from Low Budget Comedy Film
Platinum Studios, Inc.
Film Entertainment: Joint Venture Film Division: Comedy - Low Budget

Year of Cash Flow	0	1	2	3	4	5	6	7	8	9	10	Total

Gross Receipts
Domestic Theatrical	$0	$8,775,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$8,775,000
International Theatrical	0	2,448,000	432,000	0	0	0	0	0	0	0	0	2,880,000
Domestic Home Video	0	10,266,750	958,230	821,340	547,560	410,670	136,890	136,890	136,890	136,890	136,890	13,689,000
International Home Video	0	4,106,700	2,874,690	410,670	246,402	164,268	82,134	82,134	82,134	82,134	82,134	8,213,400
Domestic Television
PPV	0	32,906	1,063,969	0	0	0	0	0	0	0	0	1,096,875
Pay TV	0	118,463	2,961,563	868,725	0	0	0	0	0	0	0	3,948,750
Network TV	0	0	0	236,925	789,750	236,925	236,925	78,975	0	0	0	1,579,500
Syndicated TV	0	0	0	0	61,425	61,425	61,425	30,713	30,713	30,713	30,713	307,125
International Television
Pay TV	0	0	142,560	522,720	285,120	0	0	0	0	0	0	950,400
Syndicated TV	0	0	0	0	288,000	288,000	288,000	144,000	144,000	144,000	144,000	1,440,000
Domestic Merchandising	0	56,681	5,290	4,534	3,023	2,267	1,511	756	756	378	378	75,575
International Merchandising	0	23,254	2,170	1,860	1,240	930	620	310	310	155	155	31,005
Total Gross Receipts	$0	$25,827,754	$8,440,472	$2,866,775	$2,222,520	$1,164,485	$807,506	$473,777	$394,802	$394,269	$394,269	$42,986,630

Distribution Costs
Domestic Theatrical	$0	$1,755,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$1,755,000
International Theatrical	0	489,600	86,400	0	0	0	0	0	0	0	0	576,000
Domestic Home Video	0	1,916,460	136,890	109,512	82,134	82,134	82,134	82,134	82,134	82,134	82,134	2,737,800
International Home Video	0	739,206	542,084	82,134	65,707	49,280	32,854	32,854	32,854	32,854	32,854	1,642,680
Domestic Television Cost	0	69,323	693,225	277,290	138,645	69,323	27,729	27,729	27,729	27,729	27,729	1,386,450
International Television Cost	0	23,904	239,040	95,616	47,808	23,904	9,562	9,562	9,562	9,562	9,562	478,080
Total Distribution Costs	$0	$4,993,493	$1,697,639	$564,552	$334,294	$224,641	$152,278	$152,278	$152,278	$152,278	$152,278	$8,576,010

Publicity Expenses
Domestic Theatrical
Advertising	$700,076	$6,300,684	$0	$0	$0	$0	$0	$0	$0	$0	$0	$7,000,760
Prints	0	873,100	0	0	0	0	0	0	0	0	0	873,100
International Theatrical
Advertising	350,038	3,150,342	0	0	0	0	0	0	0	0	0	3,500,380
Prints	0	371,068	65,483	0	0	0	0	0	0	0	0	436,550
Total Publicity Expenses	$1,050,114	$10,695,194	$65,483	$0	$0	$0	$0	$0	$0	$0	$0	$11,810,790

Negative Costs	$15,000,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$15,000,000

Contribution Profit	$(16,050,114)	$10,139,067	$6,677,350	$2,302,223	$1,888,226	$939,844	$655,227	$321,499	$242,524	$241,991	$241,991	$7,599,829

Source: Exhibit 8 (Ultimate Revenues and Costs) multiplied by Exhibit 2 (Time of Cash Flow from Ultimates).
SANLI PASTORE & HILL, INC.

Exhibit 11: Time of Cash Flow from Low Budget Thriller Film
Platinum Studios, Inc.
Film Entertainment: Joint Venture Film Division: Thriller - Low Budget

Year of Cash Flow	0	1	2	3	4	5	6	7	8	9	10	Total

Gross Receipts
Domestic Theatrical	$0	$15,500,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$15,500,000
International Theatrical	0	6,596,000	1,164,000	0	0	0	0	0	0	0	0	7,760,000
Domestic Home Video	0	18,135,000	1,692,600	1,450,800	967,200	725,400	241,800	241,800	241,800	241,800	241,800	24,180,000
International Home Video	0	7,254,000	5,077,800	725,400	435,240	290,160	145,080	145,080	145,080	145,080	145,080	14,508,000
Domestic Television
PPV	0	58,125	1,879,375	0	0	0	0	0	0	0	0	1,937,500
Pay TV	0	209,250	5,231,250	1,534,500	0	0	0	0	0	0	0	6,975,000
Network TV	0	0	0	418,500	1,395,000	418,500	418,500	139,500	0	0	0	2,790,000
Syndicated TV	0	0	0	0	108,500	108,500	108,500	54,250	54,250	54,250	54,250	542,500
International Television
Pay TV	0	0	384,120	1,408,440	768,240	0	0	0	0	0	0	2,560,800
Syndicated TV	0	0	0	0	776,000	776,000	776,000	388,000	388,000	388,000	388,000	3,880,000
Domestic Merchandising	0	100,120	9,345	8,010	5,340	4,005	2,670	1,335	1,335	667	667	133,494
International Merchandising	0	62,656	5,848	5,012	3,342	2,506	1,671	835	835	418	418	83,541
Total Gross Receipts	$0	$47,915,151	$15,444,337	$5,550,662	$4,458,861	$2,325,071	$1,694,221	$970,800	$831,300	$830,215	$830,215	$80,850,835

Distribution Costs
Domestic Theatrical	$0	$3,100,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$3,100,000
International Theatrical	0	1,319,200	232,800	0	0	0	0	0	0	0	0	1,552,000
Domestic Home Video	0	3,385,200	241,800	193,440	145,080	145,080	145,080	145,080	145,080	145,080	145,080	4,836,000
International Home Video	0	1,305,720	957,528	145,080	116,064	87,048	58,032	58,032	58,032	58,032	58,032	2,901,600
Domestic Television Cost	0	122,450	1,224,500	489,800	244,900	122,450	48,980	48,980	48,980	48,980	48,980	2,449,000
International Television Cost	0	64,408	644,080	257,632	128,816	64,408	25,763	25,763	25,763	25,763	25,763	1,288,160
Total Distribution Costs	$0	$9,296,978	$3,300,708	$1,085,952	$634,860	$418,986	$277,855	$277,855	$277,855	$277,855	$277,855	$16,126,760

Publicity Expenses
Domestic Theatrical
Advertising	$933,435	$8,400,912	$0	$0	$0	$0	$0	$0	$0	$0	$0	$9,334,347
Prints	0	1,164,134	0	0	0	0	0	0	0	0	0	1,164,134
International Theatrical
Advertising	466,717	4,200,456	0	0	0	0	0	0	0	0	0	4,667,173
Prints	0	494,757	87,310	0	0	0	0	0	0	0	0	582,067
Total Publicity Expenses	$1,400,152	$14,260,258	$87,310	$0	$0	$0	$0	$0	$0	$0	$0	$15,747,720

Negative Costs	$20,000,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$20,000,000

Contribution Profit	$(21,400,152)	$24,357,915	$12,056,319	$4,464,710	$3,824,001	$1,906,085	$1,416,366	$692,945	$553,445	$552,360	$552,360	$28,976,355

Source: Exhibit 8 (Ultimate Revenues and Costs) multiplied by Exhibit 2 (Time of Cash Flow from Ultimates).
SANLI PASTORE & HILL, INC.

Exhibit 12: Time of Cash Flow from Horror Film
Platinum Studios, Inc.
Film Entertainment: Joint Venture Film Division: Horror

Year of Cash Flow	0	1	2	3	4	5	6	7	8	9	10	Total

Gross Receipts
Domestic Theatrical	$0	$6,075,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$6,075,000
International Theatrical	0	5,100,000	900,000	0	0	0	0	0	0	0	0	6,000,000
Domestic Home Video	0	7,107,750	663,390	568,620	379,080	284,310	94,770	94,770	94,770	94,770	94,770	9,477,000
International Home Video	0	2,843,100	1,990,170	284,310	170,586	113,724	56,862	56,862	56,862	56,862	56,862	5,686,200
Domestic Television
PPV	0	22,781	736,594	0	0	0	0	0	0	0	0	759,375
Pay TV	0	82,013	2,050,313	601,425	0	0	0	0	0	0	0	2,733,750
Network TV	0	0	0	164,025	546,750	164,025	164,025	54,675	0	0	0	1,093,500
Syndicated TV	0	0	0	0	42,525	42,525	42,525	21,263	21,263	21,263	21,263	212,625
International Television
Pay TV	0	0	297,000	1,089,000	594,000	0	0	0	0	0	0	1,980,000
Syndicated TV	0	0	0	0	600,000	600,000	600,000	300,000	300,000	300,000	300,000	3,000,000
Domestic Merchandising	0	19,620	1,831	1,570	1,046	785	523	262	262	131	131	26,160
International Merchandising	0	24,223	2,261	1,938	1,292	969	646	323	323	161	161	32,297
Total Gross Receipts	$0	$21,274,487	$6,641,558	$2,710,887	$2,335,279	$1,206,338	$959,351	$528,154	$473,479	$473,187	$473,187	$37,075,907

Distribution Costs
Domestic Theatrical	$0	$1,215,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$1,215,000
International Theatrical	0	1,020,000	180,000	0	0	0	0	0	0	0	0	1,200,000
Domestic Home Video	0	1,326,780	94,770	75,816	56,862	56,862	56,862	56,862	56,862	56,862	56,862	1,895,400
International Home Video	0	511,758	375,289	56,862	45,490	34,117	22,745	22,745	22,745	22,745	22,745	1,137,240
Domestic Television Cost	0	47,993	479,925	191,970	95,985	47,993	19,197	19,197	19,197	19,197	19,197	959,850
International Television Cost	0	49,800	498,000	199,200	99,600	49,800	19,920	19,920	19,920	19,920	19,920	996,000
Total Distribution Costs	$0	$4,171,331	$1,627,984	$523,848	$297,937	$188,772	$118,724	$118,724	$118,724	$118,724	$118,724	$7,403,490

Publicity Expenses
Domestic Theatrical
Advertising	$700,076	$6,300,684	$0	$0	$0	$0	$0	$0	$0	$0	$0	$7,000,760
Prints	0	873,100	0	0	0	0	0	0	0	0	0	873,100
International Theatrical
Advertising	350,038	3,150,342	0	0	0	0	0	0	0	0	0	3,500,380
Prints	0	371,068	65,483	0	0	0	0	0	0	0	0	436,550
Total Publicity Expenses	$1,050,114	$10,695,194	$65,483	$0	$0	$0	$0	$0	$0	$0	$0	$11,810,790

Negative Costs	$15,000,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$15,000,000

Contribution Profit	$(16,050,114)	$6,407,962	$4,948,092	$2,187,039	$2,037,343	$1,017,566	$840,627	$409,430	$354,755	$354,463	$354,463	$2,861,627

Source: Exhibit 8 (Ultimate Revenues and Costs) multiplied by Exhibit 2 (Time of Cash Flow from Ultimates).
SANLI PASTORE & HILL, INC.

Exhibit 13: Ultimate Revenues and Costs
Platinum Studios, Inc.
Film Entertainment: Film Fund Division

		Film Fund

Projected Budget		$10,000,000
Implied Domestic Box Office	Median of Low Budget Comic Book Movies, Based on Box Office Mojo data	$13,500,000	1.35
Implied International Box Office	Median of Low Budget Comic Book Movies, Based on Box Office Mojo data	$8,800,000	0.88

Gross Receipts	Notes
Domestic Theatrical	Based on Industry Estimates, Baselineresearch and Vogel 2007	$6,750,000	50.0%
International Theatrical	Based on Industry Estimates, Baselineresearch and Vogel 2007	3,520,000	40.0%
Domestic Home Video	% of Domestic Box Office, Based on Historical Actual of Marvel PG-13 Films	10,530,000	78.0%
International Home Video	% of Domestic Home Video, Based on Historical Actual of Marvel PG-13 Films	6,318,000	60.0%
Domestic Television
PPV	% of Domestic Theatrical, cap of $7.5M, Based on Industry Estimates, Marvel	843,750	12.5%
Pay TV	% of Domestic Theatrical, cap of $17.5M, Based on Industry Estimates, Marvel	3,037,500	45.0%
Network TV	% of Domestic Theatrical, cap of $40M, Based on Industry Estimates, Marvel	1,215,000	18.0%
Syndicated TV	% of Domestic Theatrical	236,250	3.5%
International Television
Pay TV	% of International Theatrical, cap of $30M, Based on Industry Estimates, Marvel	1,161,600	33.0%
Network TV	% of International Theatrical, cap of $30M, Based on Industry Estimates, Marvel	1,760,000	50.0%
Domestic Merchandising	% of Domestic Box Office less 35% Distribution Fees based on SNL Kagan 2007; Platinum collects 25% of Net	65,401	0.5%
International Merchandising	% of International Box Office less 35% Distribution Fees based on SNL Kagan 2007; Platinum collects 25% of Net	42,632	0.5%
Total Gross Receipts		$35,480,133

Distribution Costs
Domestic Theatrical	% of Domestic Theatrical, Vogel 2007	$1,350,000	20.0%
International Theatrical	% of International Theatrical, Vogel 2007	704,000	20.0%
Domestic Home Video	% of Domestic Home Video Revenue, Based on Industry Estimates, Vogel 2007	2,106,000	20.0%
International Home Video	% of International Home Video Revenue, Based on Industry Estimates, Vogel 2007	1,263,600	20.0%
Domestic Television Cost	% of Television Revenue, Based on Industry Estimates, Marvel	1,066,500	20.0%
International Television Cost	% of Television Revenue, Based on Industry Estimates, Marvel	584,320	20.0%
Total Distribution Costs		$7,074,420

Publicity Expenses
Domestic Theatrical
Advertising	% of Budget, 2006 Average Ad / Negative Costs, MPAA	$4,667,173	46.7%
Publicity	% of Budget, 2006 Average Print / Negative Costs, MPAA	582,067	5.8%
International Theatrical
Advertising	% of Domestic Advertising	2,333,587	50.0%
Publicity	% of Domestic Publicity	291,033	50.0%
Total Publicity Expense		$7,873,860

Negative Costs	Same as Projected Budget	$10,000,000

Contribution Profit	% of Total Gross Receipts	$10,531,853	29.7%

= Inputs/Assumptions
SANLI PASTORE & HILL, INC.

Exhibit 14: Time of Cash Flow from Film Fund per Film
Platinum Studios, Inc.
Film Entertainment: Film Fund Division

Year of Cash Flow	0	1	2	3	4	5	6	7	8	9	10	Total

Gross Receipts
Domestic Theatrical	$0	$6,750,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$6,750,000
International Theatrical	0	2,992,000	528,000	0	0	0	0	0	0	0	0	3,520,000
Domestic Home Video	0	7,897,500	737,100	631,800	421,200	315,900	105,300	105,300	105,300	105,300	105,300	10,530,000
International Home Video	0	3,159,000	2,211,300	315,900	189,540	126,360	63,180	63,180	63,180	63,180	63,180	6,318,000
Domestic Television	0	0	0	0	0	0	0	0	0	0	0
PPV	0	25,313	818,438	0	0	0	0	0	0	0	0	843,750
Pay TV	0	91,125	2,278,125	668,250	0	0	0	0	0	0	0	3,037,500
Network TV	0	0	0	182,250	607,500	182,250	182,250	60,750	0	0	0	1,215,000
Syndicated TV	0	0	0	0	47,250	47,250	47,250	23,625	23,625	23,625	23,625	236,250
International Television	0	0	0	0	0	0	0	0	0	0	0
Pay TV	0	0	174,240	638,880	348,480	0	0	0	0	0	0	1,161,600
Syndicated TV	0	0	0	0	352,000	352,000	352,000	176,000	176,000	176,000	176,000	1,760,000
Domestic Merchandising	0	49,051	4,578	3,924	2,616	1,962	1,308	654	654	327	327	65,401
International Merchandising	0	31,974	2,984	2,558	1,705	1,279	853	426	426	213	213	42,632
Total Gross Receipts	$0	$20,995,962	$6,754,765	$2,443,562	$1,970,291	$1,027,001	$752,141	$429,935	$369,185	$368,645	$368,645	$35,480,133

Distribution Costs
Domestic Theatrical	$0	$1,350,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$1,350,000
International Theatrical	0	598,400	105,600	0	0	0	0	0	0	0	0	704,000
Domestic Home Video	0	1,474,200	105,300	84,240	63,180	63,180	63,180	63,180	63,180	63,180	63,180	2,106,000
International Home Video	0	568,620	416,988	63,180	50,544	37,908	25,272	25,272	25,272	25,272	25,272	1,263,600
Domestic Television Cost	0	53,325	533,250	213,300	106,650	53,325	21,330	21,330	21,330	21,330	21,330	1,066,500
International Television Cost	0	29,216	292,160	116,864	58,432	29,216	11,686	11,686	11,686	11,686	11,686	584,320
Total Distribution Costs	$0	$4,073,761	$1,453,298	$477,584	$278,806	$183,629	$121,468	$121,468	$121,468	$121,468	$121,468	$7,074,420

Publicity Expenses
Domestic Theatrical
Advertising	$466,717	$4,200,456	$0	$0	$0	$0	$0	$0	$0	$0	$0	$4,667,173
Prints	0	582,067	0	0	0	0	0	0	0	0	0	582,067
International Theatrical
Advertising	233,359	2,100,228	0	0	0	0	0	0	0	0	0	2,333,587
Prints	0	247,378	43,655	0	0	0	0	0	0	0	0	291,033
Total Publicity Expenses	$700,076	$7,130,129	$43,655	$0	$0	$0	$0	$0	$0	$0	$0	$7,873,860

Negative Costs	$10,000,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$10,000,000

Contribution Profit	$(10,700,076)	$9,792,072	$5,257,812	$1,965,978	$1,691,485	$843,372	$630,672	$308,467	$247,717	$247,177	$247,177	$10,531,853

Source: Exhibit 13 (Ultimate Revenues and Costs) multiplied by Exhibit 2 (Time of Cash Flow from Ultimates).
SANLI PASTORE & HILL, INC.

Exhibit 15: Ultimate Revenues and Costs for Direct to DVD Films
Platinum Studios, Inc.
Film Entertainment: Direct to DVD Division

		Direct to DVD

Projected Budget		$1,500,000

Gross Receipts	Notes
Home Video	Multiple of Budget; Average of Minimum and Lower Quartile of Top 25 Direct to DVD Releases in 2005; Video Business	2,737,500	1.8
Television
PPV	% of Home Video Revenues	54,750	2.0%
Pay TV/ Free TV	% of Home Video Revenues	1,267,463	46.3%
Total Gross Receipts		$4,059,713

Distribution Costs
Home Video	% of Home Video Revenue, Based on Industry Estimates, Vogel 2007	958,125	35.0%
Television Cost	% of Television Revenue, Based on Industry Estimates, Marvel	66,111	5.0%
Total Distribution Costs		$1,024,236

Negative Costs	Same as Projected Budget	$1,500,000

Contribution Profit	% of Total Gross Receipts	$1,535,477	37.8%

= Inputs/Assumptions
SANLI PASTORE & HILL, INC.

Exhibit 16: Time of Cash Flows from Ultimates
Platinum Studios, Inc.
Film Entertainment: Direct to DVD Films

Year of Cash Flow	0	1	2	3	4	5	6	7	8	9	10	Total

Gross Receipts
Home Video	0.0%	80.0%	10.0%	5.0%	1.0%	1.0%	1.0%	0.5%	0.5%	0.5%	0.5%	100.0%
Television
PPV	0.0%	100.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%
Pay TV/ Free TV	0.0%	0.0%	75.0%	15.0%	7.5%	2.5%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%
Total Gross Receipts	0.0%	60.0%	28.3%	6.7%	2.8%	1.2%	0.3%	0.2%	0.2%	0.2%	0.2%	100.0%

Distribution Costs
Home Video	0.0%	80.0%	10.0%	5.0%	1.0%	1.0%	1.0%	0.5%	0.5%	0.5%	0.5%	100.0%
Television Cost	0.0%	0.0%	75.0%	15.0%	7.5%	2.5%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%
Total Distribution Costs	0.0%	40.0%	42.5%	10.0%	4.3%	1.8%	0.5%	0.3%	0.3%	0.3%	0.3%	100.0%

Negative Costs	25.0%	75.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%

SANLI PASTORE & HILL, INC.

Exhibit 17: Time of Cash Flow from Direct to DVD Films
Platinum Studios, Inc.
Film Entertainment: Direct to DVD Division

Year of Cash Flow	0	1	2	3	4	5	6	7	8	9	10	Total

Gross Receipts
Home Video	0	2,190,000	273,750	136,875	27,375	27,375	27,375	13,688	13,688	13,688	13,688	2,737,500
Television
PPV	0	54,750	0	0	0	0	0	0	0	0	0	54,750
Pay TV/ Free TV	0	0	950,597	190,119	95,060	31,687	0	0	0	0	0	1,267,463
Total Gross Receipts	$0	$2,244,750	$1,224,347	$326,994	$122,435	$59,062	$27,375	$13,688	$13,688	$13,688	$13,688	$4,059,713

Distribution Costs
Home Video	0	766,500	95,813	47,906	9,581	9,581	9,581	4,791	4,791	4,791	4,791	958,125
Television Cost	0	0	49,583	9,917	4,958	1,653	0	0	0	0	0	66,111
Total Distribution Costs	$0	$766,500	$145,395	$57,823	$14,540	$11,234	$9,581	$4,791	$4,791	$4,791	$4,791	$1,024,236

Negative Costs	$375,000	$1,125,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$1,500,000

Contribution Profit	$(375,000)	$353,250	$1,078,951	$269,172	$107,895	$47,828	$17,794	$8,897	$8,897	$8,897	$8,897	$1,535,477

Source: Exhibit 15 (Ultimate Revenues and Costs) multiplied by Exhibit 16 (Time of Cash Flow from Ultimates).
SANLI PASTORE & HILL, INC.

Exhibit 18: Traffic Analysis of Digital Publishing Division
Platinum Studios, Inc.
Digital Publishing Division

	Jan-08	Feb-08	Mar-08	Monthly Average	Annualized Average

PageViews	16,373,541	14,470,090	15,371,530	15,405,054	184,860,644
Total Visitors	2,852,061	2,202,324	2,482,136	2,512,174	30,146,084

Source: Provided by Management.
SANLI PASTORE & HILL, INC.

Exhibit 19: Base Year Assumptions of Digital Publishing Division
Platinum Studios, Inc.
Digital Publishing Division

MERCHANDISE SALES:		Assumptions	Calculation	Notes
# of Visitors[1]	22,609,563		A1	Exhibit 18
Conversion of Visitor to Purchaser		4%	B1	Source: Neilsen/NetRatings
Purchasers	904,383		C1=A1*B1
Average Purchase Amount		$50.00	D1	Ebay's 10Ks and 10Qs
Gross Purchases	$45,219,126		E1=C1*D1
Proceeds Rate to PlatinumStudios.com		15.00%	F1
TOTAL NET SALES OF MERCHANDISE REVENUES	$6,782,869		G1=E1*F1

ADVERTISING SALES:
Banners:
# of Page Views[1]	138,645,483		A2	Exhibit 18
CPM		$5.00	B2
Banner Ads / Page		3	C2
% of Inventory Sold		60%	D2
Gross Banner Ad Revenues	1,247,809		E2=A2*B2*C2*D2/1000
Ad Agency/Partner Fee Y/E %		50%	F2
Ad Agency/Partner % Fee	623,905		G2=E2*F2
Total Banner Advertising Revenues	623,905		H2=E2-G2
Mini-Banners:
# of Page Views	138,645,483		A3	Exhibit 18
CPM		$5.00	B3
Mini-Banner Ads / Page		2	C3
% of Inventory Sold		100%	D3
Gross Mini-Banner Ad Revenues	1,386,455		E3=A3*B3*C3*D3/1000
Ad Agency/Partner Fee Y/E %		50%	F3
Ad Agency/Partner % Fee	693,227		G3=E3*F3
Total Mini-Banner Advertising Revenues	693,227		H3=E3-G3
Total Banner & Mini-Banner Ad Revenues

Sponsored Webisodes:
# of Episodes Produced		180	A4	Start Year 2
Revenue / Episode		2,500	B4
% of Inventory Sold		50%	C4
Gross Sponsored Webisode Ad Revenues	225,000		D4=A4*B4*C4
Ad Agency/Partner Fee Y/E %		50%	E4
Ad Agency/Partner % Fee	112,500		F4=D4*E4
Total Sponsored Webisodes Ad Revenues	112,500		G4=D4-F4

Total Gross Advertising Sales Revenues (before fees)	2,859,264		A6=E2+E3+D4
Advertising Agency/Partner Sales Fees	1,429,632		B6=G2+G3+F4
TOTAL ADVERTISING SALES REVENUES (net of fees)	$1,429,632		C6=A6-B6

GAMING REVENUES
# Skinned Games		50	A7	Add 50 each year, start year 2
		1%	B7	1% of traffic
		1%	C7	1% of games
		$10.00	D7	$10/download
Gaming Downloads	1,130,478		E7=A1*A7*B7*C7*D7
		0.50%	F7	0.5% of traffic
		$5.00	G7	$5/month
Gaming Subscriptions	565,239		H7=A1*F7*G7
		10.00%	I7	10% of traffic
		50%	J7	50% of games
		$8.00	K7	$8 CPM
In-game Advertising	452,191		L7=A1*I7*J7*K7/1000
TOTAL GAME REVENUES	2,147,908		M7=E7+H7+L7

SUBSCRIPTION SALES:
Visitors	22,609,563		A8	Exhibit 18
Conversion Rate of New to Annual Subscribers		0.5%	B8
Annual Subscribers	113,048		C8=A8*B8
Annual Subscription Price		$20	D8
GROSS SUBSCRIPTION SALES:	$2,260,956		E8=C8*D8

SYNDICATION REVENUES
Gross Advertising Revenue	2,859,264		A9=A6
Syndication Revenue, % of Ad Revenue		50%	B9
% of Shows Syndicated		50%	C9
Total Gross Syndication Revenue	714,816		D9=A9*B9*C9
Ad Agency/Partner Fee Y/E %		35%	E9
Ad Agency/Partner % Fee	250,186		F9=D9*E9
SYNDICATION REVENUES (net of fees)	464,630		G9=D9-F9

COST OF SALES
		2.50%	A10	% of Subscription Revenues
Credit Card Processing Fees	$56,524		B10=E8*A10
		15%	C10
Properties License Fees	$107,222		D10=D9*C10	% of Gross Syndication Revenues
License Fee to Creator/epi		10,000	E10
License Fee to Creator	$2,300,000		F10=E10*(A4+A7)
TOTAL COST OF SALES	$2,463,746		G10=B10+D10+F10

SELLING GENERAL & ADMINISTRATIVE		30.00%		% of Total Revenues

OTHER OPERATING EXPENSE
		12,500	A11	$5,000/minute for each 2.5-minute episode
3rd Party Production Costs	2,875,000		B11=A11*(A4+A7)	Costs incur 1 year before revenue
Technical & Management Consulting	125,000
Marketing	1,000,000
Software and Technical Support	50,000
Equipment Maintenance	7,500
Site & Content Acquisition/Aggregation	300,000
Web Publishing	2,672,500
Translations	572,500
Depreciation	100,000
TOTAL OTHER OPERATING EXPENSE	7,702,500

Note 1: Page Views and Total Visitors data is 9 months data starting from April 1, 2008 to December 31, 2008.
SANLI PASTORE & HILL, INC.

Exhibit 20: Growth Assumptions of Digital Publishing Division
Platinum Studios, Inc.
Digital Publishing Division

	Year 0	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10

1) TRAFFIC

Increase %
PageViews			10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%
Total Visitors			10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%

PageViews		138,645,483	203,346,708	223,681,379	246,049,517	270,654,469	297,719,916	327,491,907	360,241,098	396,265,208	435,891,729
Total Visitors		22,609,563	33,160,692	36,476,762	40,124,438	44,136,882	48,550,570	53,405,627	58,746,189	64,620,808	71,082,889

2) Capacity/Bandwidth
Cost / Visitor		0.14	0.14	0.14	0.14	0.14	0.14	0.14	0.14	0.14	0.14

3) REVENUES (See Revenues Worksheet):

Online Merchandise Sales Revenue
Conversion of Visitor to Purchase		0.0%	1.0%	2.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%
Average Purchase Amount		$50.00	$50.00	$52.00	$54.08	$56.24	$58.49	$60.83	$63.27	$65.80	$68.43
Average Net Proceeds from Merchandise Sales*		15.0%	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%

Advertising Revenues:
Banners
CPM Annual Growth Rate			10%	10%	10%	10%	10%	10%	10%	10%	10%
CPM		$5.00	$5.50	$6.05	$6.66	$7.32	$8.05	$8.86	$9.74	$10.72	$11.79
Banner Ads / Page		3	3	3	3	3	3	3	3	3	3
% of Inventory Sold		60.0%	60.0%	60.0%	60.0%	60.0%	60.0%	60.0%	60.0%	60.0%	60.0%
Ad Agency/Partner Fee Y/E %		50.0%	50.0%	50.0%	50.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%
"Bugs"
CPM Annual Growth Rate			10%	10%	10%	10%	10%	10%	10%	10%	10%
CPM		$5.00	$5.50	$6.05	$6.66	$7.32	$8.05	$8.86	$9.74	$10.72	$11.79
Mini-Banner Ads / Page		2	2	2	2	2	2	2	2	2	2
% of Inventory Sold		100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Ad Agency/Partner Fee Y/E %		50.0%	50.0%	50.0%	50.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%
Sponsored Webisodes:
First Year of Webisodes productions	2
			15%	15%	15%	15%	15%	15%	15%	15%	15%
# of Episodes/Games Produced		0	180	207	238	274	315	362	416	478	550
Revenue/Episode Annual Growth Rate			15%	15%	15%	15%	15%	15%	15%	15%	15%
Revenue / Episode		$2,500	$2,875	$3,306	$3,802	$4,373	$5,028	$5,783	$6,650	$7,648	$8,795
% of Inventory Sold		50.0%	50.0%	50.0%	50.0%	50.0%	50.0%	50.0%	50.0%	50.0%	50.0%
Ad Agency/Partner Fee Y/E %		50.0%	50.0%	50.0%	50.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%

Gaming Revenues
First Year of Gaming Revenues	2
# Skinned Games	0	-	50	100	150	200	250	300	350	400	450
Gaming Downloads		$-	$1,658,035	$3,647,676	$6,018,666	$8,827,376	$12,137,642	$16,021,688	$20,561,166	$25,848,323	$31,987,300
Gaming Subscriptions		$-	$829,017	$911,919	$1,003,111	$1,103,422	$1,213,764	$1,335,141	$1,468,655	$1,615,520	$1,777,072
In-game Advertising		$-	$663,214	$1,459,070	$2,407,466	$3,530,951	$4,855,057	$6,408,675	$8,224,467	$10,339,329	$12,794,920

Subscription Sales
First Year of Subscription Sales	2
Conversion Rate of Regulars to Annual Subscribers		-	0.50%	1.00%	1.50%	1.50%	2.00%	2.00%	2.50%	2.50%	3.00%
Annual Subscription Price		$20.00	$20.00	$20.00	$20.00	$20.00	$20.00	$20.00	$20.00	$20.00	$20.00

Syndication Revenues:
Dom. Syndication Revenue, % of Ad Revenue		50%	50%	50%	50%	50%	50%	50%	50%	50%	50%
% of Shows syndicated		50%	50%	50%	50%	50%	50%	50%	50%	50%	50%
Ad Agency/Partner Fee Y/E %		35.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%

4) COST OF SALES:
Credit Card Fees (% of Subscription Revenues)		2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%
Property License Fee (as a % of Syndication Rev)		15.0%	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%
Content License Fees to Creator		$2,300,000	$3,070,000	$3,880,000	$4,740,000	$5,650,000	$6,620,000	$7,660,000	$8,780,000	$10,000,000	$11,330,000
Web Hosting Fees		$3,165,339	$4,642,497	$5,106,747	$5,617,421	$6,179,163	$6,797,080	$7,476,788	$8,224,467	$9,046,913	$9,951,604

5) General and Administrative Expenses		30.0%	29.0%	28.0%	27.0%	25.0%	24.0%	22.0%	22.0%	22.0%	22.0%
(% of Gross Revenue)

6) OTHER OPERATING EXP.:
First Year of 3rd Party Productions	1
Inflation	3.1%
# of Episodes Produced for 3rd party prodn		0	180	207	238	274	315	362	416	478	550
3rd Party Production Costs / Episode		12,500	12,888	13,287	13,699	14,124	14,561	15,013	15,478	15,958	16,453
Site Build/Maintenance		125,000	128,875	132,870	136,989	141,236	145,614	150,128	154,782	159,580	164,527
Marketing		1,000,000	1,031,000	1,062,961	1,095,913	1,129,886	1,164,913	1,201,025	1,238,257	1,276,643	1,316,218
Software/Tech Support, Annual		50,000	51,550	53,148	54,796	56,494	58,246	60,051	61,913	63,832	65,811
Equipment Maintenance		7,500	10,000	15,000	15,465	15,944	16,439	16,948	17,474	18,015	18,574
Site & Content Acquisition/Aggregation		300,000	309,300	318,888	328,774	338,966	349,474	360,307	371,477	382,993	394,866
Web Publishing		2,672,500	2,755,348	2,840,763	2,928,827	3,019,621	3,113,229	3,209,739	3,309,241	3,411,827	3,517,594
Translations		572,500	590,248	608,545	627,410	646,860	666,912	687,587	708,902	730,878	753,535
Depreciation		100,000	110,000	121,000	133,100	146,410	161,051	177,156	194,872	214,359	235,795

6) CAPITAL EXPENDITURES

Equipment Maint., % of Purch. Price/Yr	1.3	125,000	137,500	151,250	166,375	183,013	201,314	221,445	243,590	267,949	294,743

7) FINANCIAL, Income Statement
Tax Rate		40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%

SANLI PASTORE & HILL, INC.

Exhibit 21A
Platinum Studios, Inc.
Development of Equity Discount Rate
Date of Value: March 31, 2008

			Sources:

			Federal Reserve Statistical
Long-Term Risk-Free Rate		4.30%	Release dated March 31, 2008
(20-Year Government Treasury Bonds)

Add:

Equity Risk Premium	6.30%		Ibbotson Associates' Stocks, Bonds, Bills & Inflation, 2007 Yearbook

Size Premium	4.35%		Ibid.

Industry Premium Adjustment	4.71%		Average of Industry Premium for SIC Codes 731, 7373, 7375, 7379 per Ibbotson Associates' Stocks, Bonds, Bills & Inflation Valuation Edition (2007 Yearbook)

Adjusted Equity Risk Premium	15.36%	15.36%

Specific Company Risk [1]		7.00%	Per company research and analysis

After-Tax Equity Discount Rate:		26.66%

After-Tax Equity Discount Rate (rounded):		26.7%

SANLI PASTORE & HILL, INC.

Exhibit 21B
Platinum Studios, Inc.
Development of Rate of Return on Debt
Date of Value: March 31, 2008

				Sources:

Bank Prime Rate:			5.25%	Federal Reserve Statistical Release
				Rate as of March 31, 2008

Corporate Bonds:

Moody's Seasonal	Aaa	5.66%		Ibid.

	Baa	6.48%		Ibid.

Weighted Average Interest Rate on Platinum's Interest Bearing Debt			8.25%	Per Management and SP&H Analysis

After-Tax Rate of Return on Debt (rounded):			5.0%
(Rate of Return on Debt x (1 - tax rate of 40%))

SANLI PASTORE & HILL, INC.

Exhibit 21C
Platinum Studios, Inc.
Development of Weighted Average Cost of Capital (WACC)
Date of Value: March 31, 2008

	Rate	Weight	WACC

After-Tax Equity Discount Rate: (Exhibit 21A)	26.7%	80%	21.4%

After-Tax Rate of Return on Debt: (Exhibit 21B)	5.0%	20%	1.0%

After-Tax WACC		100%	22.4%

Less:
Long-Term Growth Rate			3.1%

After-Tax Capitalization Rate			19.3%

SANLI PASTORE & HILL, INC.

Exhibit 22: Base Year Assumptions of Video Network Division
Platinum Studios, Inc.
Video Network Division

		Assumptions	Calculation	Notes

ADVERTISING SALES:
Video Pre-Rolls
# of Page Views	1,800,000,000		A1	Management Estimates
CPM		$18.00	B1
Ads / Video		1	C1
% of Inventory Sold		75%	D1
Gross Banner Ad Revenues	24,300,000		E1=A1*B1*C1*D1/1000
Ad Agency/Partner Fee Y/E %		50%	F1
Ad Agency/Partner % Fee	12,150,000		G1=E1*F1
Total Video Pre-Rolls Advertising Revenues	12,150,000		H1=E1-G1

Mini-Banners:
# of Page Views	1,800,000,000		A2
CPM		$5.00	B2
Banner Ads / Page		3	C2
% of Inventory Sold		60%	D2
Gross Mini-Banner Ad Revenues	16,200,000		E2=A2*B2*C2*D2/1000
Ad Agency/Partner Fee Y/E %		50%	F2
Ad Agency/Partner % Fee	8,100,000		G2=E2*F2
Total Mini-Banner Advertising Revenues	8,100,000		H2=E2-G2

Sponsored Webisodes:
# of Episodes Produced		100	A3
Revenue / Episode		2,500	B3
% of Inventory Sold		50%	C3
Gross Sponsored Webisode Ad Revenues	125,000		D3=A3*B3*C3
Ad Agency/Partner Fee Y/E %		50%	E3
Ad Agency/Partner % Fee	62,500		F3=D3*E3
Total Sponsored Webisodes Ad Revenues	62,500		G3=D3-F3

Sponsorship:
# of Sponsorships / Year		2	A4
Life of Sponsorship (in months)		6	B4
Cost of Sponsorship / Show		250,000	C4
Total Sponsorship Revenues:	3,000,000		D4=A4*B4*C4

Total Gross Advertising Sales Revenues (before fees)	43,625,000		A5=E1+E2+D3+D4
Advertising Sales Fees (Ad Agency)	20,312,500		B5=G1+G2+F3
TOTAL ADVERTISING SALES REVENUES (net of fees)	$23,312,500		C5=A5-B5

COST OF SALES
		10,000	C7
License Fee to Creator/epi	$1,000,000		D7=A3*C7
TOTAL COST OF SALES	$1,000,000		E7=B7+D7

SELLING GENERAL & ADMINISTRATIVE		30.00%		% of Total Revenues

OTHER OPERATING EXPENSE
		12,500	A8	$5,000/minute for each 2.5-minute episode
3rd Party Production Costs	1,250,000		B8=A3*A8
Technical & Management Consulting	125,000
Marketing	500,000
Software and Technical Support	50,000
Equipment Maintenance	7,500
Site & Content Acquisition/Aggregation	300,000
Web Publishing	2,512,500
Translations	572,500
Depreciation	100,000
TOTAL OTHER OPERATING EXPENSE	5,417,500

SANLI PASTORE & HILL, INC.

Exhibit 23: Growth Assumptions of Video Network Division
Platinum Studios, Inc.
Video Network Division

		Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11

1) TRAFFIC

Increase %
PageViews				33.33%	17.50%	17.50%	10.00%	10.00%	10.00%	7.50%	7.50%	7.50%
Total Visitors				30.00%	15.00%	15.00%	7.50%	7.50%	7.50%	5.00%	5.00%	5.00%

PageViews			1,800,000,000	2,400,000,000	2,820,000,000	3,313,500,000	3,644,850,000	4,009,335,000	4,410,268,500	4,741,038,638	5,096,616,535	5,478,862,775
Total Visitors			90,000,000	117,000,000	134,550,000	154,732,500	166,337,438	178,812,745	192,223,701	201,834,886	211,926,631	222,522,962

2) Capacity/Bandwidth
Cost / Visitor			0.10	0.10	0.10	0.10	0.10	0.10	0.10	0.10	0.10	0.10

3) REVENUES (See Revenues Worksheet):

Advertising Revenues:
Video Pre-Rolls
CPM Annual Growth Rate				10%	10%	10%	10%	10%	10%	10%	10%	10%
CPM			$18.00	$19.80	$21.78	$23.96	$26.35	$28.99	$31.89	$35.08	$38.58	$42.44
Ads / Video			1	1	1	1	1	1	1	1	1	1
% of Inventory Sold			75.0%	75.0%	75.0%	75.0%	75.0%	75.0%	75.0%	75.0%	75.0%	75.0%
Ad Agency/Partner Fee Y/E %			50.0%	50.0%	50.0%	50.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%
"Bugs"
CPM Annual Growth Rate				10%	10%	10%	10%	10%	10%	10%	10%	10%
CPM			$5.00	$5.50	$6.05	$6.66	$7.32	$8.05	$8.86	$9.74	$10.72	$11.79
Mini-Banner Ads / Page			3	3	3	3	3	3	3	3	3	3
% of Inventory Sold			60.0%	60.0%	60.0%	60.0%	60.0%	60.0%	60.0%	60.0%	60.0%	60.0%
Ad Agency/Partner Fee Y/E %			50.0%	50.0%	50.0%	50.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%
Sponsored Webisodes:
					35%	35%	20%	20%	20%	15%	15%	15%
# of Episodes Produced			60	100	135	182	218	262	314	361	415	477
Revenue/Episode Annual Growth Rate				15%	15%	15%	15%	15%	15%	15%	15%	15%
Revenue / Episode			$2,500	$2,875	$3,306	$3,802	$4,373	$5,028	$5,783	$6,650	$7,648	$8,795
% of Inventory Sold			50.0%	50.0%	50.0%	50.0%	50.0%	50.0%	50.0%	50.0%	50.0%	50.0%
Ad Agency/Partner Fee Y/E %			50.0%	50.0%	50.0%	50.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%
Sponsorship Revenue:
# of Sponsorships / Year			0	2	2	2	2	2	2	2	2	2
Life of Sponsorship (in months)			6	6	6	6	6	6	6	6	6	6
Site Sponsorship Revenues			$250,000	$250,000	$250,000	$250,000	$250,000	$250,000	$250,000	$250,000	$250,000	$250,000

4) COST OF SALES (COS & Op. Exp. Sheet):
Content License Fees to Creator			$1,000,000	$1,350,000	$1,820,000	$2,180,000	$2,620,000	$3,140,000	$3,610,000	$4,150,000	$4,770,000	$5,490,000
Web Hosting Fees			$9,000,000	$11,700,000	$13,455,000	$15,473,250	$16,633,744	$17,881,275	$19,222,370	$20,183,489	$21,192,663	$22,252,296

5) General and Administrative Expenses			30.0%	29.0%	28.0%	27.0%	25.0%	24.0%	22.0%	22.0%	22.0%	22.0%
(% of Gross Revenue)

6) OTHER OPERATING EXP. :
First Year of 3rd Party Productions	1
Inflation	3.1%
# of Episodes Produced for 3rd party prodn			60	100	135	182	218	262	314	361	415	477
3rd Party Production Costs / Episode			12,500	12,888	13,287	13,699	14,124	14,561	15,013	15,478	15,958	16,453
Site Build/Maintenance			125,000	128,875	132,870	136,989	141,236	145,614	150,128	154,782	159,580	164,527
Marketing			500,000	515,500	531,481	547,956	564,943	582,456	600,512	619,128	638,321	658,109
Software/Tech Support, Annual			50,000	51,550	53,148	54,796	56,494	58,246	60,051	61,913	63,832	65,811
Equipment Maintenance			7,500	10,000	15,000	15,465	15,944	16,439	16,948	17,474	18,015	18,574
Site & Content Acquisition/Aggregation			300,000	309,300	318,888	328,774	338,966	349,474	360,307	371,477	382,993	394,866
Web Publishing			2,512,500	2,590,388	2,670,690	2,753,481	2,838,839	2,926,843	3,017,575	3,111,120	3,207,564	3,306,999
Translations			572,500	590,248	608,545	627,410	646,860	666,912	687,587	708,902	730,878	753,535
Depreciation			100,000	130,000	149,500	171,925	184,819	198,681	213,582	224,261	235,474	247,248

6) CAPITAL EXPENDITURES

Equipment Maint., % of Purch. Price/Yr	1.3		125,000	162,500	186,875	214,906	231,024	248,351	266,977	280,326	294,343	309,060

7) FINANCIAL, Income Statement
Tax Rate			40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%

SANLI PASTORE & HILL, INC.

Exhibit 24: Time of Revenues from Licensed Video Games
Platinum Studios, Inc.
Video Games: Licensed Video Game Division

Assumptions:

Ultimate Units Sold per Video Game Release	1,000,000

Average Price per Unit (PS3, PSP, Xbox, Wii)	$50

Ultimate Gross Receipts	$50,000,000

Year of Cash Flow	0	1	2	3	Total

Decay Curve of Total Gross Receipts	0%	85%	13%	2%	100%

Total Gross Receipts	$0	$42,500,000	$6,500,000	$1,000,000	$50,000,000

Source: www.vgchartz.com, www.npd.com, and other SP&H industry research.

SANLI PASTORE & HILL, INC.

Appendix A - 1
Platinum Studios, Inc.
Comic Book Adaptation Movies
Date of Value: March 31,2008

				Data from Box Office Mojo					Calculated by SP&H
Title	Genre	Studio	Date Released	Demestic Revenues	International Revenues	Worldwide Revenues	Theaters	Budget	Demestic as % of Worldwide Revenues	International as % of Worldwide Revenues	Demestic Revenues / Budget	International Revenues / Budget	Worldwide Revenues / Budget

Ghost World	Comedy	MGM	7/20/2001	6,217,849	2,546,158	8,764,007	128	7,000,000	70.95%	29.05%	0.89	0.36	1.25
Spider-Man	Action/Adventure	Sony	5/3/2002	403,706,375	418,002,176	821,708,551	3,876	139,000,000	49.13%	50.87%	2.90	3.01	5.91
Spider-Man 2	Action/Adventure	Sony	6/30/2004	373,585,825	410,180,516	783,766,341	4,166	200,000,000	47.67%	52.33%	1.87	2.05	3.92
Spider-Man 3	Action/Adventure	Sony	5/4/2007	336,530,303	554,341,323	890,871,626	4,324	258,000,000	37.78%	62.22%	1.30	2.15	3.45
Batman	Action/Adventure	WB	6/23/1989	251,188,924	160,160,000	411,348,924	2,201	35,000,000	61.06%	38.94%	7.18	4.58	11.75
Men in Black	Action	Sony	7/2/1997	250,690,539	338,700,000	589,390,539	3,180	90,000,000	42.53%	57.47%	2.79	3.76	6.55
X-Men: The Last Stand	Action/Adventure	Fox	5/26/2006	234,362,462	224,893,546	459,256,008	3,714	210,000,000	51.03%	48.97%	1.12	1.07	2.19
X2: X-Men United	Action/Adventure	Fox	5/2/2003	214,949,694	192,607,919	407,557,613	3,749	110,000,000	52.74%	47.26%	1.95	1.75	3.71
300	Action	WB	3/9/2007	210,614,939	245,453,242	456,068,181	3,280	65,000,000	46.18%	53.82%	3.24	3.78	7.02
Batman Begins	Action/Adventure	WB	6/15/2005	205,343,774	166,510,009	371,853,783	3,858	150,000,000	55.22%	44.78%	1.37	1.11	2.48
Superman Returns	Action/Adventure	WB	6/28/2006	200,081,192	191,000,000	391,081,192	4,065	270,000,000	51.16%	48.84%	0.74	0.71	1.45
Men in Black II	Action	Sony	7/3/2002	190,418,803	251,400,000	441,818,803	3,641	140,000,000	43.10%	56.90%	1.36	1.80	3.16
Batman Forever	Action/Adventure	WB	6/16/1995	184,031,112	152,500,000	336,531,112	2,893	100,000,000	54.68%	45.32%	1.84	1.53	3.37
Batman Returns	Action/Adventure	WB	6/19/1992	162,831,698	104,000,000	266,831,698	2,644	80,000,000	61.02%	38.98%	2.04	1.30	3.34
X-Men	Action/Adventure	Fox	7/14/2000	157,299,717	138,950,336	296,250,053	3,112	75,000,000	53.10%	46.90%	2.10	1.85	3.95
Fantastic Four	Action/Adventure	Fox	7/8/2005	154,696,080	175,424,795	330,120,875	3,619	100,000,000	46.86%	53.14%	1.55	1.75	3.30
Teenage Mutant Ninja Turtles	Action/Adventure	NL	3/30/1990	135,265,915	66,700,000	201,965,915	2,377	13,500,000	66.97%	33.03%	10.02	4.94	14.96
Superman	Action/Adventure	WB	12/15/1978	134,218,018	166,000,000	300,218,018	817	55,000,000	44.71%	55.29%	2.44	3.02	5.46
Hulk	Action/Adventure	Uni.	6/20/2003	132,177,234	113,183,246	245,360,480	3,674	137,000,000	53.87%	46.13%	0.96	0.83	1.79
Fantastic Four: Rise of the Silver Surfer	Action/Adventure	Fox	6/15/2007	131,921,738	156,489,459	288,411,197	3,963	130,000,000	45.74%	54.26%	1.01	1.20	2.22
The Mask	Comedy	NL	7/29/1994	119,938,730	231,644,677	351,583,407	2,516	23,000,000	34.11%	65.89%	5.21	10.07	15.29
Ghost Rider	Action Horror	Sony	2/16/2007	115,802,596	112,935,797	228,738,393	3,620	110,000,000	50.63%	49.37%	1.05	1.03	2.08
Superman II	Action/Adventure	WB	6/19/1981	108,185,706	-	-	1,878	54,000,000	-	-	2.00	-	-
Batman and Robin	Action/Adventure	WB	6/20/1997	107,325,195	130,881,927	238,207,122	2,942	125,000,000	45.06%	54.94%	0.86	1.05	1.91
Road to Perdition	Crime Drama/Thriller	DW	7/12/2002	104,454,762	76,546,716	181,001,478	2,332	80,000,000	57.71%	42.29%	1.31	0.96	2.26
Dick Tracy	Action	BV	6/15/1990	103,738,726	59,000,000	162,738,726	2,332	47,000,000	63.75%	36.25%	2.21	1.26	3.46
Daredevil	Action/Adventure	Fox	2/14/2003	102,543,518	76,636,200	179,179,718	3,474	78,000,000	57.23%	42.77%	1.31	0.98	2.30
Casper	Comedy	Uni.	5/26/1995	100,328,194	187,600,000	287,928,194	2,757	55,000,000	34.84%	65.16%	1.82	3.41	5.24
Blade II	Action Horror	NL	3/22/2002	82,348,319	72,661,713	155,010,032	2,707	54,000,000	53.12%	46.88%	1.52	1.35	2.87
Teenage Mutant Ninja Turtles II	Action/Adventure	NL	3/22/1991	78,656,813	-	-	2,868	25,000,000	-	-	3.15	-	-
Constantine	Horror	WB	2/18/2005	75,976,178	154,908,550	230,884,728	3,006	100,000,000	32.91%	67.09%	0.76	1.55	2.31
Sin City	Crime Horror	Dim.	4/1/2005	74,103,820	84,650,000	158,753,820	3,230	40,000,000	46.68%	53.32%	1.85	2.12	3.97
V for Vendetta	Action Thriller	WB	3/17/2006	70,511,035	62,000,000	132,511,035	3,365	54,000,000	53.21%	46.79%	1.31	1.15	2.45
Blade	Action Horror	NL	8/21/1998	70,087,718	61,095,812	131,183,530	2,389	45,000,000	53.43%	46.57%	1.56	1.36	2.92
The League of Extraordinary Gentlemen	Adventure/Action	Fox	7/11/2003	66,465,204	112,800,000	179,265,204	3,002	78,000,000	37.08%	62.92%	0.85	1.45	2.30
Superman III	Action/Adventure	WB	6/17/1983	59,950,623	-	-	1,763	39,000,000	-	-	1.54	-	-
Hellboy	Action Horror	SonR	4/2/2004	59,623,958	39,695,029	99,318,987	3,043	66,000,000	60.03%	39.97%	0.90	0.60	1.50
Annie	Musical	Col.	5/21/1982	57,059,003	-	-	1,102	50,000,000	-	-	1.14	-	-
Spawn	Action Horror	NL	8/1/1997	54,870,175	32,969,867	87,840,042	2,604	40,000,000	62.47%	37.53%	1.37	0.82	2.20
TMNT	Action/Adventure	WB	3/23/2007	54,149,098	40,853,078	95,002,176	3,120	34,000,000	57.00%	43.00%	1.59	1.20	2.79
Blade: Trinity	Action Horror	NL	12/8/2004	52,411,906	76,493,460	128,905,366	2,912	65,000,000	40.66%	59.34%	0.81	1.18	1.98
Dennis the Menace	Comedy	WB	6/25/1993	51,270,765	66,000,000	117,270,765	2,085	n/a	43.72%	56.28%	-	-	-
The Crow	Action Horror	Mira.	5/13/1994	50,693,129	-	-	2,119	15,000,000	-	-	3.38	-	-
Popeye	Musical	Par.	12/12/1980	49,823,037	-	-	901	20,000,000	-	-	2.49	-	-
The Rocketeer	Action	BV	6/21/1991	46,704,056	-	-	1,903	40,000,000	-	-	1.17	-	-
Timecop	Action	Uni.	9/16/1994	44,853,581	56,793,000	101,646,581	2,274	28,000,000	44.13%	55.87%	1.60	2.03	3.63
Teenage Mutant Ninja Turtles III	Action/Adventure	NL	3/19/1993	42,273,609	-	-	2,087	21,000,000	-	-	2.01	-	-
Catwoman	Action/Adventure	WB	7/23/2004	40,202,379	41,900,000	82,102,379	3,117	100,000,000	48.97%	51.03%	0.40	0.42	0.82
30 Days of Night	Horror	Sony	10/19/2007	39,568,996	25,513,520	65,082,516	2,859	30,000,000	60.80%	39.20%	1.32	0.85	2.17
Richie Rich	Comedy	WB	12/21/1994	38,087,756	-	-	1,761	40,000,000	-	-	0.95	-	-
Judge Dredd	Action/Adventure	BV	6/30/1995	34,693,481	78,800,000	113,493,481	2,204	90,000,000	30.57%	69.43%	0.39	0.88	1.26
The Punisher	Action/Crime	Lions	4/16/2004	33,810,189	20,889,916	54,700,105	2,649	33,000,000	61.81%	38.19%	1.02	0.63	1.66
The Shadow	Action	Uni.	7/1/1994	32,063,435	16,000,000	48,063,435	1,769	40,000,000	66.71%	33.29%	0.80	0.40	1.20
From Hell	Horror	Fox	10/19/2001	31,602,566	42,955,549	74,558,115	2,334	35,000,000	42.39%	57.61%	0.90	1.23	2.13
A History of Violence	Crime Drama/Thriller	NL	9/23/2005	31,504,633	28,829,431	60,334,064	1,348	32,000,000	52.22%	47.78%	0.98	0.90	1.89
Mystery Men	Comedy	Uni.	8/6/1999	29,762,011	3,699,000	33,461,011	2,142	68,000,000	88.95%	11.05%	0.44	0.05	0.49
Flash Gordon	Action/Adventure	Uni.	12/5/1980	27,107,960	-	-	-	35,000,000	-	-	0.77	-	-
Elektra	Action/Adventure	Fox	1/14/2005	24,409,722	32,271,844	56,681,566	3,204	43,000,000	43.06%	56.94%	0.57	0.75	1.32
Bulletproof Monk	Action	MGM	4/16/2003	23,358,708	14,355,171	37,713,879	2,955	52,000,000	61.94%	38.06%	0.45	0.28	0.73
Buck Rogers in the 25th Century	Adventure	Uni.	3/30/1979	21,671,241	-	-	934	n/a	-	-	-	-	-
The Crow: City of Angels	Action Horror	Mira.	8/30/1996	17,917,287	-	-	2,423	13,000,000	-	-	1.38	-	-
The Phantom	Action	Par.	6/7/1996	17,323,326	-	-	2,163	45,000,000	-	-	0.38	-	-
Howard the Duck	Comedy	Uni.	8/1/1986	16,295,774	21,667,000	37,962,774	1,563	37,000,000	42.93%	57.07%	0.44	0.59	1.03
Superman IV: The Quest for Peace	Action/Adventure	WB	7/24/1987	15,681,020	-	-	1,511	17,000,000	-	-	0.92	-	-
Supergirl	Action/Adventure	TriS	11/21/1984	14,296,438	-	-	1,620	35,000,000	-	-	0.41	-	-
Josie and the Pussycats	Comedy	Uni.	4/11/2001	14,271,015	595,000	14,866,015	2,558	39,000,000	96.00%	4.00%	0.37	0.02	0.38
Virus	Horror	Uni.	1/15/1999	14,036,005	16,616,000	30,652,005	2,018	75,000,000	45.79%	54.21%	0.19	0.22	0.41
American Splendor	Comedy	FL	8/15/2003	6,010,990	1,975,094	7,986,084	272	2,000,000	75.27%	24.73%	3.01	0.99	3.99
Sheena	Action/Adventure	Col.	8/17/1984	5,778,353	-	-	1,496	25,000,000	-	-	0.23	-	-
Batman: Mask of the Phantasm	Animation	WB	12/25/1993	5,617,391	-	-	1,506	6,000,000	-	-	0.94	-	-
Tank Girl	Comedy	MGM	3/31/1995	4,064,495	-	-	1,363	25,000,000	-	-	0.16	-	-
Barb Wire	Action	Gram.	5/3/1996	3,793,614	-	-	1,312	n/a	-	-	-	-	-
Steel	Action/Adventure	WB	8/15/1997	1,710,972	-	-	1,260	16,000,000	-	-	0.11	-	-
Little Nemo: Adventures in Slumberland	Animation	Hemd	8/21/1992	1,368,000	-	-	579	35,000,000	-	-	0.04	-	-
Brenda Starr	Unkown	Triu	4/17/1992	67,878	-	-	48	n/a	-	-	-	-	-
Man-Thing	Unkown	Lions	N/A	n/a	-	-	-	103,400,000	-	-	-	-	-
The Green Hornet	Action/Adventure	Sony	N/A	n/a	-	-	-	585,600,000	-	-	-	-	-

Summary Statistics
	Demestic Revenues	International Revenues	Worldwide Revenues	Theaters	Budget	Demestic as % of Worldwide Revenues	International as % of Worldwide Revenues	Demestic Revenues / Budget	International Revenues / Budget	Worldwide Revenues / Budget

Count	75	53	53	74	73	53	53	71	52	52
Min	67,878	595,000	7,986,084	48	2,000,000	0.31	0.04	0.04	0.02	0.38
LQ	25,758,841	39,695,029	82,102,379	1,765	34,000,000	0.44	0.40	0.80	0.83	1.76
Median	54,870,175	76,636,200	179,179,718	2,470	50,000,000	0.51	0.49	1.30	1.19	2.30
Mean	88,271,430	119,080,681	231,392,484	2,440	74,075,342	0.52	0.48	1.56	1.62	3.31
UQ	125,930,234	166,000,000	330,120,875	3,119	90,000,000	0.60	0.56	1.86	1.81	3.65
Max	403,706,375	554,341,323	890,871,626	4,324	585,600,000	0.96	0.69	10.02	10.07	15.29
Std Dev	88,626,346	115,220,075	204,725,854	1,002	81,601,824	0.13	0.13	1.53	1.62	3.08
Mean + 2*Std Dev	265,524,123	349,520,830	640,844,192	4,444	237,278,991	0.78	0.73	4.63	4.85	9.47
Mean - 2*Std Dev	(88,981,262)	(111,359,469)	(178,059,225)	437	(89,128,306)	0.27	0.22	(1.50)	(1.61)	(2.85)
CV	1.00	0.97	0.88	0.41	1.10	0.24	0.27	0.98	1.00	0.93

SANLI PASTORE & HILL, INC.

Appendix A - 2
Platinum Studios, Inc.
Comic Book Adaptation Movies: Action - High Budget
Date of Value: March 31,2008

				Data from Box Office Mojo					Calculated by SP&H
Title	Genre	Studio	Date Released	Demestic Revenues	International Revenues	Worldwide Revenues	Theaters	Budget	Demestic as % of Worldwide Revenues	International as % of Worldwide Revenues	Demestic Revenues / Budget	International Revenues / Budget	Worldwide Revenues / Budget

Bulletproof Monk	Action	MGM	4/16/2003	23,358,708	14,355,171	37,713,879	2,955	52,000,000	61.94%	38.06%	0.45	0.28	0.73
Superman II	Action/Adventure	WB	6/19/1981	108,185,706	-	-	1,878	54,000,000	-	-	2.00	-	-
Superman	Action/Adventure	WB	12/15/1978	134,218,018	166,000,000	300,218,018	817	55,000,000	44.71%	55.29%	2.44	3.02	5.46
300	Action	WB	3/9/2007	210,614,939	245,453,242	456,068,181	3,280	65,000,000	46.18%	53.82%	3.24	3.78	7.02
X-Men	Action/Adventure	Fox	7/14/2000	157,299,717	138,950,336	296,250,053	3,112	75,000,000	53.10%	46.90%	2.10	1.85	3.95
Daredevil	Action/Adventure	Fox	2/14/2003	102,543,518	76,636,200	179,179,718	3,474	78,000,000	57.23%	42.77%	1.31	0.98	2.30
The League of Extraordinary Gentlemen	Adventure/Action	Fox	7/11/2003	66,465,204	112,800,000	179,265,204	3,002	78,000,000	37.08%	62.92%	0.85	1.45	2.30
Batman Returns	Action/Adventure	WB	6/19/1992	162,831,698	104,000,000	266,831,698	2,644	80,000,000	61.02%	38.98%	2.04	1.30	3.34
Judge Dredd	Action/Adventure	BV	6/30/1995	34,693,481	78,800,000	113,493,481	2,204	90,000,000	30.57%	69.43%	0.39	0.88	1.26
Men in Black	Action	Sony	7/2/1997	250,690,539	338,700,000	589,390,539	3,180	90,000,000	42.53%	57.47%	2.79	3.76	6.55
Batman Forever	Action/Adventure	WB	6/16/1995	184,031,112	152,500,000	336,531,112	2,893	100,000,000	54.68%	45.32%	1.84	1.53	3.37
Catwoman	Action/Adventure	WB	7/23/2004	40,202,379	41,900,000	82,102,379	3,117	100,000,000	48.97%	51.03%	0.40	0.42	0.82
Fantastic Four	Action/Adventure	Fox	7/8/2005	154,696,080	175,424,795	330,120,875	3,619	100,000,000	46.86%	53.14%	1.55	1.75	3.30
X2: X-Men United	Action/Adventure	Fox	5/2/2003	214,949,694	192,607,919	407,557,613	3,749	110,000,000	52.74%	47.26%	1.95	1.75	3.71
Batman and Robin	Action/Adventure	WB	6/20/1997	107,325,195	130,881,927	238,207,122	2,942	125,000,000	45.06%	54.94%	0.86	1.05	1.91
Fantastic Four: Rise of the Silver Surfer	Action/Adventure	Fox	6/15/2007	131,921,738	156,489,459	288,411,197	3,963	130,000,000	45.74%	54.26%	1.01	1.20	2.22
Hulk	Action/Adventure	Uni.	6/20/2003	132,177,234	113,183,246	245,360,480	3,674	137,000,000	53.87%	46.13%	0.96	0.83	1.79
Spider-Man	Action/Adventure	Sony	5/3/2002	403,706,375	418,002,176	821,708,551	3,876	139,000,000	49.13%	50.87%	2.90	3.01	5.91
Men in Black II	Action	Sony	7/3/2002	190,418,803	251,400,000	441,818,803	3,641	140,000,000	43.10%	56.90%	1.36	1.80	3.16
Batman Begins	Action/Adventure	WB	6/15/2005	205,343,774	166,510,009	371,853,783	3,858	150,000,000	55.22%	44.78%	1.37	1.11	2.48
Spider-Man 2	Action/Adventure	Sony	6/30/2004	373,585,825	410,180,516	783,766,341	4,166	200,000,000	47.67%	52.33%	1.87	2.05	3.92
X-Men: The Last Stand	Action/Adventure	Fox	5/26/2006	234,362,462	224,893,546	459,256,008	3,714	210,000,000	51.03%	48.97%	1.12	1.07	2.19
Spider-Man 3	Action/Adventure	Sony	5/4/2007	336,530,303	554,341,323	890,871,626	4,324	258,000,000	37.78%	62.22%	1.30	2.15	3.45
Superman Returns	Action/Adventure	WB	6/28/2006	200,081,192	191,000,000	391,081,192	4,065	270,000,000	51.16%	48.84%	0.74	0.71	1.45
The Green Hornet	Action/Adventure	Sony	N/A	n/a	-	-	-	585,600,000	-	-	-	-	-

Summary Statistics
	Demestic Revenues	International Revenues	Worldwide Revenues	Theaters	Budget	Demestic as % of Worldwide Revenues	International as % of Worldwide Revenues	Demestic Revenues / Budget	International Revenues / Budget	Worldwide Revenues / Budget

Count	24	23	23	24	25	23	23	24	23	23
Min	23,358,708	14,355,171	37,713,879	817	52,000,000	0.31	0.38	0.39	0.28	0.73
LQ	107,970,578	112,991,623	241,783,801	2,952	78,000,000	0.45	0.47	0.94	1.01	2.05
Median	160,065,708	166,000,000	330,120,875	3,377	100,000,000	0.49	0.51	1.36	1.45	3.16
Mean	173,343,071	193,696,081	369,872,081	3,256	138,864,000	0.49	0.51	1.54	1.64	3.15
UQ	211,698,628	235,173,394	448,943,492	3,776	140,000,000	0.53	0.55	2.01	1.95	3.81
Max	403,706,375	554,341,323	890,871,626	4,324	585,600,000	0.62	0.69	3.24	3.78	7.02
Std Dev	98,886,637	129,738,464	224,841,738	796	110,394,953	0.08	0.08	0.80	0.97	1.73
Mean + 2*Std Dev	371,116,345	453,173,009	819,555,556	4,849	359,653,907	0.64	0.67	3.13	3.57	6.62
Mean - 2*Std Dev	(24,430,204)	(65,780,847)	(79,811,395)	1,663	(81,925,907)	0.33	0.36	(0.06)	(0.29)	(0.31)
CV	0.57	0.67	0.61	0.24	0.79	0.16	0.15	0.52	0.59	0.55

SANLI PASTORE & HILL, INC.

Appendix A - 3
Platinum Studios, Inc.
Comic Book Adaptation Movies: Comedy - High Budget
Date of Value: March 31,2008

				Data from Box Office Mojo					Calculated by SP&H
Title	Genre	Studio	Date Released	Demestic Revenues	International Revenues	Worldwide Revenues	Theaters	Budget	Demestic as % of Worldwide Revenues	International as % of Worldwide Revenues	Demestic Revenues / Budget	International Revenues / Budget	Worldwide Revenues / Budget

Richie Rich	Comedy	WB	12/21/1994	38,087,756	-	-	1,761	40,000,000	-	-	0.95	-	-
Casper	Comedy	Uni.	5/26/1995	100,328,194	187,600,000	287,928,194	2,757	55,000,000	34.84%	65.16%	1.82	3.41	5.24
Mystery Men	Comedy	Uni.	8/6/1999	29,762,011	3,699,000	33,461,011	2,142	68,000,000	88.95%	11.05%	0.44	0.05	0.49

Summary Statistics

	Demestic Revenues	International Revenues	Worldwide Revenues	Theaters	Budget	Demestic as % of Worldwide Revenues	International as % of Worldwide Revenues	Demestic Revenues / Budget	International Revenues / Budget	Worldwide Revenues / Budget
Count	3	2	2	3	3	2	2	3	2	2
Min	29,762,011	3,699,000	33,461,011	1,761	40,000,000	0.35	0.11	0.44	0.05	0.49
LQ	33,924,884	49,674,250	97,077,807	1,952	47,500,000	0.48	0.25	0.69	0.89	1.68
Median	38,087,756	95,649,500	160,694,603	2,142	55,000,000	0.62	0.38	0.95	1.73	2.86
Mean	56,059,320	95,649,500	160,694,603	2,220	54,333,333	0.62	0.38	1.07	1.73	2.86
UQ	69,207,975	141,624,750	224,311,398	2,450	61,500,000	0.75	0.52	1.39	2.57	4.05
Max	100,328,194	187,600,000	287,928,194	2,757	68,000,000	0.89	0.65	1.82	3.41	5.24
Std Dev	38,563,317	130,037,644	179,935,471	503	14,011,900	0.38	0.38	0.70	2.37	3.35
Mean + 2*Std Dev	133,185,954	355,724,788	520,565,544	3,225	82,357,133	1.38	1.15	2.47	6.48	9.57
Mean - 2*Std Dev	(21,067,313)	(164,425,788)	(199,176,339)	1,215	26,309,534	(0.15)	(0.38)	(0.33)	(3.01)	(3.84)
CV	0.69	1.36	1.12	0.23	0.26	0.62	1.00	0.65	1.37	1.17

SANLI PASTORE & HILL, INC.

 Appendix A - 4
Platinum Studios, Inc.
Comic Book Adaptation Movies: Thriller - High Budget
Date of Value: March 31,2008

				Data from Box Office Mojo					Calculated by SP&H
Title	Genre	Studio	Date Released	Demestic Revenues	International Revenues	Worldwide Revenues	Theaters	Budget	Demestic as % of Worldwide Revenues	International as % of Worldwide Revenues	Demestic Revenues / Budget	International Revenues / Budget	Worldwide Revenues / Budget

Blade II	Action Horror	NL	3/22/2002	82,348,319	72,661,713	155,010,032	2,707	54,000,000	53.12%	46.88%	1.52	1.35	2.87
V for Vendetta	Action Thriller	WB	3/17/2006	70,511,035	62,000,000	132,511,035	3,365	54,000,000	53.21%	46.79%	1.31	1.15	2.45
Blade: Trinity	Action Horror	NL	12/8/2004	52,411,906	76,493,460	128,905,366	2,912	65,000,000	40.66%	59.34%	0.81	1.18	1.98
Hellboy	Action Horror	SonR	4/2/2004	59,623,958	39,695,029	99,318,987	3,043	66,000,000	60.03%	39.97%	0.90	0.60	1.50
Road to Perdition	Crime Drama/Thriller	DW	7/12/2002	104,454,762	76,546,716	181,001,478	2,332	80,000,000	57.71%	42.29%	1.31	0.96	2.26
Ghost Rider	Action Horror	Sony	2/16/2007	115,802,596	112,935,797	228,738,393	3,620	110,000,000	50.63%	49.37%	1.05	1.03	2.08

Summary Statistics
	Demestic Revenues	International Revenues	Worldwide Revenues	Theaters	Budget	Demestic as % of Worldwide Revenues	International as % of Worldwide Revenues	Demestic Revenues / Budget	International Revenues / Budget	Worldwide Revenues / Budget

Count	6	6	6	6	6	6	6	6	6	6
Min	52,411,906	39,695,029	99,318,987	2,332	54,000,000	0.41	0.40	0.81	0.60	1.50
LQ	62,345,727	64,665,428	129,806,783	2,758	56,750,000	0.51	0.43	0.94	0.97	2.01
Median	76,429,677	74,577,587	143,760,534	2,978	65,500,000	0.53	0.47	1.18	1.09	2.17
Mean	80,858,763	73,388,786	154,247,549	2,997	71,500,000	0.53	0.47	1.15	1.04	2.19
UQ	98,928,151	76,533,402	174,503,617	3,285	76,500,000	0.57	0.49	1.31	1.17	2.41
Max	115,802,596	112,935,797	228,738,393	3,620	110,000,000	0.60	0.59	1.52	1.35	2.87
Std Dev	25,088,952	23,870,819	45,600,634	460	21,163,648	0.07	0.07	0.27	0.25	0.46
Mean + 2*Std Dev	131,036,666	121,130,423	245,448,817	3,917	113,827,296	0.66	0.61	1.70	1.55	3.11
Mean - 2*Std Dev	30,680,859	25,647,148	63,046,280	2,076	29,172,704	0.39	0.34	0.60	0.53	1.27
CV	0.31	0.33	0.30	0.15	0.30	0.13	0.14	0.24	0.24	0.21

SANLI PASTORE & HILL, INC.

 Appendix A - 5
Platinum Studios, Inc.
Comic Book Adaptation Movies: Action - Low Budget
Date of Value: March 31,2008

				Data from Box Office Mojo					Calculated by SP&H
Title	Genre	Studio	Date Released	Demestic Revenues	International Revenues	Worldwide Revenues	Theaters	Budget	Demestic as % of Worldwide Revenues	International as % of Worldwide Revenues	Demestic Revenues / Budget	International Revenues / Budget	Worldwide Revenues / Budget

Teenage Mutant Ninja Turtles	Action/Adventure	NL	3/30/1990	135,265,915	66,700,000	201,965,915	2,377	13,500,000	66.97%	33.03%	n/a	4.94	14.96
Steel	Action/Adventure	WB	8/15/1997	1,710,972	-	-	1,260	16,000,000	-	-	0.11	-	-
Superman IV: The Quest for Peace	Action/Adventure	WB	7/24/1987	15,681,020	-	-	1,511	17,000,000	-	-	0.92	-	-
Teenage Mutant Ninja Turtles III	Action/Adventure	NL	3/19/1993	42,273,609	-	-	2,087	21,000,000	-	-	2.01	-	-
Sheena	Action/Adventure	Col.	8/17/1984	5,778,353	-	-	1,496	25,000,000	-	-	0.23	-	-
Teenage Mutant Ninja Turtles II	Action/Adventure	NL	3/22/1991	78,656,813	-	-	2,868	25,000,000	-	-	3.15	-	-
Timecop	Action	Uni.	9/16/1994	44,853,581	56,793,000	101,646,581	2,274	28,000,000	44.13%	55.87%	1.60	2.03	3.63
The Punisher	Action/Crime	Lions	4/16/2004	33,810,189	20,889,916	54,700,105	2,649	33,000,000	61.81%	38.19%	1.02	0.63	1.66
TMNT	Action/Adventure	WB	3/23/2007	54,149,098	40,853,078	95,002,176	3,120	34,000,000	57.00%	43.00%	1.59	1.20	2.79
Flash Gordon	Action/Adventure	Uni.	12/5/1980	27,107,960	-	-	-	35,000,000	-	-	0.77	-	-
Batman	Action/Adventure	WB	6/23/1989	251,188,924	160,160,000	411,348,924	2,201	35,000,000	61.06%	38.94%	7.18	4.58	11.75
Supergirl	Action/Adventure	TriS	11/21/1984	14,296,438	-	-	1,620	35,000,000	-	-	0.41	-	-
Superman III	Action/Adventure	WB	6/17/1983	59,950,623	-	-	1,763	39,000,000	-	-	1.54	-	-
Sin City	Crime Horror	Dim.	4/1/2005	74,103,820	84,650,000	158,753,820	3,230	40,000,000	46.68%	53.32%	1.85	2.12	3.97
The Rocketeer	Action	BV	6/21/1991	46,704,056	-	-	1,903	40,000,000	-	-	1.17	-	-
The Shadow	Action	Uni.	7/1/1994	32,063,435	16,000,000	48,063,435	1,769	40,000,000	66.71%	33.29%	0.80	0.40	1.20
Elektra	Action/Adventure	Fox	1/14/2005	24,409,722	32,271,844	56,681,566	3,204	43,000,000	43.06%	56.94%	0.57	0.75	1.32
The Phantom	Action	Par.	6/7/1996	17,323,326	-	-	2,163	45,000,000	-	-	0.38	-	-
Dick Tracy	Action	BV	6/15/1990	103,738,726	59,000,000	162,738,726	2,332	47,000,000	63.75%	36.25%	2.21	1.26	3.46

Summary Statistics
	Demestic Revenues	International Revenues	Worldwide Revenues	Theaters	Budget	Demestic as % of Worldwide Revenues	International as % of Worldwide Revenues	Demestic Revenues / Budget	International Revenues / Budget	Worldwide Revenues / Budget

Count	19	9	9	18	19	9	9	18	9	9
Min	1,710,972	16,000,000	48,063,435	1,260	13,500,000	0.43	0.33	0.11	0.40	1.20
LQ	20,866,524	32,271,844	56,681,566	1,765	25,000,000	0.47	0.36	0.62	0.75	1.66
Median	42,273,609	56,793,000	101,646,581	2,182	35,000,000	0.61	0.39	1.10	1.26	3.46
Mean	55,950,873	59,701,982	143,433,472	2,213	32,184,211	0.57	0.43	1.53	1.99	4.97
UQ	67,027,222	66,700,000	162,738,726	2,581	40,000,000	0.64	0.53	1.79	2.12	3.97
Max	251,188,924	160,160,000	411,348,924	3,230	47,000,000	0.67	0.57	7.18	4.94	14.96
Std Dev	58,284,824	43,726,533	114,235,953	608	10,125,889	0.10	0.10	1.62	1.68	4.93
Mean + 2*Std Dev	172,520,520	147,155,048	371,905,379	3,429	52,435,988	0.76	0.63	4.76	5.34	14.82
Mean - 2*Std Dev	(60,618,775)	(27,751,084)	(85,038,435)	997	11,932,433	0.37	0.24	(1.70)	(1.36)	(4.88)
CV	1.04	0.73	0.80	0.27	0.31	0.17	0.22	1.06	0.84	0.99

SANLI PASTORE & HILL, INC.

Appendix A - 6
Platinum Studios, Inc.
Comic Book Adaptation Movies: Comedy - Low Budget
Date of Value: March 31,2008

				Data from Box Office Mojo					Calculated by SP&H
Title	Genre	Studio	Date Released	Demestic Revenues	International Revenues	Worldwide Revenues	Theaters	Budget	Demestic as % of Worldwide Revenues	International as % of Worldwide Revenues	Demestic Revenues / Budget	International Revenues / Budget	Worldwide Revenues / Budget

Ghost World	Comedy	MGM	7/20/2001	6,217,849	2,546,158	8,764,007	128	7,000,000	70.95%	29.05%	0.89	0.36	1.25
American Splendor	Comedy	FL	8/15/2003	6,010,990	1,975,094	7,986,084	272	2,000,000	75.27%	24.73%	3.01	0.99	3.99
The Mask	Comedy	NL	7/29/1994	119,938,730	231,644,677	351,583,407	2,516	23,000,000	34.11%	65.89%	5.21	n/a	15.29
Tank Girl	Comedy	MGM	3/31/1995	4,064,495	-	-	1,363	25,000,000	-	-	0.16	-	-
Howard the Duck	Comedy	Uni.	8/1/1986	16,295,774	21,667,000	37,962,774	1,563	37,000,000	42.93%	57.07%	0.44	0.59	1.03
Josie and the Pussycats	Comedy	Uni.	4/11/2001	14,271,015	595,000	14,866,015	2,558	39,000,000	96.00%	4.00%	0.37	0.02	0.38

Summary Statistics
	Demestic Revenues	International Revenues	Worldwide Revenues	Theaters	Budget	Demestic as % of Worldwide Revenues	International as % of Worldwide Revenues	Demestic Revenues / Budget	International Revenues / Budget	Worldwide Revenues / Budget

Count	6	5	5	6	6	5	5	6	4	5
Min	4,064,495	595,000	7,986,084	128	2,000,000	0.34	0.04	0.16	0.02	0.38
LQ	6,062,705	1,975,094	8,764,007	545	11,000,000	0.43	0.25	0.38	0.28	1.03
Median	10,244,432	2,546,158	14,866,015	1,463	24,000,000	0.71	0.29	0.66	0.47	1.25
Mean	27,799,809	51,685,586	84,232,457	1,400	22,166,667	0.64	0.36	1.68	0.49	4.39
UQ	15,789,584	21,667,000	37,962,774	2,278	34,000,000	0.75	0.57	2.48	0.69	3.99
Max	119,938,730	231,644,677	351,583,407	2,558	39,000,000	0.96	0.66	5.21	0.99	15.29
Std Dev	45,406,719	100,973,331	149,948,419	1,049	15,158,056	0.25	0.25	2.02	0.41	6.25
Mean + 2*Std Dev	118,613,247	253,632,248	384,129,296	3,499	52,482,779	1.14	0.87	5.72	1.30	16.88
Mean - 2*Std Dev	(63,013,629)	(150,261,076)	(215,664,381)	(699)	(8,149,446)	0.13	(0.14)	(2.36)	(0.33)	(8.11)
CV	1.63	1.95	1.78	0.75	0.68	0.39	0.70	1.20	0.83	1.42

SANLI PASTORE & HILL, INC.

 Appendix A - 7
Platinum Studios, Inc.
Comic Book Adaptation Movies: Thriller - Low Budget
Date of Value: March 31,2008

				Data from Box Office Mojo					Calculated by SP&H
Title	Genre	Studio	Date Released	Demestic Revenues	International Revenues	Worldwide Revenues	Theaters	Budget	Demestic as % of Worldwide Revenues	International as % of Worldwide Revenues	Demestic Revenues / Budget	International Revenues / Budget	Worldwide Revenues / Budget

The Crow: City of Angels	Action Horror	Mira.	8/30/1996	17,917,287	-	-	2,423	13,000,000	-	-	1.38	-	-
The Crow	Action Horror	Mira.	5/13/1994	50,693,129	-	-	2,119	15,000,000	-	-	3.38	-	-
A History of Violence	Crime Drama/Thriller	NL	9/23/2005	31,504,633	28,829,431	60,334,064	1,348	32,000,000	52.22%	47.78%	0.98	0.90	1.89
Spawn	Action Horror	NL	8/1/1997	54,870,175	32,969,867	87,840,042	2,604	40,000,000	62.47%	37.53%	1.37	0.82	2.20
Blade	Action Horror	NL	8/21/1998	70,087,718	61,095,812	131,183,530	2,389	45,000,000	53.43%	46.57%	1.56	1.36	2.92

Summary Statistics
	Demestic Revenues	International Revenues	Worldwide Revenues	Theaters	Budget	Demestic as % of Worldwide Revenues	International as % of Worldwide Revenues	Demestic Revenues / Budget	International Revenues / Budget	Worldwide Revenues / Budget

Count	5	3	3	5	5	3	3	5	3	3
Min	17,917,287	28,829,431	60,334,064	1,348	13,000,000	0.52	0.38	0.98	0.82	1.89
LQ	31,504,633	30,899,649	74,087,053	2,119	15,000,000	0.53	0.42	1.37	0.86	2.04
Median	50,693,129	32,969,867	87,840,042	2,389	32,000,000	0.53	0.47	1.38	0.90	2.20
Mean	45,014,588	40,965,037	93,119,212	2,177	29,000,000	0.56	0.44	1.73	1.03	2.33
UQ	54,870,175	47,032,840	109,511,786	2,423	40,000,000	0.58	0.47	1.56	1.13	2.56
Max	70,087,718	61,095,812	131,183,530	2,604	45,000,000	0.62	0.48	3.38	1.36	2.92
Std Dev	20,462,300	17,556,249	35,718,538	495	14,474,115	0.06	0.06	0.94	0.29	0.53
Mean + 2*Std Dev	85,939,188	76,077,535	164,556,287	3,166	57,948,230	0.67	0.55	3.62	1.60	3.39
Mean - 2*Std Dev	4,089,989	5,852,538	21,682,137	1,187	51,770	0.45	0.33	(0.15)	0.45	1.28
CV	0.45	0.43	0.38	0.23	0.50	0.10	0.13	0.54	0.28	0.23

SANLI PASTORE & HILL, INC.

 Appendix A - 8
Platinum Studios, Inc.
Comic Book Adaptation Movies: Horror
Date of Value: March 31,2008

				Data from Box Office Mojo					Calculated by SP&H
Title	Genre	Studio	Date Released	Demestic Revenues	International Revenues	Worldwide Revenues	Theaters	Budget	Demestic as % of Worldwide Revenues	International as % of Worldwide Revenues	Demestic Revenues / Budget	International Revenues / Budget	Worldwide Revenues / Budget

30 Days of Night	Horror	Sony	10/19/2007	39,568,996	25,513,520	65,082,516	2,859	30,000,000	60.80%	39.20%	1.32	0.85	2.17
From Hell	Horror	Fox	10/19/2001	31,602,566	42,955,549	74,558,115	2,334	35,000,000	42.39%	57.61%	0.90	1.23	2.13
Virus	Horror	Uni.	1/15/1999	14,036,005	16,616,000	30,652,005	2,018	75,000,000	45.79%	54.21%	0.19	0.22	0.41
Constantine	Horror	WB	2/18/2005	75,976,178	154,908,550	230,884,728	3,006	100,000,000	32.91%	67.09%	0.76	1.55	2.31

Summary Statistics
	Demestic Revenues	International Revenues	Worldwide Revenues	Theaters	Budget	Demestic as % of Worldwide Revenues	International as % of Worldwide Revenues	Demestic Revenues / Budget	International Revenues / Budget	Worldwide Revenues / Budget

Count	4	4	4	4	4	4	4	4	4	4
Min	14,036,005	16,616,000	30,652,005	2,018	30,000,000	0.33	0.39	0.19	0.22	0.41
LQ	27,210,926	23,289,140	56,474,888	2,255	33,750,000	0.40	0.50	0.62	0.69	1.70
Median	35,585,781	34,234,535	69,820,316	2,597	55,000,000	0.44	0.56	0.83	1.04	2.15
Mean	40,295,936	59,998,405	100,294,341	2,554	60,000,000	0.45	0.55	0.79	0.96	1.75
UQ	48,670,792	70,943,799	113,639,768	2,896	81,250,000	0.50	0.60	1.01	1.31	2.20
Max	75,976,178	154,908,550	230,884,728	3,006	100,000,000	0.61	0.67	1.32	1.55	2.31
Std Dev	26,068,926	64,212,239	89,080,731	459	33,416,563	0.12	0.12	0.47	0.57	0.90
Mean + 2*Std Dev	92,433,789	188,422,883	278,455,804	3,473	126,833,126	0.69	0.78	1.73	2.10	3.55
Mean - 2*Std Dev	(11,841,917)	(68,426,073)	(77,867,122)	1,636	(6,833,126)	0.22	0.31	(0.14)	(0.18)	(0.05)
CV	0.65	1.07	0.89	0.18	0.56	0.25	0.21	0.59	0.59	0.51

SANLI PASTORE & HILL, INC.

 Appendix A - 9
Platinum Studios, Inc.
Comic Book Adaptation Movies: Low Budget All Genres
Date of Value: March 31,2008

				Data from Box Office Mojo					Calculated by SP&H
Title	Genre	Studio	Date Released	Demestic Revenues	International Revenues	Worldwide Revenues	Theaters	Budget	Demestic as % of Worldwide Revenues	International as % of Worldwide Revenues	Demestic Revenues / Budget	International Revenues / Budget	Worldwide Revenues / Budget

Ghost World	Comedy	MGM	7/20/2001	6,217,849	2,546,158	8,764,007	128	7,000,000	70.95%	29.05%	0.89	0.36	1.25
American Splendor	Comedy	FL	8/15/2003	6,010,990	1,975,094	7,986,084	272	2,000,000	75.27%	24.73%	3.01	0.99	3.99
Batman: Mask of the Phantasm	Animation	WB	12/25/1993	5,617,391	-	-	1,506	6,000,000	-	-	0.94	-	-
The Crow: City of Angels	Action Horror	Mira.	8/30/1996	17,917,287	-	-	2,423	13,000,000	-	-	1.38	-	-
Teenage Mutant Ninja Turtles	Action/Adventure	NL	3/30/1990	135,265,915	66,700,000	201,965,915	2,377	13,500,000	66.97%	33.03%	n/a	n/a	14.96
The Crow	Action Horror	Mira.	5/13/1994	50,693,129	-	-	2,119	15,000,000	-	-	3.38	-	-
Steel	Action/Adventure	WB	8/15/1997	1,710,972	-	-	1,260	16,000,000	-	-	0.11	-	-
Superman IV: The Quest for Peace	Action/Adventure	WB	7/24/1987	15,681,020	-	-	1,511	17,000,000	-	-	0.92	-	-
Popeye	Musical	Par.	12/12/1980	49,823,037	-	-	901	20,000,000	-	-	2.49	-	-
Teenage Mutant Ninja Turtles III	Action/Adventure	NL	3/19/1993	42,273,609	-	-	2,087	21,000,000	-	-	2.01	-	-
The Mask	Comedy	NL	7/29/1994	119,938,730	231,644,677	351,583,407	2,516	23,000,000	34.11%	65.89%	5.21	n/a	15.29
Teenage Mutant Ninja Turtles II	Action/Adventure	NL	3/22/1991	78,656,813	-	-	2,868	25,000,000	-	-	3.15	-	-
Sheena	Action/Adventure	Col.	8/17/1984	5,778,353	-	-	1,496	25,000,000	-	-	0.23	-	-
Tank Girl	Comedy	MGM	3/31/1995	4,064,495	-	-	1,363	25,000,000	-	-	0.16	-	-
Timecop	Action	Uni.	9/16/1994	44,853,581	56,793,000	101,646,581	2,274	28,000,000	44.13%	55.87%	1.60	n/a	3.63
30 Days of Night	Horror	Sony	10/19/2007	39,568,996	25,513,520	65,082,516	2,859	30,000,000	60.80%	39.20%	1.32	0.85	2.17
A History of Violence	Crime Drama/Thriller	NL	9/23/2005	31,504,633	28,829,431	60,334,064	1,348	32,000,000	52.22%	47.78%	0.98	0.90	1.89
The Punisher	Action/Crime	Lions	4/16/2004	33,810,189	20,889,916	54,700,105	2,649	33,000,000	61.81%	38.19%	1.02	0.63	1.66
TMNT	Action/Adventure	WB	3/23/2007	54,149,098	40,853,078	95,002,176	3,120	34,000,000	57.00%	43.00%	1.59	1.20	2.79

Summary Statistics
	Demestic Revenues	International Revenues	Worldwide Revenues	Theaters	Budget	Demestic as % of Worldwide Revenues	International as % of Worldwide Revenues	Demestic Revenues / Budget	International Revenues / Budget	Worldwide Revenues / Budget

Count	19	9	9	19	19	9	9	18	6	9
Min	1,710,972	1,975,094	7,986,084	128	2,000,000	0.34	0.25	0.11	0.36	1.25
LQ	6,114,420	20,889,916	54,700,105	1,356	14,250,000	0.52	0.33	0.93	0.69	1.89
Median	33,810,189	28,829,431	65,082,516	2,087	21,000,000	0.61	0.39	1.35	0.88	2.79
Mean	39,133,478	52,860,542	105,229,428	1,846	20,289,474	0.58	0.42	1.69	0.82	5.29
UQ	50,258,083	56,793,000	101,646,581	2,470	26,500,000	0.67	0.48	2.37	0.97	3.99
Max	135,265,915	231,644,677	351,583,407	3,120	34,000,000	0.75	0.66	5.21	1.20	15.29
Std Dev	37,993,090	70,518,864	109,034,450	857	9,388,699	0.13	0.13	1.32	0.29	5.65
Mean + 2*Std Dev	115,119,658	193,898,270	323,298,329	3,560	39,066,871	0.84	0.68	4.34	1.41	16.58
Mean - 2*Std Dev	(36,852,702)	(88,177,187)	(112,839,472)	132	1,512,077	0.32	0.16	(0.96)	0.24	(6.00)
CV	0.97	1.33	1.04	0.46	0.46	0.22	0.31	0.78	0.35	1.07

SANLI PASTORE & HILL, INC.

 Appendix B
Platinum Studios, Inc.
Horror Movies
Date of Value: March 31,2008

				Data from Box Office Mojo					Calculated by SP&H
Type	Title	Studio	Date Released	Demestic Revenues	International Revenues	Worldwide Revenues	Theaters	Budget	Demestic as % of Worldwide Revenues	International as % of Worldwide Revenues	Demestic Revenues / Budget	International Revenues / Budget	Worldwide Revenues / Budget

Horror - Comedy	Black Sheep (2007)	IFC	6/22/2007	$84,283	4,377,321	4,461,604	8	n/a	1.89%	98.11%	-	-	-
Horror - Terror in the water	Open Water	Lions	8/6/2004	$30,610,863	24,057,091	54,667,954	2,709	500,000	55.99%	44.01%	61.22	48.11	109.34
SCI-FI Horror	Re-Animator	EP	10/18/1985	$2,023,414	-	-	185	900,000	-	-	2.25	-	-
Horror - Comedy	Re-Animator	EP	10/18/1985	$2,023,414	-	-	185	900,000	-	-	-	-	-
Horror - Torture	Saw	Lions	10/29/2004	$55,185,045	47,911,300	103,096,345	2,467	1,200,000	53.53%	46.47%	45.99	39.93	85.91
Horror - Comedy	Parents	Vest	1/27/1989	$870,532	-	-	94	3,000,000	-	-	-	-	-
Horror - Torture	Saw II	Lions	10/28/2005	$87,039,965	60,700,000	147,739,965	2,949	4,000,000	58.91%	41.09%	21.76	15.18	36.93
Horror - Torture	Hostel	Lions	1/6/2006	$47,326,473	33,252,461	80,578,934	2,337	4,800,000	58.73%	41.27%	-	-	-
Horror - Anthology	Snoop Dogg's Hood of Horror	Xen.	5/4/2007	$25,900	-	-	117	5,000,000	-	-	0.01	-	-
Horror - Terror in the water	Jaws	Uni.	6/20/1975	$260,000,000	210,653,000	470,653,000	675	7,000,000	55.24%	44.76%	37.14	30.09	67.24
Horror - Torture	House of 1,000 Corpses	Lions	4/11/2003	$12,634,962	4,194,583	16,829,545	847	7,000,000	75.08%	24.92%	1.80	0.60	2.40
Horror - Torture	The Devil's Rejects	Lions	7/22/2005	$17,044,981	2,345,048	19,390,029	1,757	7,000,000	87.91%	12.09%	2.43	0.34	2.77
Horror - Torture	The Texas Chainsaw Massacre	NL	10/17/2003	$80,571,655	26,500,000	107,071,655	3,018	9,500,000	75.25%	24.75%	-	-	-
Horror - Torture	Saw III	LGF	10/27/2006	$80,238,724	84,635,551	164,874,275	3,167	10,000,000	48.67%	51.33%	8.02	8.46	16.49
Horror - Torture	Turistas	FoxA	12/1/2006	$7,027,762	7,293,308	14,321,070	1,572	10,000,000	49.07%	50.93%	0.70	0.73	1.43
Horror - Remake	The Grudge	Sony	10/22/2004	$110,359,362	76,921,753	187,281,115	3,348	10,000,000	58.93%	41.07%	11.04	7.69	18.73
Horror - Torture	Hostel Part II	LGF	6/8/2007	$17,609,452	18,010,069	35,619,521	2,350	10,200,000	49.44%	50.56%	1.73	1.77	3.49
SCI-FI Horror	Alien	Fox	5/25/1979	$80,931,801	24,000,000	104,931,801	757	11,000,000	77.13%	22.87%	7.36	2.18	9.54
SCI-FI Horror	Jason X	NL	4/26/2002	$13,121,555	3,830,243	16,951,798	1,879	11,000,000	-	-	-	-	-
Horror - Comedy	Seed of Chucky	Rog.	11/12/2004	$17,083,732	7,745,912	24,829,644	2,062	12,000,000	68.80%	31.20%	1.42	0.65	2.07
Horror - Period	Ravenous	Fox	3/19/1999	$2,062,405	-	-	1,040	12,000,000	-	-	0.17	-	-
Horror - Period	An American Haunting	Free	5/5/2006	$16,298,046	11,174,455	27,472,501	1,703	14,000,000	-	-	1.16	0.80	-
Horror - Remake	The Hills Have Eyes 2	FoxA	3/23/2007	$20,804,166	16,651,361	37,455,527	2,465	15,000,000	55.54%	44.46%	1.39	1.11	2.50
Horror - Torture	The Hills Have Eyes	FoxS	3/10/2006	$41,778,863	27,791,169	69,570,032	2,621	15,000,000	60.05%	39.95%	-	-	-
Horror - Comedy	Slither	Uni.	3/31/2006	$7,802,450	4,453,340	12,255,790	1,946	15,000,000	63.66%	36.34%	0.52	0.30	0.82
Horror - Remake	When a Stranger Calls	SGem	2/3/2006	$47,860,214	19,106,773	66,966,987	3,004	15,000,000	71.47%	28.53%	3.19	1.27	4.46
Horror - Torture	The Texas Chainsaw Massacre: The Beginning	NL	10/6/2006	$39,517,763	12,168,200	51,685,963	2,820	16,000,000	76.46%	23.54%	-	-	-
Horror - Period	The Others	Mira.	8/10/2001	$96,522,687	113,424,350	209,947,037	2,843	17,000,000	45.97%	54.03%	5.68	6.67	12.35
Horror - Remake	The Fog	SonR	10/14/2005	$29,550,869	16,650,563	46,201,432	2,972	18,000,000	63.96%	36.04%	1.64	0.93	2.57
Horror - Torture	Vacancy	SGem	4/20/2007	$19,363,565	15,925,771	35,289,336	2,551	19,000,000	54.87%	45.13%	-	-	-
Horror - Comedy	Scary Movie	Mira.	7/7/2000	$157,019,771	121,000,000	278,019,771	3,301	19,000,000	56.48%	43.52%	8.26	6.37	14.63
Horror - Remake	The Amityville Horror (2005)	MGM	4/15/2005	$65,233,369	42,813,762	108,047,131	3,323	19,000,000	60.37%	39.63%	3.43	2.25	5.69
Horror - Terror in the water	Anacondas: The Hunt for the Blood Orchid	SGem	8/27/2004	$32,238,923	38,753,975	70,992,898	2,905	20,000,000	45.41%	54.59%	-	-	-
Horror - Remake	The Grudge 2	Sony	10/13/2006	$39,143,839	31,567,336	70,711,175	3,214	20,000,000	55.36%	44.64%	1.96	1.58	3.54
Horror - Remake	Willard	NL	3/14/2003	$6,886,089	1,660,577	8,546,666	1,762	20,000,000	80.57%	19.43%	0.34	0.08	0.43
Horror - Remake	Pulse	W/Dim.	8/11/2006	$20,264,436	9,507,049	29,771,485	2,323	20,500,000	68.07%	31.93%	0.99	0.46	1.45
SCI-FI Horror	Pitch Black	USA	2/18/2000	$39,240,659	13,947,000	53,187,659	1,930	23,000,000	73.78%	26.22%	1.71	0.61	2.31
Horror - Remake	The Omen (2006)	Fox	6/6/2006	$54,607,383	64,891,526	119,498,909	2,723	25,000,000	45.70%	54.30%	2.18	2.60	4.78
Horror - Comedy	Bride of Chucky	Uni.	10/16/1998	$32,383,850	18,288,000	50,671,850	2,467	25,000,000	63.91%	36.09%	1.30	0.73	2.03
Horror - Comedy	An American Werewolf in Paris	BV	12/25/1997	$26,570,463	-	-	1,731	25,000,000	-	-	1.06	-	-
Horror - Remake	Dawn of the Dead	Uni.	3/19/2004	$59,020,957	43,335,424	102,356,381	2,748	26,000,000	57.66%	42.34%	2.27	1.67	3.94
Horror - Comedy	Eight Legged Freaks	WB	7/17/2002	$17,322,606	28,544,727	45,867,333	2,530	30,000,000	37.77%	62.23%	0.58	0.95	1.53
Horror - Comedy	Ghostbusters	Col.	6/8/1984	$238,632,124	53,000,000	291,632,124	1,506	30,000,000	81.83%	18.17%	7.95	1.77	9.72
SCI-FI Horror	Mimic	Mira.	8/22/1997	$25,480,490	-	-	2,255	30,000,000	-	-	0.85	-	-
SCI-FI Horror	Resident Evil	SGem	3/15/2002	$40,119,709	62,321,369	102,441,078	2,528	33,000,000	39.16%	60.84%	1.22	1.89	3.10
Horror - Comedy	Snakes on a Plane	NL	8/18/2006	$34,020,814	28,001,200	62,022,014	3,555	33,000,000	54.85%	45.15%	1.03	0.85	1.88
Horror - Period	From Hell	Fox	10/19/2001	$31,602,566	42,955,549	74,558,115	2,334	35,000,000	42.39%	57.61%	0.90	1.23	2.13
Horror - Terror in the water	Lake Placid	Fox	7/16/1999	$31,770,414	25,100,000	56,870,414	2,102	35,000,000	55.86%	44.14%	0.91	0.72	1.62
Horror - Remake	House on Haunted Hill	WB	10/29/1999	$40,846,082	n/a	-	2,710	37,000,000	-	-	1.10	-	-
SCI-FI Horror	Aliens Vs. Predator - Requiem	Fox	12/25/2007	$41,315,275	70,133,980	111,449,255	2,617	40,000,000	37.07%	62.93%	1.03	1.75	2.79
Horror - Period	Bram Stoker's Dracula	Col.	11/13/1992	$82,522,790	133,339,902	215,862,692	2,491	40,000,000	38.23%	61.77%	2.06	3.33	5.40
Horror - Remake	House of Wax	WB	5/6/2005	$32,064,800	36,701,321	68,766,121	3,111	40,000,000	46.63%	53.37%	0.80	0.92	1.72
SCI-FI Horror	The Island of Dr. Moreau	NL	8/23/1996	$27,663,982	21,963,797	49,627,779	2,039	40,000,000	55.74%	44.26%	0.69	0.55	1.24
Horror - Remake	The Wicker Man	WB	9/1/2006	$23,649,127	15,052,837	38,701,964	2,784	40,000,000	61.11%	38.89%	0.59	0.38	0.97
Horror - Remake	Thirteen Ghosts	WB	10/26/2001	$41,867,960	26,600,000	68,467,960	2,781	42,000,000	61.15%	38.85%	1.00	0.63	1.63
Horror - Period	Mary Shelley's Frankenstein	Sony	11/4/1994	$22,006,296	90,000,000	112,006,296	2,177	45,000,000	19.65%	80.35%	0.49	2.00	2.49
SCI-FI Horror	Resident Evil: Extinction	SGem	9/21/2007	$50,648,679	96,748,650	147,397,329	2,848	45,000,000	34.36%	65.64%	1.13	2.15	3.28
SCI-FI Horror	Resident Evil: Apocalypse	SGem	9/10/2004	$51,201,453	78,193,382	129,394,835	3,284	45,000,000	39.57%	60.43%	1.14	1.74	2.88
Horror - Comedy	Scary Movie 2	Mira.	7/4/2001	$71,308,997	69,911,681	141,220,678	3,220	45,000,000	50.49%	49.51%	1.58	1.55	3.14
Horror - Comedy	Scary Movie 4	W/Dim.	4/14/2006	$90,710,620	87,552,000	178,262,620	3,674	45,000,000	50.89%	49.11%	2.02	1.95	3.96
Horror - Comedy	Scary Movie 3	Dim.	10/24/2003	$110,003,217	110,670,000	220,673,217	3,505	48,000,000	49.85%	50.15%	2.29	2.31	4.60
Horror - Remake	The Ring	DW	10/18/2002	$129,128,133	120,220,800	249,348,933	2,927	48,000,000	51.79%	48.21%	2.69	2.50	5.19
Horror - Remake	The Ring Two	DW	3/18/2005	$76,231,249	85,220,289	161,451,538	3,341	50,000,000	47.22%	52.78%	1.52	1.70	3.23
SCI-FI Horror	Alien 3	Fox	5/22/1992	$55,473,545	104,300,000	159,773,545	2,227	50,000,000	-	-	1.11	2.09	3.20
Horror - Period	The Village	BV	7/30/2004	$114,197,520	142,500,000	256,697,520	3,733	60,000,000	44.49%	55.51%	1.90	2.38	4.28
Horror - Terror in the water	Deep Blue Sea	WB	7/30/1999	$73,648,142	91,000,000	164,648,142	2,901	60,000,000	44.73%	55.27%	1.23	1.52	2.74
SCI-FI Horror	Alien Vs. Predator	Fox	8/13/2004	$80,282,231	90,969,765	171,251,996	3,401	60,000,000	46.88%	53.12%	1.34	1.52	2.85
Horror - Period	Interview with the Vampire	WB	11/11/1994	$105,264,608	118,400,000	223,664,608	2,604	60,000,000	47.06%	52.94%	1.75	1.97	3.73
SCI-FI Horror	Doom	Uni.	10/21/2005	$28,212,337	27,774,984	55,987,321	3,044	60,000,000	50.39%	49.61%	0.47	0.46	0.93
Horror - Remake	Psycho (1998)	Uni.	12/4/1998	$21,456,130	15,685,000	37,141,130	2,489	60,000,000	57.77%	42.23%	0.36	0.26	0.62
Horror - Anthology	Grindhouse	W/Dim.	4/6/2007	$25,037,897	20,315	25,058,212	2,629	67,000,000	99.92%	0.08%	0.37	0.00	0.37
SCI-FI Horror	Signs	BV	8/2/2002	$227,966,634	180,281,283	408,247,917	3,453	72,000,000	55.84%	44.16%	3.17	2.50	5.67
SCI-FI Horror	Alien Resurrection	Fox	11/26/1997	$47,795,658	113,500,000	161,295,658	2,449	75,000,000	29.63%	70.37%	0.64	1.51	2.15
SCI-FI Horror	Virus	Uni.	1/15/1999	$14,036,005	16,616,000	30,652,005	2,018	75,000,000	45.79%	54.21%	0.19	0.22	0.41
Horror - Remake	The Invasion	WB	8/17/2007	$15,074,191	25,072,871	40,147,062	2,776	80,000,000	37.55%	62.45%	0.19	0.31	0.50
Horror - Remake	The Haunting	DW	7/23/1999	$91,411,151	85,900,000	177,311,151	2,881	80,000,000	51.55%	48.45%	1.14	1.07	2.22
Horror - Period	Exorcist: The Beginning	WB	8/20/2004	$41,821,986	36,178,600	78,000,586	2,813	80,000,000	53.62%	46.38%	0.52	0.45	0.98
Horror - Terror in the water	Sphere	WB	2/13/1998	$37,020,277	-	-	2,814	80,000,000	-	-	0.46	-	-
Horror - Remake	The Stepford Wives	Par.	6/11/2004	$59,484,742	42,516,884	102,001,626	3,057	90,000,000	58.32%	41.68%	0.66	0.47	1.13
Horror - Period	Sleepy Hollow	Par.	11/19/1999	$101,071,502	105,000,000	206,071,502	3,069	100,000,000	49.05%	50.95%	1.01	1.05	2.06
SCI-FI Horror	War of the Worlds	Par.	6/29/2005	$234,280,354	357,465,174	591,745,528	3,910	132,000,000	-	-	1.77	2.71	4.48
SCI-FI Horror	I Am Legend	WB	12/14/2007	$248,815,030	262,500,000	511,315,030	3,648	150,000,000	48.66%	51.34%	1.66	1.75	3.41
Horror - Period	Van Helsing	Uni.	5/7/2004	$120,177,084	180,080,391	300,257,475	3,580	160,000,000	40.02%	59.98%	0.75	1.13	1.88
Horror - Comedy	Feast	W/Dim.	9/22/2006	$56,131	285,677	341,808	146	-	16.42%	83.58%	-	-	-
Horror - Torture	Captivity	ADF	7/13/2007	$2,626,800	6,772,940	9,399,740	1,061	-	27.95%	72.05%	-	-	-
Horror - Terror in the water	Jaws IV: The Revenge	Uni.	7/17/1987	$20,763,013	31,118,000	51,881,013	1,611	-	40.02%	59.98%	-	-	-
Horror - Terror in the water	Into the Blue	Sony	9/30/2005	$18,801,234	25,633,205	44,434,439	2,789	-	42.31%	57.69%	-	-	-
Horror - Terror in the water	Jaws 2	Uni.	6/16/1978	$81,766,007	106,118,000	187,884,007	640	-	43.52%	56.48%	-	-	-
Horror - Comedy	Shaun of the Dead	Rog.	9/24/2004	$13,542,874	16,496,518	30,039,392	675	-	45.08%	54.92%	-	-	-
Horror - Terror in the water	Anaconda	Sony	4/11/1997	$65,885,767	71,000,000	136,885,767	2,456	-	48.13%	51.87%	-	-	-
SCI-FI Horror	The Fly II	Fox	2/10/1989	$20,021,322	18,881,857	38,903,179	1,528	-	51.46%	48.54%	-	-	-
Horror - Remake	Dark Water	BV	7/8/2005	$25,473,352	24,010,000	49,483,352	2,657	-	51.48%	48.52%	-	-	-
Horror - Terror in the water	Jaws 3-D	Uni.	7/22/1983	$45,517,055	42,470,000	87,987,055	1,311	-	51.73%	48.27%	-	-	-
Horror - Comedy	Ghostbusters II	Col.	6/16/1989	$112,494,738	102,900,000	215,394,738	2,410	-	52.23%	47.77%	-	-	-
Horror - Torture	Saw IV	LGF	10/26/2007	$63,300,095	56,235,824	119,535,919	3,183	-	52.95%	47.05%	-	-	-
Horror - Comedy	The Frighteners	Uni.	7/19/1996	$16,759,216	12,600,000	29,359,216	1,675	-	57.08%	42.92%	-	-	-
Horror - Torture	High Tension	Lions	6/10/2005	$3,681,066	2,610,892	6,291,958	1,323	-	58.50%	41.50%	-	-	-
Horror - Torture	Wolf Creek	W/Dim.	12/25/2005	$16,188,180	11,463,426	27,651,606	1,761	-	58.54%	41.46%	-	-	-
SCI-FI Horror	Aliens	Fox	7/18/1986	$85,160,248	45,900,000	131,060,248	1,454	-	64.98%	35.02%	-	-	-
Horror - Comedy	Club Dread	FoxS	2/27/2004	$5,001,708	2,564,099	7,565,807	1,807	-	66.11%	33.89%	-	-	-
Horror - Remake	The Fly	Fox	8/15/1986	$40,456,565	20,172,594	60,629,159	1,201	-	66.73%	33.27%	-	-	-
Horror - Period	The Missing	SonR	11/26/2003	$27,011,180	11,353,097	38,364,277	2,756	-	70.41%	29.59%	-	-	-
Horror - Torture	The Hitcher (2007)	Rog.	1/19/2007	$16,472,961	6,722,295	23,195,256	2,836	-	71.02%	28.98%	-	-	-
Horror - Comedy	Fido	RAtt.	6/15/2007	$304,533	121,691	426,224	67	-	71.45%	28.55%	-	-	-
Horror - Remake	Halloween (2007)	MGM/W	8/31/2007	$58,272,029	19,892,630	78,164,659	3,475	-	74.55%	25.45%	-	-	-

SANLI PASTORE & HILL, INC.

 Appendix B
Platinum Studios, Inc.
Horror Movies
Date of Value: March 31,2008

				Data from Box Office Mojo					Calculated by SP&H
Type	Title	Studio	Date Released	Demestic Revenues	International Revenues	Worldwide Revenues	Theaters	Budget	Demestic as % of Worldwide Revenues	International as % of Worldwide Revenues	Demestic Revenues / Budget	International Revenues / Budget	Worldwide Revenues / Budget

Horror - Remake	Black Christmas (2006)	MGM/W	12/25/2006	$16,273,581	4,083,539	20,357,120	1,544	-	79.94%	20.06%	-	-	-
Horror - Remake	One Missed Call	WB	1/4/2008	$25,082,427	290,329	25,372,756	2,240	-	98.86%	1.14%	-	-	-
Horror - Terror in the water	Orca	Par.	7/13/1977	$14,717,854	-	-	-	-	-	-	-	-	-
Horror - Comedy	Return of the Living Dead 2	Lori	1/15/1988	$9,205,924	-	-	1,467	-	-	-	-	-	-
Horror - Comedy	Critters 2: The Main Course	NL	4/29/1988	$3,813,293	-	-	1,114	-	-	-	-	-	-
Horror - Terror in the water	Deepstar Six	TriS	1/13/1989	$8,143,225	-	-	1,118	-	-	-	-	-	-
Horror - Comedy	Fright Night II	NCeV	5/19/1989	$2,983,784	-	-	161	-	-	-	-	-	-
Horror - Comedy	Behind the Mask: The Rise of Leslie Vernon	Anch.	3/16/2007	$69,136	-	-	72	-	-	-	-	-	-
Horror - Terror in the water	The Deep	Col.	6/17/1977	$47,346,365	-	-	731	-	-	-	-	-	-
Horror - Remake	Invasion of the Body Snatchers	UA	12/22/1978	$24,946,533	-	-	445	-	-	-	-	-	-
SCI-FI Horror	Altered States	WB	12/25/1980	$19,853,892	-	-	-	-	-	-	-	-	-
SCI-FI Horror	Scanners (1981)	Emb	1/14/1981	$14,225,876	-	-	-	-	-	-	-	-	-
Horror - Comedy	An American Werewolf in London	Uni.	8/21/1981	$30,565,292	-	-	-	-	-	-	-	-	-
Horror - Remake	Cat People	Uni.	4/2/1982	$7,000,000	-	-	600	-	-	-	-	-	-
Horror - Remake	The Thing	Uni.	6/25/1982	$13,782,838	-	-	910	-	-	-	-	-	-
SCI-FI Horror	The Thing	Uni.	6/25/1982	$13,782,838	-	-	910	-	-	-	-	-	-
Horror - Comedy	National Lampoon's Class Reunion	Fox	10/29/1982	$10,054,150	-	-	1,125	-	-	-	-	-	-
Horror - Anthology	Creepshow	WB	11/12/1982	$21,028,755	-	-	1,132	-	-	-	-	-	-
SCI-FI Horror	Videodrome	Uni.	2/4/1983	$2,120,439	-	-	600	-	-	-	-	-	-
Horror - Anthology	Twilight Zone: The Movie	WB	6/24/1983	$29,450,919	-	-	1,288	-	-	-	-	-	-
Horror - Anthology	Nightmares	Uni.	9/2/1983	$6,670,680	-	-	1,025	-	-	-	-	-	-
Horror - Comedy	Gremlins	WB	6/8/1984	$153,083,102	-	-	1,537	-	-	-	-	-	-
Horror - Anthology	Cat's Eye	MGM	4/12/1985	$13,086,298	-	-	1,492	-	-	-	-	-	-
SCI-FI Horror	Lifeforce	TriS	6/21/1985	$11,603,545	-	-	1,526	-	-	-	-	-	-
Horror - Comedy	Fright Night	Col.	8/2/1985	$24,922,237	-	-	1,545	-	-	-	-	-	-
Horror - Comedy	Return of the Living Dead	Orion	8/16/1985	$14,237,880	-	-	1,506	-	-	-	-	-	-
Horror - Comedy	Once Bitten	Gold.	11/15/1985	$10,000,000	-	-	1,095	-	-	-	-	-	-
Horror - Comedy	Critters	NL	4/11/1986	$13,167,232	-	-	633	-	-	-	-	-	-
Horror - Remake	Invaders From Mars	Can.	6/6/1986	$4,884,663	-	-	1,212	-	-	-	-	-	-
Horror - Comedy	Vamp	NW	7/18/1986	$4,941,117	-	-	1,104	-	-	-	-	-	-
SCI-FI Horror	Maximum Overdrive	DEG	7/25/1986	$7,433,663	-	-	1,198	-	-	-	-	-	-
Horror - Anthology	Deadtime Stories	PEC	11/28/1986	$2,750,741	-	-	255	-	-	-	-	-	-
Horror - Comedy	Little Shop of Horrors	WB	12/19/1986	$38,748,395	-	-	1,183	-	-	-	-	-	-
SCI-FI Horror	The Kindred	FMEnt	1/9/1987	$2,407,024	-	-	566	-	-	-	-	-	-
Horror - Comedy	Evil Dead 2	DEG	3/13/1987	$5,923,044	-	-	310	-	-	-	-	-	-
Horror - Period	Gothic	Vest	4/10/1987	$916,172	-	-	20	-	-	-	-	-	-
Horror - Anthology	Creepshow 2	NW	5/1/1987	$14,000,000	-	-	1,012	-	-	-	-	-	-
Horror - Anthology	The Offspring	MovE	9/4/1987	$1,355,728	-	-	137	-	-	-	-	-	-
SCI-FI Horror	Monkey Shines	Orion	7/29/1988	$5,344,577	-	-	1,181	-	-	-	-	-	-
SCI-FI Horror	The Blob	TriS	8/5/1988	$8,247,943	-	-	1,081	-	-	-	-	-	-
SCI-FI Horror	Watchers	Uni.	12/2/1988	$940,173	-	-	161	-	-	-	-	-	-
SCI-FI Horror	Deepstar Six	TriS	1/13/1989	$8,143,225	-	-	1,118	-	-	-	-	-	-
SCI-FI Horror	Leviathan	MGM	3/17/1989	$15,704,614	-	-	1,393	-	-	-	-	-	-
Horror - Anthology	After Midnight	MGM	11/3/1989	$76,325	-	-	224	-	-	-	-	-	-
Horror - Comedy	Tremors	Uni.	1/19/1990	$16,667,084	-	-	1,477	-	-	-	-	-	-
Horror - Anthology	Tales From the Darkside: The Movie	Par.	5/4/1990	$16,324,573	-	-	1,535	-	-	-	-	-	-
Horror - Comedy	Gremlins 2: The New Batch	WB	6/15/1990	$41,482,207	-	-	2,155	-	-	-	-	-	-
Horror - Comedy	Arachnophobia	BV	7/20/1990	$53,208,180	-	-	2,005	-	-	-	-	-	-
Horror - Comedy	Repossessed	NL	9/14/1990	$1,382,462	-	-	115	-	-	-	-	-	-
SCI-FI Horror	Hardware	Mira.	9/14/1990	$5,728,953	-	-	695	-	-	-	-	-	-
Horror - Remake	Night of the Living Dead	Col.	10/19/1990	$5,835,247	-	-	1,544	-	-	-	-	-	-
Horror - Anthology	Two Evil Eyes	Tau	10/25/1991	$349,618	-	-	150	-	-	-	-	-	-
Horror - Comedy	Buffy the Vampire Slayer	Fox	7/31/1992	$16,624,456	-	-	1,981	-	-	-	-	-	-
Horror - Comedy	Innocent Blood	WB	9/25/1992	$4,943,279	-	-	1,326	-	-	-	-	-	-
Horror - Comedy	Dead Alive	Trim.	2/12/1993	$242,623	-	-	11	-	-	-	-	-	-
Horror - Comedy	Army of Darkness	Uni.	2/19/1993	$11,502,976	-	-	1,391	-	-	-	-	-	-
SCI-FI Horror	Body Snatchers	WB	1/14/1994	$428,868	-	-	34	-	-	-	-	-	-
Horror - Period	Cronos	Oct.	4/1/1994	$621,392	-	-	28	-	-	-	-	-	-
Horror - Remake	Village of the Damned	Uni.	4/28/1995	$9,418,365	-	-	1,919	-	-	-	-	-	-
Horror - Anthology	Tales from the Hood	Sav.	5/26/1995	$11,837,928	-	-	862	-	-	-	-	-	-
Horror - Comedy	Vampire in Brooklyn	Par.	10/27/1995	$19,751,736	-	-	2,307	-	-	-	-	-	-
Horror - Comedy	Dracula: Dead and Loving It	Sony	12/22/1995	$10,772,144	-	-	1,425	-	-	-	-	-	-
SCI-FI Horror	Screamers	Sony	1/26/1996	$5,711,695	-	-	1,560	-	-	-	-	-	-
Horror - Comedy	Cemetary Man	Oct.	4/26/1996	$253,986	-	-	25	-	-	-	-	-	-
Horror - Comedy	Bordello of Blood	Uni.	8/16/1996	$5,781,045	-	-	1,695	-	-	-	-	-	-
Horror - Period	The Ghost and the Darkness	Par.	10/11/1996	$38,619,405	-	-	2,202	-	-	-	-	-	-
SCI-FI Horror	Event Horizon	Par.	8/15/1997	$26,673,242	-	-	2,328	-	-	-	-	-	-
Horror - Terror in the water	Deep Rising	BV	1/30/1998	$11,203,026	-	-	1,788	-	-	-	-	-	-
Horror - Torture	Strangeland	Art.	10/2/1998	$713,239	-	-	315	-	-	-	-	-	-
Horror - Period	The Devil's Backbone	SPC	11/21/2001	$755,249	-	-	35	-	-	-	-	-	-
Horror - Period	Dominion: Prequel to the Exorcist	WB	5/20/2005	$251,495	-	-	110	-	-	-	-	-	-
Horror - Anthology	After Dark's Horror Fest: 8 Films to Die For	Free	11/17/2006	$2,575,000	-	-	488	-	-	-	-	-	-
Horror - Anthology	After Dark's Horror fest 2	ADF	11/9/2007	$874,635	0	874,635	323	-	100.00%	0.00%	-	-	-
Horror - Comedy	Teeth	RAtt.	1/18/2008	$36,530	-	-	4	-	-	-	-	-	-
SCI-FI Horror	The Fly	Fox	8/15/1986	$40,456,565	20,172,594	60,629,159	1,201	-	-	-	-	-	-
Horror - Period	Mary Reilly	Sony	2/23/1996	$5,707,094	6,672,308	12,379,402	1,470	-	-	-	-	-	-
Horror - Torture	Cube	Trim.	9/11/1998	$501,818	-	-	24	-	-	-	-	-	-
Horror - Period	Below	Dim.	10/11/2002	$605,562	-	-	353	-	-	-	-	-	-
Horror - Torture	Chaos	Din.	8/10/2005	$10,289	-	-	2	-	-	-	-	-	-
Horror - Remake	Night of the Living Dead 3D	MME	11/10/2006	$271,000	1,178,945	1,449,945	145	-	-	-	-	-	-
Horror - Comedy	Hatchet	Anch.	9/7/2007	-	-	-	78	-	-	-	-	-	-
Horror - Torture	The Strangers	Rog.	-	-	-	-	-	-	-	-	-	-	-
Horror - Comedy	Dead 5: Rave to the Grave	Free	-	-	-	-	-	-	-	-	-	-	-

Summary Statistics
	Demestic Revenues	International Revenues	Worldwide Revenues	Theaters	Budget	Demestic as % of Worldwide Revenues	International as % of Worldwide Revenues	Demestic Revenues / Budget	International Revenues / Budget	Worldwide Revenues / Budget

Count	185	102	102	182	82	95	95	73	66	65
Min	10,289	0	341,808	2	500,000	0.02	0.00	0.01	0.00	0.37
LQ	5,923,044	12,936,750	31,811,338	910	14,250,000	0.46	0.36	0.75	0.66	1.72
Median	19,363,565	27,783,077	68,617,041	1,699	30,000,000	0.55	0.45	1.23	1.52	2.79
Mean	35,780,236	51,031,877	105,148,813	1,740	37,201,220	0.55	0.45	4.03	3.60	8.06
UQ	41,867,960	77,875,475	147,654,306	2,696	49,500,000	0.64	0.54	2.18	2.17	4.48
Max	260,000,000	357,465,174	591,745,528	3,910	160,000,000	1.00	0.98	61.22	48.11	109.34
Std Dev	47,174,557	58,585,396	108,810,944	1,084	32,480,682	0.16	0.16	9.91	8.36	18.81
Mean + 2*Std Dev	130,129,349	168,202,670	322,770,701	3,907	102,162,583	0.88	0.77	23.85	20.31	45.69
Mean - 2*Std Dev	(58,568,877)	(66,138,915)	(112,473,075)	(428)	(27,760,144)	0.23	0.12	(15.79)	(13.12)	(29.57)
CV	1.32	1.15	1.03	0.62	0.87	0.30	0.36	2.46	2.32	2.33

SANLI PASTORE & HILL, INC.

 Appendix C
Platinum Studios, Inc.
Film Library Deals
Date of Value: March 31,2008

				Data from Vogel & Press Releases		Calc. by SP&H
Year	Assets Transferred	Sold by	Bought by	Number of Features	Approximate Price	Price per Feature

1957	700 WB features, shorts, cartoons	Associated Artist	United Artist	700	30,000,000	42,857
1958	750 pre-1948 features	Paramount	MCA	750	50,000,000	66,667
1979	500 features	American International Pictures	Filmways	500	25,000,000	50,000
1982	500 features	Filmways	Orion Pictures	500	26,000,000	52,000
1993	200 features	New Line	Turner Broadcasting	200	500,000,000	n/a
1997	2,000 features	Orion/Samuel Goldwyn	Metro-Goldwyn-Mayer	2,000	573,000,000	286,500
1/9/2008	Acquisition results in getting all-rights library of 1900 movie titles	RCV Entertainment	Entertainment One Ltd.	1,900	41,500,000	21,842
12/3/2006	Acquisition results in ownership of library of 7000 filmtitles	Artisan Entertainment	Lions Gate Entertainment	7,000	220,000,000	31,429
10/5/2006	Library of over 600 TV movies, mini series	Crown Media	RHI Entertainment	600	160,000,000	266,667
3/17/2006	Acquisition of Paramount Pictures' Dreamworks film library	Viacom	Soros Strategic Partners LP & Dune Entertainment II LLC	-	900,000,000	-
6/22/2001	Acquisition results in ownership of branded characters including Casper, Richie Rich	Harvey Entertainment Co.	Classic Media LLC	-	17,000,000	-

Summary Statistics
	Number of Features	Approximate Price	Price per Feature

Count	9	11	8
Min	200	17,000,000	21,842
LQ	500	28,000,000	40,000
Median	700	50,000,000	51,000
Mean	1,572	231,136,364	102,245
UQ	1,900	360,000,000	116,667
Max	7,000	900,000,000	286,500
Std Dev	2,131	296,879,950	108,569
Mean + 2*Std Dev	5,833	824,896,263	319,383
Mean - 2*Std Dev	(2,689)	(362,623,536)	(114,893)
CV	1.36	1.28	1.06

Source: Vogel, Harold L.: "Entertainment Industry Economics" Seventh Edition; and Press Releases.

SANLI PASTORE & HILL, INC.

Appendix D
Platinum Studios, Inc.
Direct-to-DVD Movies
Date of Value: March 31,2008

			Data from Video Business			Calc. by SP&H
Release Date	Direct-to-DVD Title	Label / Distributor	Revenues	Average Budget	Rank	Revenue to Avgerage Budget

Sept 27/05	Family Guy Stwewie Griffin: The Untold Story	Fox	78,200,000	4,000,000	1	19.6
Feb 1/05	Mulan II	BV	61,600,000	4,000,000	2	15.4
Jun 14/05	Tarzan II	BV	47,100,000	4,000,000	3	11.8
Aug 30/05	Lilo & Stitch 2: StitchHas a Glitch	BV	43,700,000	4,000,000	4	10.9
Dec 13/05	Kronk's New Groove	BV	24,200,000	4,000,000	5	6.1
Sept 27/05	Carlito's Way: Rise to Power	Universal	22,100,000	4,000,000	6	5.5
Sept 20/05	Barbie Fairytopia	Lions Gate	20,600,000	4,000,000	7	5.2
May 3/05	The Sandlot 2	Fox	19,600,000	4,000,000	8	4.9
Jan 18/05	Aladdin 2&3 Collection	BV	19,000,000	4,000,000	9	4.8
Dec 26/05	American Pie: Band Camp	Universal	18,600,000	4,000,000	10	4.7
Dec 7/05	Blue Collar Comedy Tour Rides	Par	17,600,000	4,000,000	11	4.4
Sept 20/05	Barbie and the Magic of Pegasus	Lions Gate	16,000,000	4,000,000	12	4.0
Feb 8/05	Aloha Scooby-Doo	WB	14,000,000	4,000,000	13	3.5
Feb 15/05	Into the Sun	Sony	12,700,000	4,000,000	14	3.2
Jan 11/05	LBT: Tinysauruses	Universal	11,500,000	4,000,000	15	2.9
Sept 13/05	Pooh's Heffalump Halloween Movie	BV	11,100,000	4,000,000	16	2.8
Dec 28/05	Wake of Death	Sony	10,500,000	4,000,000	17	2.6
Aug 31/05	The Lion King 2	BV	9,900,000	4,000,000	18	2.5
Feb 15/05	Control	Sony	8,700,000	4,000,000	19	2.2
Sept 28/05	Barbie as the Princess and Pauper	Lions Gate	8,400,000	4,000,000	20	2.1
Sept 13/05	Rock Angelz	Fox	7,900,000	4,000,000	21	2.0
May 31/05	Submerged	Sony	7,800,000	4,000,000	22	2.0
Oct 11/05	11:14	NL / WB	6,700,000	4,000,000	23	1.7
Feb 15/05	PokemonL Destiny Deoxys	BV	6,100,000	4,000,000	24	1.5
Oct 11/05	Bionicle 3	BV	5,900,000	4,000,000	25	1.5

Summary Statistics
	Revenues	Average Budget	Revenue to Avgerage Budget

Count	25	25	25
Min	5,900,000	4,000,000	1.5
LQ	8,700,000	4,000,000	2.2
Median	14,000,000	4,000,000	3.5
Mean	20,380,000	4,000,000	5.1
UQ	20,600,000	4,000,000	5.2
Max	78,200,000	4,000,000	19.6
Std Dev	18,276,807	0	4.6
Mean + 2*Std Dev	56,933,614	4,000,000	14.2
Mean - 2*Std Dev	(16,173,614)	4,000,000	(4.0)
CV	0.90	0.00	0.90

Source: Video Business; Year End 2005 Top DVD Premiere Titles

SANLI PASTORE & HILL, INC.

Appendix E
Platinum Studios, Inc.
User generated Content Sites Deals
Date of Value: March 31,2008

			Data from Press Releases							Calc. by SP&H
Date	User Generated Content Sites	Bought by	Deal Price	Inbound Links	Compete Monthly Visitors	Quantcast Monthly Visitors	Average Uniques	Alexa Ranking	Page Rank	Deal Price/CMV	Deal Price/QMV	Deal Price/Avg Uniques

Jan-07	MyBlogLog.com	Yahoo!	$10,000,000	1,746,490	1,972,847	84,992	1,028,920	432	7	5.07	117.66	9.72
Aug-07	TreeHugger	Discovery Communications	$10,000,000	-	597,574	1,574,718	1,086,146	-	-	16.73	6.35	9.21
Mar-07	Insider Pages	CitySearch	$13,000,000	-	1,738,119	3,300,252	2,519,186	-	-	7.48	3.94	5.16
Jun-05	Flickr.com	Yahoo!	$25,000,000	51,779,871	23,643,614	9,700,000	16,671,807	36	8	1.06	2.58	1.50
Jul-07	Recipezaar.com	Scripps Networks	$25,000,000	-	4,017,077	3,587,948	3,802,513	-	-	6.22	6.97	6.57
Aug-07	Kaboodle	Hearst Interactive Media	$30,000,000	-	2,428,997	4,039,611	3,234,304	-	-	12.35	7.43	9.28
May-07	StumbleUpon.com	Ebay	$75,000,000	1,983,910	1,313,586	659,239	986,413	300	8	57.10	113.77	-
Jun-07	Feedburner.com	Google	$100,000,000	100,244,672	5,478,321	592,976	3,035,649	323	8	18.25	168.64	32.94
Dec-05	del.icio.us	Yahoo!	$250,000,000	171,905,738	1,699,128	1,300,000	1,499,564	248	8	147.13	192.31	-
May-07	PhotoBucket.com	MySpace	$250,000,000	144,789,477	25,548,801	14,000,000	19,774,401	40	8	9.79	17.86	12.64
May-07	last.fm	CBS Interactive	$280,000,000	14,448,992	1,150,875	713,976	932,426	304	7	243.29	392.17	-
Jul-05	MySpace.com	News Corporation	$580,000,000	92,285,806	62,285,849	53,000,000	57,642,925	6	8	9.31	10.94	10.06
Oct-06	YouTube.com	Google	$1,650,000,000	75,539,411	41,422,790	43,000,000	42,211,395	9	8	39.83	38.37	39.09

Summary Statistics
	Deal Price	Inbound Links	Compete Monthly Visitors	Quantcast Monthly Visitors	Average Uniques	Deal Price/CMV	Deal Price/QMV	Deal Price/Avg Uniques

Count	13	9	13	13	13	13	13	10
Min	10,000,000	1,746,490	597,574	84,992	932,426	1.06	2.58	1.50
LQ	25,000,000	14,448,992	1,699,128	713,976	1,086,146	7.48	6.97	7.23
Median	75,000,000	75,539,411	2,428,997	3,300,252	3,035,649	12.35	17.86	9.50
Mean	253,692,308	72,747,152	13,330,583	10,427,209	11,878,896	44.12	83.00	13.62
UQ	250,000,000	100,244,672	23,643,614	9,700,000	16,671,807	39.83	117.66	12.00
Max	1,650,000,000	171,905,738	62,285,849	53,000,000	57,642,925	243.29	392.17	39.09
Std Dev	451,272,901	61,293,376	19,498,365	17,272,810	18,225,187	71.56	114.94	12.28
Mean + 2*Std Dev	1,156,238,109	195,333,905	52,327,313	44,972,829	48,329,270	187.24	312.87	38.18
Mean - 2*Std Dev	(648,853,493)	(49,839,601)	(25,666,147)	(24,118,411)	(24,571,478)	(98.99)	(146.88)	(10.94)
CV	1.78	0.84	1.46	1.66	1.53	1.62	1.38	0.90

SANLI PASTORE & HILL, INC.

Appendix F
Platinum Studios, Inc.
General Content/E-commerce Sites Deals Under $30 million
Date of Value: March 31,2008

			Data from Press Releases				Calc. by SP&H
Date	General Content Sites	Bought by	Deal Price	Compete Monthly Visitors	Quantcast Monthly Visitors	Avgerage Monthly Uniques	Deal Price/CMV	Deal Price/QMV	Deal Price/Average Monthly Uniques

10/2/2006	Renovation Experts.com (Renex, Inc.)	Website Pros, Inc.	$8,000,000	92,671	119,161	105,916	86.33	67.14	-
10/2/2006	1ShoppingCart.com	Website Pros, Inc.	$12,452,888	517,007	755,066	636,037	24.09	16.49	19.58
7/18/2007	Mediabistro	Jupiter Media	$23,000,000	962,698	733,445	848,072	23.89	31.36	27.12
9/14/2007	BuzzTracker	Yahoo	$5,000,000	739,796	2,404,722	1,572,259	6.76	2.08	3.18
5/22/2007	Wallstrip	CBS	$5,000,000	32,769	45,404	39,087	152.58	110.12	-
10/23/2007	SmartShopper	Zango	$9,000,000	56,630	1,671	29,151	158.93	5,386.00	-
10/12/2007	Dotspotter	CBS	$10,000,000	39,696	53,244	46,470	251.91	187.81	-

Summary Statistics
	Deal Price	Compete Monthly Visitors	Quantcast Monthly Visitors	Avgerage Monthly Uniques	Deal Price/CMV	Deal Price/QMV	Deal Price/Average Monthly Uniques

Count	7	7	7	7	7	7	3
Min	5,000,000	32,769	1,671	29,151	6.76	2.08	3.18
LQ	6,500,000	48,163	49,324	42,778	23.99	23.93	11.38
Median	9,000,000	92,671	119,161	105,916	86.33	67.14	19.58
Mean	10,350,413	348,752	587,530	468,141	100.64	828.71	16.63
UQ	11,226,444	628,402	744,256	742,054	155.75	148.97	23.35
Max	23,000,000	962,698	2,404,722	1,572,259	251.91	5,386.00	27.12
Std Dev	6,180,037	388,250	865,401	588,420	91.06	2,010.59	12.24
Mean + 2*Std Dev	22,710,486	1,125,252	2,318,332	1,644,981	282.76	4,849.89	41.11
Mean - 2*Std Dev	(2,009,661)	(427,748)	(1,143,271)	(708,698)	(81.47)	(3,192.46)	(7.85)
CV	0.60	1.11	1.47	1.26	0.90	2.43	0.74

 SANLI PASTORE & HILL, INC.

Appendix G-1
Platinum Studios, Inc.
Video Game Unit Sales
Date of Value: March 31, 2008

				Data from VGChartz.com
				Annual Unit Sales Volume (North America)
Title	Publisher	Release (M)	Release (Y)	2004	2005	2006	2007	2008 [1]	Total
Spider-Man 2	Activision	June	2004	263,598	299,598	90,263	0	0	653,459
Dragon Ball Z: Budokai 3	Atari	November	2004	739,647	250,637	96,762	6,483	460	1,093,989
The Incredibles	THQ	October	2004	711,816	589,529	192,602	37,820	1,763	1,533,530
Yu-Gi-Oh: Nightmare Troubadour	Konami	August	2005	-	111,345	38,890	3,195	303	153,733
Fantastic Four	Activision	July	2005	-	281,043	98,748	0	0	379,791
Megaman Battle Team 5: Double Team	Capcom	June	2005	-	29,819	24,131	1,677	132	55,759
Pokemon Dash	Nintendo	March	2005	-	175,193	25,383	5,547	1,208	207,331
Dragon Ball Z: Sagas	Atari	March	2005	-	305,479	57,336	1,332	0	364,147
Madagascar	Activision	May	2005	-	816,267	570,972	91,910	8,280	1,487,429
Dragon Ball Z: Supersonic Warriors 2	Atari	November	2005	-	54,860	63,067	5,650	485	124,062
Kim Possible: Kimmunicator	Buena Vista	November	2005	-	34,647	47,630	2,874	265	85,416
Sponge Bob Square Pants: Yellow Avenger	THQ	November	2005	-	79,165	169,897	24,676	4,459	278,197
Teenage Mutant Ninja Turtles 3: Mutant Nightmare	Konami	November	2005	-	12,323	36,646	6,073	484	55,526
The Incredibles 2	THQ	November	2005	-	43,425	46,633	5,686	488	96,232
Ed, Edd n Eddy: The Mis-Edventures	Midway	October	2005	-	135,357	183,708	29,979	2,146	351,190
Pokemon XD: Gale of Darkness	Nintendo	October	2005	-	381,058	174,981	82,615	0	638,654
Shrek Superslam	Activision	October	2005	-	46,663	106,938	17,948	1,386	172,935
Sponge Bob Square Pants: Lights Camera Pants	THQ	October	2005	-	208,512	111,108	32,912	3,841	356,373
Chicken Little	Buena Vista	October	2005	-	201,342	97,178	7,066	393	305,979
Dragon Ball Z: Budokai Tenkaichi	Atari	October	2005	-	535,385	332,122	60,007	4,014	931,528
Ghost in the Shell: Stand Alone Complex	Namco Bandai	October	2005	-	24,909	32,850	4,283	415	62,457
Nicktoons: Unite!	THQ	October	2005	-	206,788	213,532	17,337	1,864	439,521
Marvel Nemesis: Rise of the Imperfects	Electronic Arts	September	2005	-	322,989	503,837	137,166	4,985	968,977
Ultimate Spider-Man	Activision	September	2005	-	411,458	273,840	0	0	685,298
X-Men Legends II - Rise of Apocalypse	Activision	September	2005	-	380,766	333,684	24,322	0	738,772
Scooby Doo: Unmasked	THQ	September	2005	-	20,157	28,827	16,052	1,647	66,683
Megaman: Maverick Hunter X	Capcom	January	2006	-	-	118,586	4,228	466	123,280
Monster House	THQ	July	2006	-	-	77,278	10,309	883	88,470
Cars	THQ	June	2006	-	-	2,697,719	755,959	74,382	3,528,060
Ice Age 2: The Meltdown	Vivendi	March	2006	-	-	124,101	48,082	4,291	176,474
Kingdom Hearts II	Square	March	2006	-	-	1,914,037	132,677	10,059	2,056,773
Naruto: Clash of Ninja Revolution	D3Publisher	March	2006	-	-	425,407	277,614	141,511	844,532
Dragon Ball Z: Shin Budokai	Atari	March	2006	-	-	192,359	25,838	5,022	223,219
Pokemon Trozei	Nintendo	March	2006	-	-	176,527	33,816	5,124	215,467
X-Men: The Official Game	Activision	May	2006	-	-	73,766	0	0	73,766
Over the Hedge	Activision	May	2006	-	-	524,501	141,953	8,353	674,807
Dragon Ball Z: Budokai Tenkaichi 2	Atari	November	2006	-	-	533,916	274,084	20,153	828,153
Happy Feet	Midway	November	2006	-	-	237,331	117,333	16,941	371,605
Spider-Man Battle for New York	Activision	November	2006	-	-	33,253	38,024	0	71,277
Superman Returns	Electronic Arts	November	2006	-	-	150,968	38,486	0	189,454
Marvel Ultimate Alliance	Activision	October	2006	-	-	1,209,246	2,337,079	231,033	3,777,358
Naruto: Ninja Council 2	Tomy	October	2006	-	-	6,061	6,504	618	13,183
Pokemon Ranger	Nintendo	October	2006	-	-	522,294	445,178	64,845	1,032,317
Avatar : The Last Airbender	THQ	October	2006	-	-	251,546	161,759	17,226	430,531
Family Guy	2K Games	October	2006	-	-	74,188	58,369	7,230	139,787
Nicktoons: Battle for Volcano Island	THQ	October	2006	-	-	111,481	91,861	14,354	217,696
Bratz: Forever Diamonds	THQ	September	2006	-	-	202,681	87,279	7,665	297,625
Little Mermaid: Ariel's Undersea Adventure	Buena Vista	September	2006	-	-	77,393	25,918	1,767	105,078
Megaman ZX	Capcom	September	2006	-	-	85,306	29,154	2,465	116,925
Open Season	Ubisoft	September	2006	-	-	179,849	115,808	12,735	308,392
Pokemon Mystery Dungeon: Blue Team Rescue Team	Nintendo	September	2006	-	-	808,695	267,112	30,010	1,105,817
Pokemon Mystery Dungeon: Red Team Rescue Team	Nintendo	September	2006	-	-	675,387	152,966	0	828,353
Ghost Rider	2K Games	February	2007	-	-	-	174,015	22,201	196,216
Marvel Trading Card Game	Konami	February	2007	-	-	-	48,749	7,054	55,803
Fantastic Four: Rise of the Silver Surfer	2K Games	June	2007	-	-	-	290,532	52,094	342,626
TMNT	Ubisoft	March	2007	-	-	-	552,520	66,055	618,575
Naruto: Ninja Council 3	Tomy	May	2007	-	-	-	273,187	39,277	312,464
Spider-Man 3	Activision	May	2007	-	-	-	1,696,372	114,076	1,810,448
Surf's Up	Ubisoft	May	2007	-	-	-	436,301	99,306	535,607
Ben 10: Protectors of Earth	D3Publisher	October	2007	-	-	-	321,172	202,018	523,190
Naruto: Path of the Ninja	Tomy	October	2007	-	-	-	169,069	70,086	239,155
Spider-Man: Friend or Foe	Activision	October	2007	-	-	-	462,196	172,787	634,983
Naruto: Ninja Destiny	D3Publisher	March	2008	-	-	-	-	132,992	132,992
Iron Man	Sega	May	2008	-	-	-	-	188,421	188,421

Summary Statistics
Total Annual Unit Sales Volume (North America)

Count	64
Min	13,183
LQ	138,088
Median	310,428
Mean	558,060
UQ	677,430
Max	3,777,358
Std Dev	713,618
Mean + 2*Std Dev	1,985,296
Mean - 2*Std Dev	(869,176)
CV	1.28

Note:

1 Annual Unit Sales Volume (North America) for 2008 includes data for the period of January through April.

Source: VGChartz, American Chart (Yearly). http://vgchartz.com/ayearly.php

SANLI PASTORE & HILL, INC.

Appendix G-2
Platinum Studios, Inc.
Video Game Unit Sales: Comic and Manga Titles Released from 2004 - 2006
Date of Value: March 31, 2008

				Data from VGChartz.com
				Annual Unit Sales Volume (North America)
Title	Publisher	Release (M)	Release (Y)	2004	2005	2006	2007	2008 [1]	Total
Spider-Man 2	Activision	June	2004	263,598	299,598	90,263	0	0	653,459
Fantastic Four	Activision	July	2005	-	281,043	98,748	0	0	379,791
Ultimate Spider-Man	Activision	September	2005	-	411,458	273,840	0	0	685,298
X-Men Legends II - Rise of Apocalypse	Activision	September	2005	-	380,766	333,684	24,322	0	738,772
X-Men: The Official Game	Activision	May	2006	-	-	73,766	0	0	73,766
Spider-Man Battle for New York	Activision	November	2006	-	-	33,253	38,024	0	71,277
Marvel Ultimate Alliance	Activision	October	2006	-	-	1,209,246	2,337,079	231,033	3,777,358
Dragon Ball Z: Budokai 3	Atari	November	2004	739,647	250,637	96,762	6,483	460	1,093,989
Dragon Ball Z: Sagas	Atari	March	2005	-	305,479	57,336	1,332	0	364,147
Dragon Ball Z: Supersonic Warriors 2	Atari	November	2005	-	54,860	63,067	5,650	485	124,062
Dragon Ball Z: Budokai Tenkaichi	Atari	October	2005	-	535,385	332,122	60,007	4,014	931,528
Dragon Ball Z: Shin Budokai	Atari	March	2006	-	-	192,359	25,838	5,022	223,219
Dragon Ball Z: Budokai Tenkaichi 2	Atari	November	2006	-	-	533,916	274,084	20,153	828,153
Megaman Battle Team 5: Double Team	Capcom	June	2005	-	29,819	24,131	1,677	132	55,759
Megaman: Maverick Hunter X	Capcom	January	2006	-	-	118,586	4,228	466	123,280
Megaman ZX	Capcom	September	2006	-	-	85,306	29,154	2,465	116,925
Naruto: Clash of Ninja Revolution	D3Publisher	March	2006	-	-	425,407	277,614	141,511	844,532
Marvel Nemesis: Rise of the Imperfects	Electronic Arts	September	2005	-	322,989	503,837	137,166	4,985	968,977
Superman Returns	Electronic Arts	November	2006	-	-	150,968	38,486	0	189,454
Yu-Gi-Oh: Nightmare Troubadour	Konami	August	2005	-	111,345	38,890	3,195	303	153,733
Ghost in the Shell: Stand Alone Complex	Namco Bandai	October	2005	-	24,909	32,850	4,283	415	62,457
Pokemon Dash	Nintendo	March	2005	-	175,193	25,383	5,547	1,208	207,331
Pokemon XD: Gale of Darkness	Nintendo	October	2005	-	381,058	174,981	82,615	0	638,654
Pokemon Trozei	Nintendo	March	2006	-	-	176,527	33,816	5,124	215,467
Pokemon Ranger	Nintendo	October	2006	-	-	522,294	445,178	64,845	1,032,317
Pokemon Mystery Dungeon: Blue Team Rescue Team	Nintendo	September	2006	-	-	808,695	267,112	30,010	1,105,817
Pokemon Mystery Dungeon: Red Team Rescue Team	Nintendo	September	2006	-	-	675,387	152,966	0	828,353
Naruto: Ninja Council 2	Tomy	October	2006	-	-	6,061	6,504	618	13,183

Summary Statistics
Total Annual Unit Sales Volume (North America)

Count	28
Min	13,183
LQ	123,867
Median	371,969
Mean	589,324
UQ	832,398
Max	3,777,358
Std Dev	727,987
Mean + 2*Std Dev	2,045,298
Mean - 2*Std Dev	(866,651)
CV	1.24

Note:

1 Annual Unit Sales Volume (North America) for 2008 includes data for the period of January through April.

Source: VGChartz, American Chart (Yearly). http://vgchartz.com/ayearly.php

SANLI PASTORE & HILL, INC.

Appendix H: The Process of Business Valuation and Diligence Procedures

The process of performing a business valuation and the necessary diligence procedures and information requirements for a business valuation are dictated by the professional standards by which a professional appraiser must abide. The following excerpts present relevant appraisal standards set forth by the American Society of Appraisers and the Appraisal Foundation in addition to factors to be considered in Internal Revenue Service Revenue Ruling 59-60.

American Society of Appraisers’ Business Valuation Standards

BVS-I: General Requirements for Developing a Business Valuation
Section III — Information Collection and Analysis:

The appraiser shall gather, analyze, and adjust relevant information to perform the valuation as appropriate to the scope of work. Such information shall include the following:

A.
Characteristics of the business, business ownership interest or security to be valued including rights, privileges and conditions, quantity, factors affecting control and agreements restricting sale or transfer.

B.	Nature, history, and outlook of the business.
C.	Historical financial information for the business.
D.	Assets and liabilities of the business.
E.	Nature and conditions of the relevant industries which have an impact on the business.
F.	Economic factors affecting the business.
G.	Capital markets providing relevant information, e.g. available rates of return on alternative investments, relevant public stock transactions, and relevant mergers and acquisitions.
H.	Prior transactions involving subject business, interest in subject business, or its securities.
I.	Other information deemed by the appraiser to be relevant.

The Appraisal Foundation’s Uniform Standards of Professional Appraisal Practice

Standards Rule 9-4(b)
Collect and analyze relevant data regarding:

(i)	the nature and history of the business;
(ii)	financial and economic conditions affecting the business enterprise, its industry, and the general economy;
(iii)	past results, current operations, and future prospects of the business enterprise;
(iv)	past sales of capital stock or other ownership interest in the business enterprise being appraised;
(v)	sales of similar businesses or capital stock of publicly held similar businesses; and
(vi)	prices, terms, and conditions affecting past sales of similar assets.

Internal Revenue Service Revenue Ruling 59-60

Section 4. Factors to Consider.

.01
It is advisable to emphasize that in the valuation of the stock of closely held corporation or the stock of corporations where market quotations are either lacking or too scarce to be recognized, all available financial data, as well as all relevant factors affecting the fair market value, should be considered. The following factors, although not all-inclusive are fundamental and require careful analysis in each case:

(a)	The nature of the business and the history of the enterprise from its inception.
(b)	The economic outlook in general and the condition and outlook of the specific industry in particular.
(c)	The book value of the stock and the financial condition of the business.
(d)	The earning capacity of the business.
(e)	The dividend-paying capacity.
(f)	Whether or not the enterprise has goodwill or other intangible value.
(g)	Sales of the stock and the size of the block of stock to be valued.
(h)	The market prices of stock of corporations engaged in the same or a similar line of business having their stocks actively traded in a free and open market, either on an exchange or over-the-counter.

Based on the above standards, it is clear that the business valuation process includes the following:

1.	Analysis of business operations
2.	Financial statement analysis
3.	Projections of revenues and earnings based on reasonable expectations of future performance
4.	Qualitative and quantitative industry analysis
5.	Competition analysis
6.	Economic analysis
7.	Valuation analysis
8.	Reach a conclusion of value

APPRAISERS CERTIFICATION AND CONTINGENT AND LIMITING CONDITIONS

The appraisers whose signatures appear below certify that except as otherwise noted in this appraisal report and to the best of our knowledge and belief:

1.
The statements of fact contained in this report are true and correct to the best of SP&H and its staff members' knowledge and belief. No matters affecting the conclusions have been knowingly withheld or omitted.

2.	The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

3.	Our compensation for this appraisal is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or use of, this report.

4.
Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice and the American Society of Appraisers’ Business Valuation Standards.

5.	No one provided significant professional assistance to the persons signing this report.

6.
No responsibility can be taken by SP&H for the inability of the owners to sell Platinum Studios, Inc., or any of its divisions or subsidiaries, or the Intellectual Property, or any other equity interest or other ownership interests at the appraised values.

7.	This appraisal and its conclusions are subject to review upon presentation of data that is undisclosed or not available as of the date of this report.

8.	No responsibility is assumed for matters legal in nature nor is any opinion rendered as to the title, which is assumed to be good.

9.	The ownership information furnished to the appraisers is assumed to be correct.

10.	The only liabilities and encumbrances against assets considered are those reflected on the financial statements provided.

11.
The fee for this appraisal report does not contemplate appearance in court or before other governmental agencies as an expert witness. However, the appraiser will appear if prior arrangements are made. Expert witness testimony will be compensated for at the appraisers' professional fee rates.

12.
Neither all nor any part of this report, particularly as to the conclusion and the identity of SP&H and its staff members, shall be conveyed to the public through advertising, public relations, news or other media without the prior written consent of SP&H. SP&H’s report is confidential and includes proprietary data that is the property of SP&H. Disclosure of any portion of SP&H’s report to unauthorized third parties, including competitors of SP&H or other consulting entities, can result in significant economic damages to SP&H. Client hereby agrees that SP&H’s report will not be disclosed to any third parties without SP&H’s expressed written consent.

13.
Our opinion is necessarily based on economic, market, financial, and other conditions, as they exist, and on the information made available to us, as of the date of value, March 31, 2008. We reserve the right to amend our opinion if additional information is made available.

14.
The business being valued is Platinum Studios, Inc. The purpose of this appraisal is to determine the fair market value and fair value of a 100% equity ownership in the Intellectual Property held and controlled by Platinum Studios, Inc. The function of the valuation is to provide information that may be used by management to raise additional capital for the Company.

15.	The date of value utilized in our analysis is March 31, 2008. The use of a different date of value could substantially impact the opinions herein.

Dated: June 12, 2008

Nevin Sanli, ASA	Thomas E. Pastore, CFA, ASA
President	Chief Executive Officer
SANLI PASTORE & HILL, INC.	SANLI PASTORE & HILL, INC.
a California Corporation	a California Corporation